Exhibit 10.3

AMENDMENT AGREEMENT dated as of February 19, 2010 (this “Amendment”), to the Credit Agreement dated as of December 1, 2006 (as amended through the date hereof, the “Original Credit Agreement”), among FREESCALE SEMICONDUCTOR, INC., a Delaware corporation (the “Borrower”), FREESCALE SEMICONDUCTOR HOLDINGS V, INC. (formerly known as Freescale Acquisition Holdings Corp.), a Delaware corporation (“Holdings”), FREESCALE SEMICONDUCTOR HOLDINGS IV, LTD. (formerly known as Freescale Holdings (Bermuda) IV, Ltd.), a Bermuda exempted limited liability company (“Foreign Holdings”), FREESCALE SEMICONDUCTOR HOLDINGS III, LTD. (formerly known as Freescale Holdings (Bermuda) III, Ltd.), a Bermuda exempted limited liability company (“Parent”), the LENDERS (as defined in Article I of the Original Credit Agreement) from time to time party thereto and CITIBANK, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

A. Pursuant to the Original Credit Agreement, the Lenders have extended credit to the Borrower.

B. The Borrower has informed the Lenders that the Borrower desires the ability to, among other things, (a) extend the maturity of all or a portion of the Term Loans made on the Closing Date to December 1, 2016 and (b) issue additional Indebtedness that would be secured on a pari passu basis with the Obligations.

C. The Borrower has requested that the Lenders agree to amend the Original Credit Agreement to be in the form of Exhibit A hereto.

D. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Restated Credit Agreement (as defined below) or, if not defined therein, in the Original Credit Agreement.

Accordingly, in consideration of the mutual agreements contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendment and Restatement. Effective as of the Restatement Effective Date (as defined below), (i) the Original Credit Agreement is hereby amended and restated in the form of Exhibit A hereto (the Original Credit Agreement, as so amended and restated, being referred to as the “Restated Credit Agreement”), (ii) Schedule 2.01(a) attached hereto is hereby incorporated as Schedule 2.01(a) to the Restated Credit Agreement and (iii) the Exhibits attached to the Restated Credit Agreement hereby replace in their entirety the corresponding Exhibits attached to the Original Credit Agreement.

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SECTION 2. Concerning the Term Loans made on the Closing Date. (a) On the Restatement Effective Date, each Term Loan made on the Closing Date and outstanding on the Restatement Effective Date will be deemed converted into an Original Maturity Term Loan or an Extended Maturity Term Loan in such principal amounts as correspond to the principal amounts set forth on Schedule 2.01(a).

(b) Each Term Loan made on the Closing Date and outstanding on the Restatement Effective Date that is a Eurocurrency Rate Loan or a Base Rate Loan will be converted into an Original Maturity Term Loan or an Extended Maturity Term Loan that is a Eurocurrency Rate Loan or a Base Rate Loan in the same proportion as the amount of such Lender’s Term Loan bears to the aggregate principal amount of such Lender’s Term Loans on the Restatement Effective Date. The initial Interest Period applicable to each Original Maturity Term Loan and Extended Maturity Term Loan that is a Eurocurrency Rate Loan shall be the then-current Interest Period applicable to the Term Loan from which it is converted, with no conversion into a different Interest Period or payment or prepayment of such Loan being deemed to have occurred solely due to the Amendment or the transactions described herein or in the Restated Credit Agreement.

SECTION 3. Breakage. Each Lender that consents to this Amendment by executing and delivering a counterpart signature page hereof hereby waives the Borrower’s obligations to such Lender under Section 3.05 of the Restated Credit Agreement with respect to the prepayments of Loans to be made in accordance with Section 7(k) hereof and Section 2.05(c) of the Restated Credit Agreement.

SECTION 4. Confirmation of Loans and Commitments and Notification of Prepayment Rejection. Each Lender that consents to this Amendment and each Term Lender that would like to indicate its rejection of all or a portion of its Pro Rata Share of the prepayment of Term Loans to be made with the proceeds of the Initial Senior Secured Notes Issuance pursuant to Section 2.05(c)(i)(x) of the Restated Credit Agreement shall provide the information requested on the Lender signature page to this Amendment.

SECTION 5. Fees. In consideration of the agreements of the Lenders contained in this Amendment, Holdings, Foreign Holdings, the Borrower and Parent jointly and severally agree to pay to the Administrative Agent, for the account of each Lender (other than any Defaulting Lender) that delivers an executed counterpart of this Amendment prior to 12:00 noon, New York City time, on February 12, 2010, an amendment fee (collectively, the “Amendment Fees”) in an amount equal to 0.25% of the aggregate principal amount of such Lender’s outstanding Term Loans, if any, and such Lender’s Revolving Credit Commitment (whether used or unused), if any, as of the Restatement Effective Date (without giving effect to the repayment of Loans or reduction of Revolving Credit Commitments with the proceeds of the Initial Senior Secured Notes Issuance). The Amendment Fee shall be payable in immediately available funds and, once paid, such fee or any part thereof shall not be refundable.

SECTION 6. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, each of Holdings, Foreign Holdings, the Borrower and Parent represents and warrants to each of the Lenders and the Administrative Agent

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that: (a) this Amendment (i) has been duly authorized by all necessary corporate or other organizational and, if required, stockholder action of Holdings, Foreign Holdings, the Borrower and Parent, (ii) has been duly executed and delivered by Holdings, Foreign Holdings, the Borrower and Parent and (iii) constitutes a legal, valid and binding obligation of Holdings, Foreign Holdings, the Borrower and Parent enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and (b)(i) the representations and warranties set forth in Article V of the Restated Credit Agreement are true and correct in all material respects on and as of the date hereof, except (A) to the extent such representations and warranties expressly relate to an earlier date, in which case they were true and correct in all material respects as of such earlier date and (B) that, for purposes of this paragraph, the representations and warranties contained in Section 5.05 of the Restated Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to Section 6.01 and (ii) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

SECTION 7. Effectiveness. This Amendment and the amendment and restatement of the Original Credit Agreement as set forth in Section 1 hereof shall become effective as of the first date (such date being referred to as the “Restatement Effective Date”) that each of the following conditions shall have been satisfied:

(a) the Administrative Agent (or its counsel) shall have received counterparts of this Amendment that, when taken together, bear the signatures of (i) Holdings, (ii) Foreign Holdings, (iii) the Borrower, (iv) Parent, (v) each Other Parent Guarantor, (vi) each other Guarantor, (vii) the Required Lenders and (viii) each Extended Maturity Term Lender;

(b) Term Lenders have consented to convert not less than $1,000,000,000 aggregate principal amount of Term Loans made on the Closing Date into Extended Maturity Term Loans (after giving effect to the prepayment to be made pursuant to Section 2.05(c)(i)(x));

(c) the Initial New Senior Secured Notes Issuance permitted under Section 7.03(w) of the Restated Credit Agreement shall have been consummated or shall be consummated substantially contemporaneously with the effectiveness of this Amendment;

(d) the arrangers of this Amendment shall have received the Borrower’s Form 10-K for the fiscal year ended December 31, 2009;

(e) the Administrative Agent shall have received documents and certificates relating to the organization, existence and good standing of each Loan Party and the authorization of the Loan Documents and transactions contemplated hereby, all in form and substance reasonably satisfactory to the Administrative Agent;

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(f) the Administrative Agent shall have received a favorable legal opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Loan Parties, addressed to the Lenders, the Administrative Agent, the Collateral Agent, the Incremental Collateral Agent, the Swing Line Lender, each L/C Issuer and each arranger of this Amendment, dated the Restatement Effective Date, in form and substance reasonably satisfactory to the Administrative Agent, which the Loan Parties hereby request such counsel to deliver;

(g) the Administrative Agent shall have received a favorable legal opinion of Conyers, Dill & Pearman, counsel to the Loan Parties incorporated in Bermuda, addressed to the Lenders, the Administrative Agent, the Collateral Agent, the Incremental Collateral Agent, the Swing Line Lender, each L/C Issuer and each arranger of this Amendment, dated the Restatement Effective Date, in form and substance reasonably satisfactory to the Administrative Agent, which the Loan Parties hereby request such counsel to deliver;

(h) the representations and warranties of Holdings, Foreign Holdings, the Borrower and Parent set forth in Section 6 hereof shall be true and correct as of the Restatement Effective Date, and the Administrative Agent shall have received a certificate, dated the Restatement Effective Date and signed by a Responsible Officer or the chief executive officer of the Borrower, confirming the accuracy thereof, which shall be in form and substance reasonably satisfactory to the Administrative Agent; and

(i) the Administrative Agent and the arrangers of this Amendment, as applicable, shall have received payment of the Amendment Fees and all other amounts due and payable on or prior to the Restatement Effective Date, including reimbursement or payment of all reasonable and documented out-of-pocket costs and expenses required to be reimbursed or paid by the Borrower in connection with this Amendment;

(j) the First Lien Intercreditor Agreement shall substantially contemporaneously with the effectiveness of this Amendment be entered into by the Collateral Agent, the Incremental Collateral Agent, the directing agent thereunder and a collateral agent on behalf of the secured parties under the New Senior Secured Notes issued on the Restatement Effective Date; and

(k) the Borrower shall substantially contemporaneously with the effectiveness of this Amendment: (i) make an optional pro rata prepayment of Revolving Credit Loans pursuant to Section 2.05(a)(i) of the Restated Credit Agreement in an aggregate Dollar Amount equal to not less than 15% of the gross proceeds of the Initial Senior Secured Notes Issuance and (ii) permanently reduce the Revolving Credit Commitments pursuant to Section 2.06(a) of the Restated Credit Agreement in an aggregate amount equal to the prepayment of Loans made pursuant to clause (i) above. Execution and delivery of this Amendment by the Borrower on or prior to the Restatement Effective Date shall be deemed to satisfy the notice requirements of the Restated Credit Agreement in connection with such prepayment and reduction of Revolving Credit Commitments.

The Administrative Agent shall notify the Borrower and the Lenders of the Restatement Effective Date, and such notice shall be conclusive and binding.

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SECTION 8. Reaffirmation of Guaranty and Security. Each of the Loan Parties hereby confirms its respective guarantees, pledges and grants of security interests, as applicable, under each of the Loan Documents to which it is a party, and agrees that, notwithstanding the effectiveness of this Amendment and the Restated Credit Agreement, such guarantees, pledges and grants of security interests shall continue to be in full force and effect and shall continue to accrue to the benefit of the Lenders and the Secured Parties.

SECTION 9. Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent and the arrangers of this Amendment for their reasonable and documented out-of-pocket costs and expenses in connection with this Amendment, including the fees, charges and disbursements of Cravath, Swaine & Moore LLP.

SECTION 10. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopy or other electronic image scan transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Agreement. The Agents may also require that any such documents and signatures delivered by telecopy or other electronic image scan transmission be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopy or other electronic image scan transmission.

SECTION 11. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 12. Jurisdiction. ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS AMENDMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, FOREIGN HOLDINGS, HOLDINGS, PARENT, EACH OTHER PARENT GUARANTOR, EACH GUARANTOR, EACH AGENT PARTY HERETO AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, FOREIGN HOLDINGS, HOLDINGS, PARENT, EACH OTHER PARENT GUARANTOR, EACH GUARANTOR, EACH AGENT PARTY HERETO AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AMENDMENT OR OTHER DOCUMENT RELATED THERETO.

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SECTION 13. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 14. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Collateral Agent, the Incremental Collateral Agent or the Borrower under the Original Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Original Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Original Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Original Credit Agreement specifically referred to herein. After the date hereof, any reference to the Original Credit Agreement shall mean the Original Credit Agreement, as modified hereby.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

FREESCALE SEMICONDUCTOR, INC., as Borrower,

By:	/s/ David Stasse
	Name:	David Stasse
	Title:	Vice President and Treasurer

FREESCALE SEMICONDUCTOR HOLDINGS V, INC., as Holdings,

By:	/s/ David Stasse
	Name:	David Stasse
	Title:	Treasurer

FREESCALE SEMICONDUCTOR HOLDINGS IV, LTD., as Foreign Holdings,

By:	/s/ David Stasse
	Name:	David Stasse
	Title:	Treasurer

FREESCALE SEMICONDUCTOR HOLDINGS III, LTD., as Parent,

By:	/s/ David Stasse
	Name:	David Stasse
	Title:	Treasurer

[Freescale Amendment Agreement]

FREESCALE SEMICONDUCTOR HOLDINGS I, LTD., as an Other Parent Guarantor,

By:	/s/ David Stasse
	Name:	David Stasse
	Title:	Treasurer

FREESCALE SEMICONDUCTOR HOLDINGS II, LTD., as an Other Parent Guarantor,

By:	/s/ David Stasse
	Name:	David Stasse
	Title:	Treasurer

SIGMATEL, LLC, as a Guarantor,

By:	Freescale Semiconductor, Inc., its sole member

By:	/s/ David Stasse
	Name:	David Stasse
	Title:	Vice President and Treasurer of Sole Member

[Freescale Amendment Agreement]

CITIBANK, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer,

By:	/s/ Thomas M. Shinnick
	Name:	Thomas M. Shinnick
	Title:	Vice President

LENDERS SIGNATURE PAGE TO THE AMENDMENT AGREEMENT

TO THE FREESCALE CREDIT AGREEMENT DATED AS OF DECEMBER 1, 2006

By executing this signature page:

(i) as an Extended Maturity Term Lender, the undersigned institution agrees (A) to the terms of the Amendment and the Restated Credit Agreement and (B) on the terms and subject to the conditions set forth in the Amendment and the Restated Credit Agreement, to convert its Term Loans made on the Closing Date into Extended Maturity Term Loans; and

(ii) as a Lender (whether a Revolving Credit Lender or a Term Lender) that is not consenting to extend the maturity of its Term Loans made on the Closing Date (if any) and become an Extended Maturity Term Lender (any such Lender, a “Consenting Non-Extending Lender”), the undersigned institution agrees to the terms of the Amendment and the Restated Credit Agreement, but not to convert its Term Loans made on the Closing Date (if any) into Extended Maturity Term Loans.

Name of Institution:

Loans and Commitments (used and unused) of Lender:

Dollar Revolving Credit Commitments:

$

Alternative Currency Revolving Credit Commitments:

$

Term Loans made on the Closing Date (i.e., the original Term Loans):

$

New Term Loans (i.e., the incremental Term Loans made March 17, 2009):

$

Term Loans made on the Closing Date to be converted into Extended Maturity Term Loans (as a percentage or aggregate principal amount of applicable Term Loans (if left blank by an Extended Maturity Term Lender, it shall be assumed that such Lender is converting 100% of its applicable Term Loans into Extended Maturity Term Loans)):

To reject prepayment:

Whether consenting to this Amendment or not, to reject the prepayment of Term Loans from the proceeds received from the Initial Senior Secured Notes Issuance, indicate below the tranche(s) of Term Loans, if any, for which you are rejecting the prepayment, and indicate the percentage of such prepayment that you are rejecting:

Executing as an Extended Maturity Term Lender (applies only to Term Lenders owning the original Term Loans):		Executing as a Consenting Non-Extending Lender:
by		by
	Name:		Name:
	Title:		Title:
For any Institution requiring a second signature line:		For any Institution requiring a second signature line:
by		by
	Name:		Name:
	Title:		Title:

EXHIBIT A

Restated Credit Agreement

(please see attached)

Schedule to the Amendment Agreement

EXHIBIT A

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of December 1, 2006,

as amended and restated as of February 19, 2010

among

FREESCALE SEMICONDUCTOR, INC.,

as Borrower,

FREESCALE SEMICONDUCTOR HOLDINGS V, INC.,

as Holdings,

FREESCALE SEMICONDUCTOR HOLDINGS IV, LTD.,

as Foreign Holdings,

FREESCALE SEMICONDUCTOR HOLDINGS III, LTD.,

as Parent,

CITIBANK, N.A.,

as Administrative Agent, Collateral Agent, Incremental Collateral Agent, Swing Line Lender and L/C Issuer,

and

THE OTHER LENDERS PARTY HERETO

J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC,

as Joint Lead Arrangers

[CS&M 5865-480]

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2.01(a)	Term Commitment
2.03(a)(ii)(B)	Certain Letters of Credit
5.05	Certain Liabilities
5.10	Taxes
5.11(a)	ERISA Compliance
5.12	Subsidiaries and Other Equity Investments
6.15	Mortgaged Properties
7.01(b)	Existing Liens
7.02(g)	Existing Investments
7.03(b)	Existing Indebtedness
7.05(k)	Dispositions
7.08	Transactions with Affiliates
7.09	Existing Restrictions
10.02	Administrative Agent’s Office, Certain Addresses for Notices
EXHIBITS
Form of
A	Committed Loan Notice
B	Swing Line Loan Notice
C-1	Term Note
C-2	Dollar Revolving Credit Note
C-3	Alternative Currency Revolving Credit Note
D	Compliance Certificate
E	Assignment and Assumption
F	Guaranty
G	Security Agreement
H	[Reserved]
I	Intellectual Property Security Agreement
J	First Lien Intercreditor Agreement

v

CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is entered into as of December 1, 2006, as amended and restated as of February 19, 2010, among FREESCALE SEMICONDUCTOR, INC., a Delaware corporation (the “Borrower”), FREESCALE SEMICONDUCTOR HOLDINGS V, INC. (formerly known as Freescale Acquisition Holdings Corp.), a Delaware corporation (“Holdings”), FREESCALE SEMICONDUCTOR HOLDINGS IV, LTD. (formerly known as Freescale Holdings (Bermuda) IV, Ltd.), a Bermuda exempted limited liability company (“Foreign Holdings”), FREESCALE SEMICONDUCTOR HOLDINGS III, LTD. (formerly known as Freescale Holdings (Bermuda) III, Ltd.), a Bermuda exempted limited liability company (“Parent”), CITIBANK, N.A., as Administrative Agent, Collateral Agent, Incremental Collateral Agent, Swing Line Lender and L/C Issuer, and each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”).

PRELIMINARY STATEMENTS

The Borrower, Holdings, Foreign Holdings and Parent are party to that certain Credit Agreement dated as of December 1, 2006 (as amended prior to the Closing Date, the “Original Credit Agreement”) among the Borrower, Holdings, Foreign Holdings, Parent, the several Lenders from time to time party thereto, Citibank, as Administrative Agent, and the other agents party thereto, under which the Lenders made (i) Term Loans in an initial aggregate Dollar Amount of $3,500,000,000, (ii) a Dollar Revolving Credit Facility in an initial aggregate Dollar Amount of $550,000,000 and (iii) an Alternative Currency Revolving Credit Facility in an initial aggregate Dollar Amount of $200,000,000. The Dollar Revolving Credit Facility may include one or more Swing Line Loans and one or more Dollar Letters of Credit from time to time. The Alternative Currency Revolving Credit Facility may include one or more Alternative Currency Letters of Credit from time to time.

The Borrower, Holdings, Foreign Holdings, Parent, Freescale Semiconductor Holdings I, Ltd., Freescale Semiconductor Holdings II, Ltd., the Subsidiary Guarantors party thereto, the New Term Lenders and Citibank entered into Amendment No. 2, under which the New Term Lenders made New Term Loans to the Borrower on the Amendment No. 2 Effective Date in an initial aggregate principal amount of $923,598,962 used, in part, to repurchase and refinance certain of the Senior Notes and Senior Subordinated Notes.

The parties hereto have agreed to amend and restate the Original Credit Agreement as provided in this Agreement to permit, among other things, (a) the extension of the maturity of all or a portion of the Term Loans made on the Closing Date to December 1, 2016 and (b) the Borrower to issue additional Indebtedness that would be secured on a pari passu basis with the Obligations.

NOW, THEREFORE, subject to the conditions set forth herein, the Original Credit Agreement shall be and hereby is, amended and restated in its entirety as follows:

ARTICLE I

Definitions and Accounting Terms

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“300 Millimeter Arrangement” has the meaning specified in the definition of “300 Millimeter R&D Expenses”.

“300 Millimeter Disposition” means any Disposition of any assets of Parent or any Restricted Subsidiary relating to the Borrower’s alliance with respect to the 300 millimeter wafer fabrication in Crolles, France; provided that no asset sale shall constitute a 300 Millimeter Disposition to the extent that, after giving effect to such asset sale, the aggregate amount of 300 Millimeter Disposition Proceeds with respect to all 300 Millimeter Dispositions shall exceed $500,000,000.

“300 Millimeter Disposition Proceeds” means the aggregate cash proceeds received by Parent or any of its Restricted Subsidiaries in respect of any 300 Millimeter Disposition, including any cash received upon the sale or other disposition of any Designated Non-Cash Consideration received in any 300 Millimeter Disposition, net of the direct costs relating to such 300 Millimeter Disposition and the sale or disposition of such Designated Non-Cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Indebtedness that is required to be paid as a result of such transaction (other than Indebtedness under the Loan Documents) and any deduction of appropriate amounts to be provided by Parent or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by Parent or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“300 Millimeter R&D Expenses” means, with respect to any period, the amount of research and development expenses of Parent and its Restricted Subsidiaries for such period, on a consolidated basis, relating to any 300 millimeter or larger wafer fabrication alliance or arrangement of Parent or any of its Restricted Subsidiaries other than the strategic alliance relating to the manufacturing of 300 millimeter wafers in Crolles, France in existence on the Closing Date (any such alliance or arrangement, a “300 Millimeter Arrangement”); provided that the amount of such research and development expenses with respect to any such 300 Millimeter Arrangement constituting 300 Millimeter R&D Expenses for such period for purposes hereof shall not exceed the greater of (i) the amount of any negative Consolidated EBITDA with respect to such 300 Millimeter Arrangement for such period and (ii) the amount of any Equalization Payments with respect to such 300 Millimeter Arrangement for such period.

“Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business, all as determined on a consolidated basis for such Acquired Entity or Business.

“Acquired Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA”.

“Additional Lender” has the meaning specified in Section 2.14(a).

“Administrative Agent” means Citibank, N.A., in its capacity as administrative agent under the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Agent-Related Persons” means the Agents, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Agents” means, collectively, the Administrative Agent, the Collateral Agent, the Incremental Collateral Agent, the Syndication Agent, the Documentation Agent and the Supplemental Administrative Agents (if any).

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement.

“Agreement Currency” has the meaning specified in Section 10.19.

“Alternative Currency” means Dollars, Sterling or Euros.

“Alternative Currency L/C Advance” means, with respect to each Alternative Currency Revolving Credit Lender, such Lender’s funding of its participation in any Alternative Currency L/C Borrowing in accordance with its Pro Rata Share.

“Alternative Currency L/C Borrowing” means an extension of credit resulting from a drawing under any Alternative Currency Letter of Credit which has not been reimbursed on the applicable Honor Date or refinanced as an Alternative Currency Revolving Credit Borrowing.

“Alternative Currency L/C Credit Extension” means, with respect to any Alternative Currency Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“Alternative Currency L/C Issuer” means Citibank and any other Lender that becomes an Alternative Currency L/C Issuer in accordance with Section 2.03(j) or 10.07(j), in each case, in its capacity as an issuer of Alternative Currency Letters of Credit hereunder, or any successor issuer of Alternative Currency Letters of Credit hereunder.

“Alternative Currency L/C Obligations” means, as at any date of determination, the aggregate maximum amount then available to be drawn under all outstanding Alternative Currency Letters of Credit (whether or not such maximum amount is then in effect under any such Alternative Currency Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Alternative Currency Letter of Credit) plus the aggregate of all Unreimbursed Amounts in respect of Alternative Currency Letters of Credit, including all Alternative Currency L/C Borrowings.

“Alternative Currency Letter of Credit” means a Letter of Credit denominated in an Alternative Currency.

“Alternative Currency Revolving Credit Borrowing” means a borrowing consisting of Alternative Currency Revolving Credit Loans of the same Type and having the same Interest Period made by each of the Alternative Currency Revolving Credit Lenders pursuant to Section 2.01(b).

“Alternative Currency Revolving Credit Commitment” means, as to each Alternative Currency Revolving Credit Lender, its obligation to (a) make Alternative Currency Revolving Credit Loans to the Borrower pursuant to Section 2.01(b)(ii) and (b) purchase participations in Alternative Currency L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth, opposite such Lender’s name on Schedule 2.01 under the caption “Alternative Currency Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate Dollar Amount of Alternative Currency Revolving Credit Commitments of all Alternative Currency Revolving Credit Lenders on the Closing Date was $200,000,000.

“Alternative Currency Revolving Credit Exposure” means, as to each Alternative Currency Revolving Credit Lender, the sum of the outstanding principal amount of such Alternative Currency Revolving Credit Lender’s Alternative Currency Revolving Credit Loans and its Pro Rata Share of the Alternative Currency L/C Obligations at such time.

“Alternative Currency Revolving Credit Facility” means, at any time, the aggregate Dollar Amount of the Alternative Currency Revolving Credit Commitments at such time.

“Alternative Currency Revolving Credit Lender” means, at any time, any Lender that has an Alternative Currency Revolving Credit Commitment at such time.

“Alternative Currency Revolving Credit Loan” has the meaning specified in Section 2.01(b)(ii).

“Alternative Currency Revolving Credit Note” means a promissory note of the Borrower payable to any Alternative Currency Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-3 hereto, evidencing the aggregate Indebtedness of the Borrower to such Alternative Currency Revolving Credit Lender resulting from the Alternative Currency Revolving Credit Loans made by such Alternative Currency Revolving Credit Lender.

“Amendment Agreement” means the Amendment Agreement dated as of February 19, 2010, among the Borrower, Holdings, Foreign Holdings, Parent, the Other Parent Guarantors, the Subsidiary Guarantor, the Lenders party thereto and the Administrative Agent.

“Amendment No. 1” means Amendment No. 1 dated as of February 14, 2007, to this Agreement.

“Amendment No. 1 Effective Date” means the date on which Amendment No. 1 became effective in accordance with its terms.

“Amendment No. 2” means the Incremental Amendment dated as of March 17, 2009, to the Original Credit Agreement.

“Amendment No. 2 Effective Date” means March 17, 2009.

“Applicable Rate” means a percentage per annum equal to:

(a) with respect to Original Maturity Term Loans, (i) for Eurocurrency Rate Loans, 1.75% and (ii) for Base Rate Loans, 0.75%;

(b) with respect to Revolving Credit Loans, Letter of Credit fees and unused Revolving Credit Commitment fees, (i) until delivery of financial statements for the first full fiscal quarter commencing on or after the Closing Date pursuant to Section 6.01, (A) for Eurocurrency Rate Loans, 2.00%, (B) for Base Rate Loans, 1.00%, (C) for Letter of Credit fees, 2.00% less the fronting fee payable in respect of the applicable Letter of Credit and (D) for commitment fees, 0.50% and (ii) thereafter, the following percentages per annum, based upon the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate

Pricing Level	Total Leverage Ratio	Eurocurrency Rate for Revolving Credit Loans and Letter of Credit Fees	Base Rate for Revolving Credit Loans	Commitment Fee Rate
1	>4.0:1	2.00%	1.00%	0.50%
2	≤4.0:1 but >3.5:1	1.75%	0.75%	0.50%
3	≤3.5:1 but >3.0:1	1.50%	0.50%	0.375%
4	≤3.0:1	1.25%	0.25%	0.375%

; and

(c) with respect to Extended Maturity Term Loans, (i) for Eurocurrency Rate Loans, 4.25% and (ii) for Base Rate Loans, 3.25%.

Any increase or decrease in the Applicable Rate resulting from a change in the Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided that at the option of the Administrative Agent or the Required Lenders, the highest Pricing Level shall apply (x) as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply) and (y) as of the first Business Day after an Event of Default under Section 8.01(a) shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply).

“Approved Bank” has the meaning specified in clause (c) of the definition of “Cash Equivalents”.

“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.

“Arrangers” means Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, each in its capacity as a Joint Lead Arranger under the Original Credit Agreement and each of the Restatement Arrangers.

“Assignees” has the meaning specified in Section 10.07(b).

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E.

“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external legal counsel.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Audited Financial Statements” means the audited consolidated balance sheets of Freescale as of each of December 31, 2005 and 2004, and the related audited consolidated and combined statements of operations, business/stockholders’ equity and cash flows for Freescale for the fiscal years ended December 31, 2005, 2004 and 2003, respectively.

“Auto-Renewal Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Available Amount” means, at any time (the “Reference Date”), an amount equal to (a) 50% of Consolidated Net Income for the period commencing at the beginning of the fiscal quarter in which the Closing Date occurs and ending on the last day of the most recent fiscal quarter or fiscal year, as applicable, for which financial statements required to be delivered pursuant to Section 6.01(a) or Section 6.01(b), and the related Compliance Certificate required to be delivered pursuant to Section 6.02(a), have been received by the Administrative Agent (or in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), minus (b) the aggregate amount of any Investment made pursuant to Section 7.02(o)(ii), any Restricted Payment made pursuant to Section 7.06(j)(iii) or any payment made pursuant to Section 7.12(a)(iv)(2)(C) during the period commencing on the Closing Date and ending on prior to the Reference Date.

“Base Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus  1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Citibank as its “prime rate.” The “prime rate” is a rate set by Citibank based upon various factors including Citibank costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Citibank shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“Borrowing” means a group of Loans of a single Type and Class and made on a single date and, in the case of Eurocurrency Rate Loans, as to which a single Interest Period is in effect.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and:

(a) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market;

(b) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euros, any fundings, disbursements, settlements and payments in Euros in respect of any such Eurocurrency Rate Loan, or any other dealings in Euros to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day; and

(c) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Sterling, any fundings, disbursements, settlements and payments in Sterling in respect of any such Eurocurrency Rate Loan, or any other dealings in Sterling to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which dealings in deposits in Sterling are conducted by and between banks in the London interbank eurodollar market.

“Capital Expenditures” means, for any period, the aggregate of (a) all expenditures (whether paid in cash or accrued as liabilities) by Parent and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment reflected in the consolidated balance sheet of Parent and the Restricted Subsidiaries, (b) all Capitalized Software Expenditures for such period, (c) the value of all assets under Capitalized Leases incurred by Parent and the Restricted Subsidiaries during such period (other than as a result of purchase accounting) and (d) less any capital grants received from a Governmental Authority that are reflected as a reduction of fixed assets in conformity with GAAP; provided that the term “Capital Expenditures” shall not include (i) expenditures made in connection with the replacement, substitution, restoration or repair of assets to the extent financed with (x) insurance proceeds paid on account of the loss of or damage to the assets being replaced, restored or repaired or (y) awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (ii) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time, (iii) the purchase of plant, property or equipment or software to the extent financed with the proceeds of Dispositions that are not required to be applied to prepay Term Loans pursuant to Section 2.05(b), (iv) expenditures that constitute any part of Consolidated Lease Expense, (v) expenditures that are accounted for as capital expenditures by Parent or any Restricted Subsidiary and that actually are paid for by a Person other than Parent or any Restricted Subsidiary and for which none of Parent or any Restricted Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such Person or any other Person (whether before, during or after such period), (vi) the book value of any asset owned by Parent or any Restricted Subsidiary prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such Person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided that (x) any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period in which such expenditure actually is made and (y) such book value shall have been included in Capital Expenditures when such asset was originally acquired, (vii) expenditures that constitute Permitted Acquisitions, (viii) any capitalized interest expense reflected as additions to property, plant or equipment in the consolidated balance sheet of Parent and the Restricted Subsidiaries or (ix) any non-cash compensation or other non-cash costs reflected as additions to property, plant or equipment in the consolidated balance sheet of Parent and the Restricted Subsidiaries.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by Parent and the Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of Parent and the Restricted Subsidiaries.

“Cash Collateral” has the meaning specified in Section 2.03(f).

“Cash Collateral Account” means a blocked account at Citibank (or another commercial bank selected in compliance with Section 9.09) in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner satisfactory to the Administrative Agent.

“Cash Collateralize” has the meaning specified in Section 2.03(f).

“Cash Equivalents” means any of the following types of Investments, to the extent owned by Parent or any Restricted Subsidiary:

(1) Dollars;

(2) (a) Sterling, Euros or any national currency of any participating member state of the EMU or (b) in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $500,000,000 in the case of U.S. banks and $100,000,000 (or the Dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3), (4) and (8) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof and Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition;

(7) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Borrower) and in each case maturing within 24 months after the date of creation or acquisition thereof;

(8) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(9) readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(10) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s; and

(11) investment funds investing 90% of their assets in securities of the types described in clauses (1) through (10) above.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts. At any time at which the value, calculated in accordance with GAAP, of all investments of Parent and its Restricted Subsidiaries that were deemed, when made, to be Cash Equivalents in accordance with clauses (1) through (11) above exceeds the Indebtedness of Parent and its Restricted Subsidiaries, “Cash Equivalents” shall also mean any investment (a “Qualifying Investment”) that satisfies the following two conditions: (a) the Qualifying Investment is of a type described in clauses (1) through (10) of this definition, but has an effective maturity (whether by reason of final maturity, a put option or, in the case of an asset-backed security, an average life) of five years and one month or less from the date of such Qualifying Investment (notwithstanding any provision contained in such clauses (1) through (10) requiring a shorter maturity); and (b) the weighted average effective maturity of such Qualifying Investment and all other investments that were made as Qualifying Investments in accordance with this paragraph, does not exceed two years from the date of such Qualifying Investment.

“Cash Management Bank” means any Lender or any Affiliate of a Lender providing Cash Management Services to Parent or any Restricted Subsidiary.

“Cash Management Obligations” means obligations owed by Parent or any Restricted Subsidiary to any Lender or any Affiliate of a Lender in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds.

“Casualty Event” means any event that gives rise to the receipt by Parent or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“Change of Control” means the earliest to occur of

(a) the Permitted Holders ceasing to have the power, directly or indirectly, to vote or direct the voting of securities having a majority of the ordinary voting power for the election of directors of Parent; provided that the occurrence of the foregoing event shall not be deemed a Change of Control if,

(i) any time prior to the consummation of a Qualifying IPO, and for any reason whatsoever, (A) the Permitted Holders otherwise have the right, directly or indirectly, to designate (and do so designate) a majority of the board of directors of Parent at such time or (B) the Permitted Holders own a majority of the outstanding voting Equity Interests of Parent at such time, or

(ii) at any time upon or after the consummation of a Qualifying IPO, and for any reason whatsoever, (A) no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person and its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), excluding the Permitted Holders, shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of more than the greater of (x) thirty-five percent (35%) of the then outstanding voting stock of Parent and (y) the percentage of the then outstanding voting stock of Parent owned, directly or indirectly, beneficially by the Permitted Holders, and (B) during each period of twelve (12) consecutive months, the board of directors of Parent shall consist of a majority of the Continuing Directors; or

(b) any “Change of Control” (or any comparable term) in any document pertaining to the High Yield Notes, any New Senior Secured Notes or any Junior Financing with an aggregate outstanding principal amount in excess of the Threshold Amount;

(c) except as permitted by Section 7.04, Foreign Holdings ceasing to be a directly wholly owned Subsidiary of Parent;

(d) at any time after the formation of Foreign Acquisition Co., Foreign Acquisition Co. ceasing to be a direct wholly owned subsidiary of Foreign Holdings or of Parent;

(e) except as permitted by Section 7.04, Holdings ceasing to be a directly wholly owned Subsidiary of Foreign Holdings or of Parent; provided that up to 1% of the Equity Interests of Holdings may be held by Freescale Holdings L.P.; or

(f) the Borrower ceasing to be a direct wholly owned Subsidiary of Holdings; provided that prior to the date four years and 90 days after the Closing Date, Employee Equity Interests shall be disregarded for the purposes of this clause (f).

Notwithstanding the foregoing, prior to any Foreign Reorganization, references in clause (a) of this definition to “Parent” shall be deemed to be references to Holdings.

“Citibank” means Citibank, N.A.

“Class” (a) when used with respect to Lenders, refers to whether such Lenders are Dollar Revolving Credit Lenders, Alternative Currency Revolving Credit Lenders, Original Maturity Term Lenders, Extended Maturity Term Lenders or New Term Lenders, (b) when used with respect to Commitments, refers to whether such Commitments are Dollar Revolving Credit Commitments, Alternative Currency Revolving Credit Commitments or Term Commitments and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Dollar Revolving Credit Loans, Alternative Currency Revolving Credit Loans, Original Maturity Term Loans, Extended Maturity Term Loans or New Term Loans.

“Closing Date” means December 1, 2006.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and rules and regulations related thereto.

“Collateral” means all the “Collateral” as defined in any Collateral Document and shall include the Mortgaged Properties.

“Collateral Agent” means Citibank, N.A., in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) the Administrative Agent shall have received each Collateral Document required to be delivered on the Closing Date pursuant to Section 4.01(a)(iii) of the Original Credit Agreement or pursuant to Section 6.11 or Section 6.13 at such time, duly executed by each Loan Party thereto;

(b) all Obligations shall have been unconditionally guaranteed (the “Guarantees”) by Parent, Foreign Holdings, Holdings, each Restricted Subsidiary that is a Material Domestic Subsidiary and not an Excluded Subsidiary including those that are listed on Schedule I hereto and each Specified Foreign Subsidiary (each, a “Guarantor”) and the Other Parent Guarantors;

(c) all guarantees issued or to be issued in respect of the Senior Subordinated Notes (i) shall be subordinated to the Guarantees to the same extent that the Senior Subordinated Notes are subordinated to the Obligations and (ii) shall provide for their automatic release upon a release of the corresponding Guarantee;

(d) the Obligations and the Guarantees shall have been secured by a first-priority security interest in (i) all the Equity Interests of Foreign Holdings, (ii) all the Equity Interests of Holdings (other than any Equity Interests of Holdings held by Freescale Holdings L.P.), (iii) all the Equity Interests of the Borrower (other than any Employee Equity Interests), (iv) all Equity Interests (other than Equity Interests of Unrestricted Subsidiaries and any Equity Interest of any Restricted Subsidiary pledged to secure Indebtedness permitted under Section 7.03(g)) of each wholly owned Material Domestic Subsidiary of Holdings, the Borrower or any Guarantor that is the direct Subsidiary of Holdings, the Borrower or such Guarantor, (v) 65% of the issued and outstanding voting Equity Interests (and 100% of the issued and outstanding non-voting Equity Interests, if any) of each wholly owned Material Foreign Subsidiary that is directly owned by Holdings, the Borrower or any Domestic Subsidiary of Holdings that is a Guarantor and (vi) all the Equity Interests of each Specified Foreign Subsidiary;

(e) except to the extent otherwise permitted hereunder or under any Collateral Document, the Obligations and the Guarantees shall have been secured by a perfected security interest (other than in the case of mortgages, to the extent such security interest may be perfected by delivering certificated securities, filing UCC financing statements or making any necessary filings with the United States Patent and Trademark Office or United States Copyright Office) in, and mortgages on, substantially all tangible and intangible assets of Parent, Foreign Holdings, Holdings, the Borrower and each other Guarantor (other than a Specified Foreign Subsidiary) (including accounts (other than deposit accounts or other bank or securities accounts and any Securitization Assets), inventory, equipment, investment property, contract rights, intellectual property, other general intangibles, owned (but not leased) real property and proceeds of the foregoing) and all Equity Interests owned by Parent or Foreign Holdings, in each case, with the priority required by the Collateral Documents; provided that security interests in real property shall be limited to the Mortgaged Properties;

(f) none of the Collateral shall be subject to any Liens other than Liens permitted by Section 7.01; and

(g) the Collateral Agent shall have received (i) counterparts of a Mortgage with respect to each Material Real Property required to be delivered pursuant to Section 6.11 (the “Mortgaged Properties”) duly executed and delivered by the record owner of such property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid Lien on the property described therein, free of any other Liens except as expressly permitted by Section 7.01, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request, and (iii) such existing surveys, existing abstracts, existing appraisals, legal opinions and other documents as the Administrative Agent may reasonably request with respect to any such Mortgaged Property.

The foregoing definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance or surveys with respect to, particular assets if and for so long as, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower), the cost of creating or perfecting such pledges or security interests in such assets or obtaining title insurance or surveys in respect of such assets shall be excessive in view of the benefits to be obtained by the Lenders therefrom.

The Administrative Agent may grant extensions of time for the perfection of security interests in or the obtaining of title insurance and surveys with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Borrower, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (a) with respect to leases of real property entered into by any Loan Party, such Loan Party shall not be required to take any action with respect to creation or perfection of security interests with respect to such leases, (b) Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in the Collateral Documents and, to the extent appropriate in the applicable jurisdiction, as agreed between the Administrative Agent and the Borrower and (c) with respect to any Guarantees by Foreign Subsidiaries required hereunder, such Guarantees may be made on an unsecured basis.

“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreement, the Mortgages, each of the mortgages, collateral assignments, Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent and the Lenders pursuant to Section 6.11 or Section 6.13, the Guaranty and each of the other agreements, instruments or documents that creates or purports to create a Lien or Guarantee in favor of the Administrative Agent, the Collateral Agent or the Incremental Collateral Agent for the benefit of the Secured Parties.

“Commitment” means a Term Commitment or a Revolving Credit Commitment, as the context may require.

“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Compensation Period” has the meaning specified in Section 2.12(c)(ii).

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs and Capitalized Software Expenditures of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(a) increased (without duplication) by the following, in each case to the extent deducted in determining Consolidated Net Income for such period:

(i) provision for taxes based on income or profits or capital, including, without limitation, state, franchise and similar taxes (such as the Pennsylvania capital tax and Texas margin tax) and foreign withholding taxes of such Person paid or accrued during such period deducted (and not added back) in calculating such Consolidated Net Income; plus

(ii) Consolidated Interest Expense of such Person for such period (including (x) net losses or any obligations under any Swap Contracts or other derivative instruments entered into for the purpose of hedging interest rate risk, (y) bank fees and (z) costs of surety bonds in connection with financing activities, plus amounts excluded from Consolidated Interest Expense as set forth in sub-clauses (t) to (z) of clause (a) of the definition thereof) to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

(iii) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(iv) any expenses or charges (other than depreciation or amortization expense) related to any equity offering, Investment, acquisition, disposition, or recapitalization permitted hereunder or the incurrence of Indebtedness permitted to be incurred hereunder (including a refinancing thereof) (whether or not successful), including (A) such fees, expenses or charges related to the offering of the Senior Notes, the Senior Subordinated Notes, the New Senior Secured Notes, the Loans and any credit facilities and (B) any amendment or other modification of the Senior Notes, Senior Subordinated Notes, the New Senior Secured Notes, the Loans and the credit facilities (including without limitation the Amendment Agreement and the transactions contemplated thereby) and, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(v) the amount of any restructuring charges, integration costs or other business optimization expenses (including cost and expenses relating to inventory optimization programs, wafer fabrication facility closures and new systems design and implementation costs) or reserves deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Closing Date, and costs related to the closure and/or consolidation of facilities; plus

(vi) any other non-cash charges, (collectively, the “Non-Cash Charges”) including any write offs or write downs reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(vii) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-wholly owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(viii) the amount of management, monitoring, consulting and advisory fees (including termination fees) and related indemnities and expenses paid or accrued in such period to the Sponsor Group to the extent permitted under Section 7.08 and deducted (and not added back) in such period in computing Consolidated Net Income; plus

(ix) the amount of net cost savings projected by Parent in good faith to be realized as a result of specified actions taken or initiated during or prior to such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings are reasonably identifiable and factually supportable, (B) such actions are taken no later than 36 months after the Closing Date and (C) the aggregate amount of cost savings added pursuant to this clause (ix) shall not exceed $200,000,000 million for any four consecutive quarter period (which adjustments may be incremental to pro forma cost savings adjustments made pursuant to Section 1.03); plus

(x) the amount of loss on sale of receivables, Securitization Assets and related assets to any Securitization Subsidiary in connection with a Qualified Securitization Financing; plus

(xi) any costs or expense incurred by Parent or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of Parent or net cash proceeds of an issuance of Equity Interests of Parent (other than Disqualified Equity Interests) solely to the extent that such net cash proceeds are Not Otherwise Applied; plus

(xii) any net loss from disposed or discontinued operations; plus

(xiii) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (b) below for any previous period and not added back; plus

(xiv) interest income or investment earnings on retiree medical and intellectual property, royalty or license receivables; plus

(xv) 300 Millimeter R&D Expenses to the extent that the amount of such 300 Millimeter R&D Expenses could have been made as Investments pursuant to Section 7.02(v);

(b) decreased (without duplication) by the following, in each case to the extent included in determining Consolidated Net Income for such period:

(i) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such prior period; plus

(ii) any net income from disposed or discontinued operations; and

(c) increased or decreased without duplication, as applicable, by any adjustments resulting from the application of FASB Interpretation No. 45 (Guarantees).

There shall be included in determining Consolidated EBITDA for any period, without duplication, (A) the Acquired EBITDA of any Person, property, business or asset acquired by Parent or any Restricted Subsidiary during such period (but not the Acquired

EBITDA of any related Person, property, business or assets to the extent not so acquired), to the extent not subsequently sold, transferred or otherwise disposed by Parent or such Restricted Subsidiary during such period (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”) and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each a “Converted Restricted Subsidiary”), based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition) and (B) for the purposes of the definition of the term “Permitted Acquisition” and compliance with the Senior Secured First Lien Incurrence Test, an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) as specified in a certificate executed by a Responsible Officer and delivered to the Lenders and the Administrative Agent and (C) for purposes of determining the Total Leverage Ratio and the Senior Secured First Lien Leverage Ratio only, there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary) sold, transferred or otherwise disposed of, closed or classified as discontinued operations by Parent or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”) and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each a “Converted Unrestricted Subsidiary”), based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer or disposition.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(a) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (i) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (iii) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of obligations under any Swap Contracts or other derivative instruments pursuant to GAAP), (iv) the interest component of Capitalized Lease Obligations, and (v) net payments, if any, made (less net payments, if any, received) pursuant to interest rate obligations under any Swap Contracts with respect to Indebtedness, and excluding (t) any expense resulting from the discounting of any Indebtedness in connection with the application of purchase accounting in connection with the Transaction or any acquisition, (u) penalties and interest relating to taxes, (v) any additional interest owing pursuant to the registration rights agreement with respect to the Senior Subordinated Notes or other securities, (w) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (x) any expensing of bridge, commitment and other financing fees, (y) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Securitization Financing and (z) any accretion of accrued interest on discounted liabilities; plus

(b) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(c) interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of determining Consolidated Interest Expense for any period ending prior to the first anniversary of the Closing Date, after giving pro forma effect to the Transaction, Consolidated Interest Expense shall be $203,000,000 for the fiscal quarter ended March 31, 2006, $207,000,000 for the fiscal quarter ended June 30, 2006, and $202,000,000 for the fiscal quarter ended September 29, 2006.

“Consolidated Lease Expense” means, for any period, all rental expenses of Parent and the Restricted Subsidiaries during such period under operating leases for real or personal property (including in connection with sale-leaseback transactions permitted by Section 7.05(f)), excluding real estate taxes, insurance costs and common area maintenance charges and net of sublease income, other than (a) obligations under vehicle leases entered into in the ordinary course of business, (b) all such rental expenses associated with assets acquired pursuant to a Permitted Acquisition to the extent such rental expenses relate to operating leases in effect at the time of (and immediately prior to) such acquisition and related to periods prior to such acquisition and (c) all obligations under Capitalized Leases, all as determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(a) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to the Transaction Expenses or any multi-year strategic initiatives), severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded,

(b) the Net Income for such period shall not include the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period,

(c) any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded,

(d) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments or the sale or other disposition of any Equity Interests of any Person other than in the ordinary course of business shall be excluded,

(e) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of Parent shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to Parent, Borrower or a Restricted Subsidiary thereof in respect of such period,

(f) solely for the purpose of calculating the Available Amount, the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided that Consolidated Net Income of Parent will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to Parent or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

(g) effects of adjustments (including the effects of such adjustments pushed down to Parent and its Restricted Subsidiaries) in the inventory, property and equipment, software, goodwill, other intangible assets, in-process research and development, deferred revenue and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Transaction or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(h) any after-tax effect of income (loss) from the early extinguishment of (i) Indebtedness, (ii) obligations under any Swap Contracts or (iii) other derivative instruments shall be excluded,

(i) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded,

(j) any non-cash compensation charge or expense, including any such charge arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights shall be excluded,

(k) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Disposition, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded, and

(l) accruals and reserves that are established within twelve months after the Closing Date that are so required to be established as a result of the Transaction in accordance with GAAP shall be excluded, and

(m) the following items shall be excluded:

(i) any net unrealized gain or loss (after any offset) resulting in such period from obligations under any Swap Contracts and the application of Statement of Financial Accounting Standards No. 133; and

(ii) any net unrealized gain or loss (after any offset) resulting in such period from currency translation gains or losses including those (x) related to currency remeasurements of Indebtedness and (y) resulting from hedge agreements for currency exchange risk.

In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder.

“Consolidated Senior Secured First Lien Debt” means, as of any date of determination, (a) the aggregate principal amount of Indebtedness of Parent and the Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transaction or any Permitted Acquisition), consisting of (i) Loans and Unreimbursed Amounts hereunder, (ii) any Indebtedness incurred pursuant to Section 7.03(e), (iii) any Indebtedness incurred pursuant to Section 7.03(w) and (iv) any other Indebtedness for borrowed money or debt obligations evidenced by promissory notes or similar instruments that are secured by a Lien (which Lien is not contractually subordinated to any other Lien securing such Indebtedness), minus (b) the aggregate amount of cash and Cash Equivalents (in each case, free and clear of all Liens, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Section 7.01(s) and clauses (i) and (ii) of Section 7.01(t)) included in the consolidated balance sheet of Parent and the Restricted Subsidiaries as of such date.

“Consolidated Total Debt” means, as of any date of determination, (a) the aggregate principal amount of Indebtedness of Parent and the Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transaction or any Permitted Acquisition), consisting of Indebtedness for borrowed money, obligations in respect of Capitalized Leases and debt obligations evidenced by promissory notes or similar instruments, minus (b) the aggregate amount of cash and Cash Equivalents (in each case, free and clear of all Liens, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Section 7.01(s) and clauses (i) and (ii) of Section 7.01(t)) included in the consolidated balance sheet of Parent and the Restricted Subsidiaries as of such date; provided that Consolidated Total Debt shall not include Indebtedness in respect of any Qualified Securitization Financing.

“Consolidated Working Capital” means, at any date, the excess of (a) the sum of (i) all amounts (other than cash and Cash Equivalents and the receivable from Motorola, Inc. for retiree medical obligations) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of Parent and the Restricted Subsidiaries at such date and (ii) long-term accounts receivable over (b) the sum of (i) all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of Parent and the Restricted Subsidiaries on such date and (ii) long-term deferred revenue, but excluding, without duplication, (a) the current portion of any Funded Debt, (b) all Indebtedness consisting of Revolving Credit Loans, Swing Line Loans and L/C Obligations to the extent otherwise included therein, (c) the current portion of interest, (d) the current portion of current and deferred income taxes, (e) the current portion of any Capitalized Lease Obligations and (f) deferred revenue arising from cash receipts that are earmarked for specific projects.

“Continuing Directors” means the directors of Parent on the Closing Date and each other director, if, in each case, such other director’s nomination for election to the board of directors of Parent (or the direct or indirect parent of Parent after a Qualifying IPO of such direct or indirect Parent) is recommended by a majority of the then Continuing Directors or such other director receives the vote of the Permitted Holders in his or her election by the stockholders of Parent (or the direct or indirect parent of Parent after a Qualifying IPO of such direct or indirect Parent).

“Contract Consideration” has the meaning specified in the definition of “Excess Cash Flow”.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning specified in the definition of “Affiliate.”

“Converted Restricted Subsidiary” has the meaning specified in the definition of “Consolidated EBITDA”.

“Converted Unrestricted Subsidiary” has the meaning specified in the definition of “Consolidated EBITDA”.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Proceeds” has the meaning specified in Section 2.05(b)(vi).

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means, (a) as to any New Term Loan, an interest rate per annum equal to 14.5%; and (b) as to any Loan other than a New Term Loan, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate applicable to Base Rate Loans plus (iii) 2.0% per annum; provided that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate and any Mandatory Cost) otherwise applicable to such Loan plus 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Term Loans, Revolving Credit Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one (1) Business Day of the date required to be funded by it hereunder, unless the subject of a good faith dispute (or a good faith dispute that is subsequently cured), (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, unless the subject of a good faith dispute (or a good faith dispute that is subsequently cured), or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

“Designated 300 Millimeter Disposition Proceeds” means 300 Millimeter Disposition Proceeds realized or received with respect to a 300 Millimeter Disposition that are so designated as Designated 300 Millimeter Disposition Proceeds pursuant to a certificate of a Responsible Officer setting forth in reasonable detail a description of the 300 Millimeter Disposition that is the basis for such designation of such 300 Millimeter Disposition Proceeds as Designated 300 Millimeter Disposition Proceeds.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by Parent or a Restricted Subsidiary in connection with a Disposition pursuant to Section 7.05(j) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Disposition).

“Disposed EBITDA” means, with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business, all as determined on a consolidated basis for such Sold Entity or Business or such Converted Unrestricted Subsidiary.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale of Equity Interests) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that “Disposition” and “Dispose” shall not be deemed to include any issuance by Parent of any of its Equity Interests to another Person or the issuance by the Borrower of any Employee Equity Interests prior to the date four years and 90 days after the Closing Date.

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and all outstanding Letters of Credit), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date of the Term Loans outstanding at the time such Equity Interest is issued.

“Documentation Agent” means JPMorgan Chase Bank, N.A., as a Documentation Agent under the Original Credit Agreement.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Amount” means, at any time:

(a) with respect to any Loan denominated in Dollars (including, with respect to any Swing Line Loan, any funded participation therein), the principal amount thereof then outstanding (or in which such participation is held);

(b) with respect to any Alternative Currency Loan denominated in Sterling or Euros, the principal amount thereof then outstanding in the relevant Alternative Currency, converted to Dollars in accordance with Section 1.08 and Section 2.15(a); and

(c) with respect to any L/C Obligation (or any risk participation therein), (A) if denominated in Dollars, the amount thereof and (B) if denominated in Sterling or Euros, the amount thereof converted to Dollars in accordance with Section 1.08 and Section 2.15(b).

“Dollar L/C Advance” means, with respect to each Dollar Revolving Credit Lender, such Lender’s funding of its participation in any Dollar L/C Borrowing in accordance with its Pro Rata Share.

“Dollar L/C Borrowing” means an extension of credit resulting from a drawing under any Dollar Letter of Credit which has not been reimbursed on the applicable Honor Date or refinanced as a Dollar Revolving Credit Borrowing.

“Dollar L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“Dollar L/C Issuer” means Citibank and any other Lender that becomes a Dollar L/C Issuer in accordance with Section 2.03(j) or 10.07(j), in each case, in its capacity as an issuer of Dollar Letters of Credit hereunder, or any successor issuer of Dollar Letters of Credit hereunder.

“Dollar L/C Obligation” means, as at any date of determination, the aggregate maximum amount then available to be drawn under all outstanding Dollar Letters of Credit (whether or not such maximum amount is then in effect under any such Dollar Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Dollar Letter of Credit) plus the aggregate of all Unreimbursed Amounts in respect of Dollar Letters of Credit, including all Dollar L/C Borrowings.

“Dollar Letter of Credit” means a Letter of Credit denominated in Dollars.

“Dollar Letter of Credit Sublimit” means an amount equal to the lesser of (a) $50,000,000 and (b) the aggregate Dollar Amount of the Dollar Revolving Credit Commitments.

“Dollar Revolving Credit Borrowing” means a borrowing consisting of Dollar Revolving Credit Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Dollar Revolving Credit Lenders pursuant to Section 2.01(b)(i).

“Dollar Revolving Credit Commitment” means, as to each Dollar Revolving Credit Lender, its obligation to (a) make Dollar Revolving Credit Loans to the Borrower pursuant to Section 2.01(b)(i), (b) purchase participations in Dollar L/C Obligations in respect of Dollar Letters of Credit and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth, and opposite such Lender’s name on Schedule 2.01 under the caption “Dollar Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate Dollar Revolving Credit Commitments of all Dollar Revolving Credit Lenders on the Closing Date was $550,000,000.

“Dollar Revolving Credit Exposure” means, as to each Dollar Revolving Credit Lender, the sum of the outstanding principal amount of such Revolving Credit Lender’s Dollar Revolving Credit Loans and its Pro Rata Share of the Dollar L/C Obligations and the Swing Line Obligations at such time.

“Dollar Revolving Credit Facility” means, at any time, the aggregate amount of the Dollar Revolving Credit Commitments at such time.

“Dollar Revolving Credit Lender” means, at any time, any Lender that has a Dollar Revolving Credit Commitment at such time.

“Dollar Revolving Credit Loan” has the meaning specified in Section 2.01(b)(i).

“Dollar Revolving Credit Note” means a promissory note of the Borrower payable to any Dollar Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-2 hereto, evidencing the aggregate Indebtedness of the Borrower to such Dollar Revolving Credit Lender resulting from the Dollar Revolving Credit Loans made by such Revolving Credit Lender.

“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.

“ECF Percentage” has the meaning specified in Section 2.05(b)(i).

“Eligible Assignee” means any Assignee permitted by and consented to in accordance with Section 10.07(b).

“Employee Equity Interests” means any Equity Interests of the Borrower which may be issued (or have been issued) in respect of restricted stock units and stock options that are outstanding immediately prior to the Closing Date and which are held or beneficially owned by employees of Freescale Semiconducteurs France SAS and Freescale Semiconductors Centre de Recherche Crolles SAS, which such Equity Interests shall in no event exceed more than 1% of the outstanding voting interests of the Borrower.

“EMU” means the economic and monetary union as contemplated in the Treaty on European Union.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Laws” means any and all Laws relating to pollution, the protection of the environment, natural resources or to the release of any Hazardous Materials into the environment, or, to the extent relating to exposure to Hazardous Materials, human health.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) of any Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equalization Payment” means, with respect to any period for any 300 Millimeter Arrangement, the payment made by Parent or any of its Restricted Subsidiaries in respect of its applicable share, determined pursuant to the terms of such 300 Millimeter Arrangement, of the depreciation and amortization expenses or charges in respect of capital expenditures made with respect to such 300 Millimeter Arrangement for such period that are recorded as research and development expenses of, but do not otherwise constitute Consolidated Depreciation and Amortization Expense of, Parent and its Restricted Subsidiaries on a consolidated basis for such period.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with any Loan Party and is treated as a single employer within the meaning of Section 414 of the Code or Section 4001 of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as a termination under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan, notification of any Loan Party or ERISA Affiliate concerning the imposition of withdrawal liability or notification that a Multiemployer Plan is insolvent or is in reorganization within the meaning of Title IV of ERISA (or, after the effectiveness of the Pension Act, that is in endangered or critical status, within the meaning of Section 305 of ERISA); (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate or (g) on and after the effectiveness of the Pension Act, a determination that any Pension Plan is, or is expected to be, in “at-risk” status (within the meaning of Section 303(i)(4)(A) of ERISA or Section 430(i)(4)(A) of the Code).

“Euro” and “EUR” means the lawful single currency of the European Union.

“Eurocurrency Rate” means, for any Interest Period with respect to any Eurocurrency Rate Loan:

(a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Dow Jones Market screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars or Sterling (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, or, if different, the date on which quotations would customarily be provided by leading banks in the London Interbank Market for deposits of amounts in the relevant currency for delivery on the first day of such Interest Period, or

(b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars or Sterling (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, or, if different, the date on which quotations would customarily be provided by leading banks in the London Interbank Market for deposits of amounts in the relevant currency for delivery on the first day of such Interest Period, or

(c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars or Sterling for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by Citibank and with a term equivalent to such Interest Period would be offered by a London Affiliate of Citibank to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period or, if different, the date on which quotations would customarily be provided by leading banks in the London Interbank Market for deposits of amounts in the relevant currency for delivery on the first day of such Interest Period, or

(d) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on Telerate page 248 (or any successor thereto) for deposits in Euros (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (Brussels time) two (2) Business Days prior to the first day of such Interest Period, or, if different, the date on which quotations would customarily be provided by leading banks in the European interbank market for deposits of amounts in Euros for delivery on the first day of such Interest Period, or

(e) if the rate referenced in the preceding clause (d) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average Banking Federation of the European Union Interest Settlement Rate for deposits in Euros (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, or, if different, the date on which quotations would customarily be provided by leading banks in the European interbank market for deposits of amounts in Euros for delivery on the first day of such Interest Period; or

(f) if the rates referenced in the preceding clauses (d) and (e) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Euros for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by Citibank and with a term equivalent to such Interest Period would be offered by a London Affiliate of Citibank to major banks in the European interbank market at their request at approximately 11:00 a.m. (Brussels time) two (2) Business Days prior to the first day of such Interest Period or, if different, the date on which quotations would customarily be provided by leading banks in the European interbank market for deposits of amounts in the relevant currency for delivery on the first day of such Interest Period.

“Eurocurrency Rate Loan” means a Loan, whether denominated in Dollars or in an Alternative Currency, that bears interest at a rate based on the Eurocurrency Rate.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, for any period, an amount equal to the excess of:

(a) the sum, without duplication, of:

(i) Consolidated Net Income for such period,

(ii) an amount equal to the amount of all non-cash charges (including depreciation and amortization) to the extent deducted in arriving at such Consolidated Net Income,

(iii) decreases in Consolidated Working Capital for such period (other than any such decreases arising from acquisitions by Parent and the Restricted Subsidiaries completed during such period or the application of purchase accounting), and

(iv) an amount equal to the aggregate net non-cash loss on Dispositions by Parent and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income; over

(b) the sum, without duplication, of:

(i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income and cash charges included in clauses (a) through (f) of the definition of Consolidated Net Income,

(ii) without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of Capital Expenditures or acquisitions of intellectual property made in cash during such period, except to the extent that such Capital Expenditures or acquisitions were financed with the proceeds of Indebtedness of Parent or the Restricted Subsidiaries,

(iii) the aggregate amount of all principal payments of Indebtedness of Parent and the Restricted Subsidiaries (including (A) the principal component of payments in respect of Capitalized Leases and (B) the amount of any mandatory prepayment of Term Loans pursuant to Section 2.05(b)(ii) to the extent required due to a Disposition that resulted in an increase to such Consolidated Net Income and not in excess of the amount of such increase but excluding (X) all other prepayments of Term Loans, (Y) all prepayments of Revolving Credit Loans and Swing Line Loans and (Z) all prepayments in respect of any other revolving credit facility, except, in the case of clauses (Y) and (Z), to the extent there is an equivalent permanent reduction in commitments thereunder) made during such period, except to the extent financed with the proceeds of other Indebtedness of Parent or the Restricted Subsidiaries,

(iv) an amount equal to the aggregate net non-cash gain on Dispositions by Parent and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income,

(v) increases in Consolidated Working Capital for such period (other than any such increases arising from acquisitions by Parent and the Restricted Subsidiaries completed during such period or the application of purchase accounting),

(vi) cash payments by Parent and the Restricted Subsidiaries during such period in respect of long-term liabilities of Parent and the Restricted Subsidiaries other than Indebtedness,

(vii) without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of Investments and acquisitions made during such period pursuant to Section 7.02(b), (j) or (o) to the extent that such Investments and acquisitions were financed with internally generated cash flow of Parent and the Restricted Subsidiaries;

(viii) the amount of Restricted Payments paid during such period pursuant to Section 7.06(j) to the extent such Restricted Payments were financed with internally generated cash flow of Parent and the Restricted Subsidiaries;

(ix) the aggregate amount of expenditures actually made by Parent and the Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period,

(x) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by Parent and the Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness,

(xi) without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by Parent or any of the Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions, Capital Expenditures or acquisitions of intellectual property to be consummated or made during the period of four consecutive fiscal quarters of Parent following the end of such period; provided that to the extent the aggregate amount of internally generated cash flow actually utilized to finance such Permitted Acquisitions, Capital Expenditures or acquisitions of intellectual property during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters, and

(xii) the amount of cash taxes paid or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Rate” means on any day with respect to any currency other than Dollars, the rate at which such currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m. (London time) on such day on the Reuters World Currency Page for such currency; in the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m. (New York City time) on such date for the purchase of Dollars for delivery two Business Days later.

“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly owned Subsidiary, (b) any Securitization Subsidiary, (c) each Subsidiary listed on Schedule 1.01D hereto, (d) any Subsidiary that is prohibited by applicable Law from guaranteeing the Obligations, (e) any Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary, (f) any Restricted Subsidiary acquired pursuant to a Permitted Acquisition financed with secured

Indebtedness incurred pursuant to Section 7.03(g) and each Restricted Subsidiary thereof that guarantees such Indebtedness; provided that each such Restricted Subsidiary shall cease to be an Excluded Subsidiary under this clause (f) if such secured Indebtedness is repaid or becomes unsecured or if such Restricted Subsidiary ceases to guarantee such secured Indebtedness, as applicable and (g) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower), the cost or other consequences (including any adverse tax consequences) of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom.

“Extended Maturity Term Lender” means a Lender with an outstanding Extended Maturity Term Loan.

“Extended Maturity Term Loans” means the Term Loans made pursuant to Section 2.01(a) and outstanding hereunder immediately prior to the Restatement Effective Date that were converted into Extended Maturity Term Loans on the Restatement Effective Date.

“Facility” means the Original Maturity Term Loans, the Extended Maturity Term Loans, the New Term Loans, the Letter of Credit Facility, the Swing Line Facility, the Dollar Revolving Credit Facility or the Alternative Currency Revolving Credit Facility, as the context may require.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Citibank on such day on such transactions as determined by the Administrative Agent.

“First Lien Intercreditor Agreement” means a First Lien Intercreditor Agreement between the Collateral Agent, the Incremental Collateral Agent, the directing agent thereunder and a collateral agent representing holders of each series of the New Senior Secured Notes, substantially in the form of Exhibit J, with such non-material changes made prior to such agreement’s effectiveness that are reasonably satisfactory to each of the Restatement Arrangers.

“Foreign Acquisition Co.” means a direct Subsidiary of Parent or Foreign Holdings formed after the Closing Date as a holding company for the Transferred Foreign Subsidiaries and other Foreign Subsidiaries of Parent that are not Subsidiaries of Holdings and (i) that provides a Guarantee of the Obligations and (ii) all of whose stock shall be pledged by Parent or Foreign Holdings, as applicable, to secure the Obligations, which Foreign Acquisition Co. shall be organized under the laws of Hungary, Luxembourg, The Netherlands, Iceland, Bermuda, Barbados, Mauritius, the British Virgin Islands, Malta, Cyprus or such other jurisdiction requested by Parent and reasonably acceptable to the Administrative Agent.

“Foreign Holdings” has the meaning specified in the introductory paragraph to this Agreement.

“Foreign Lender” has the meaning specified in Section 10.15(a)(i).

“Foreign Plan” means any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, any Loan Party or any Subsidiary with respect to employees employed outside the United States.

“Foreign Reorganization” means the transfer of any Foreign Subsidiary of the Borrower or any transfer of any assets or property of any Foreign Subsidiary of the Borrower to Foreign Acquisition Co. or any Subsidiary thereof; provided that such transferred Foreign Subsidiary and any Person who holds such transferred assets or property (in each case, a “Transferred Foreign Subsidiary”) shall become a Guarantor of the Obligations and Foreign Acquisition Co., shall pledge or cause to be pledged 100% of the Equity Interests of such Transferred Foreign Subsidiary to secure the Obligations.

“Foreign Subsidiary” means any direct or indirect Restricted Subsidiary of Parent which is not a Domestic Subsidiary.

“Foreign Subsidiary Total Assets” means the total assets of the Foreign Subsidiaries, as determined in accordance with GAAP in good faith by a Responsible Officer, without intercompany eliminations.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“Funded Debt” means all Indebtedness of Parent and the Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” has the meaning specified in Section 10.07(h).

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or monetary other obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or monetary other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” has the meaning specified in the definition of “Collateral and Guarantee Requirement”.

“Guaranty” means (a) the guaranty made by Parent, Foreign Holdings, Holdings and the other Subsidiary Guarantors in favor of the Administrative Agent on behalf of the Secured Parties, substantially in the form of Exhibit F and (b) each other guaranty and guaranty supplement delivered pursuant to Section 6.11.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person that is a Lender, an Arranger or an Affiliate of the foregoing at the time it enters into a Secured Hedge Agreement, in its capacity as a party thereto.

“High Yield Notes” means the Senior Notes and Senior Subordinated Notes.

“High Yield Notes Documentation” means the High Yield Notes, and all documents executed and delivered with respect to the High Yield Notes, including the High Yield Notes Indentures.

“High Yield Notes Indentures” means the Senior Notes Indenture and the Senior Subordinated Notes Indenture.

“Holdings” has the meaning specified in the introductory paragraph to this Agreement.

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“Incremental Amendment” has the meaning specified in Section 2.14(a).

“Incremental Availability” means, at any time, (a) $1,000,000,000 less (b) the sum of (x) the aggregate amount of all commitments of any Lender to make Incremental Term Loans to the Borrower pursuant to Section 2.14 established prior to such time, (y) the aggregate amount of all Revolving Commitment Increases established prior to such time and (z) the aggregate principal amount of Indebtedness incurred pursuant to Section 7.03(u). As of the Restatement Effective Date, the Incremental Availability is $76,401,038.

“Incremental Collateral Agent” means Citibank in its capacity as incremental collateral agent for the New Term Lenders, or any successor incremental collateral agent.

“Incremental Facility Closing Date” has the meaning specified in Section 2.14(a).

“Incremental Term Loans” has the meaning specified in Section 2.14(a).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business and (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid after becoming due and payable);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness;

(g) all obligations of such Person in respect of Disqualified Equity Interests; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Debt and (B) in the case of Parent and its Subsidiaries, exclude all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary of business consistent with past practice. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Liabilities” has the meaning specified in Section 10.05.

“Indemnitees” has the meaning specified in Section 10.05.

“Information” has the meaning specified in Section 10.08.

“Initial Senior Secured Notes Issuance” means the issuance of the New Senior Secured Notes on the Restatement Effective Date.

“Intellectual Property Security Agreement” means the Intellectual Property Security Agreement, substantially in the form attached as Exhibit I.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made, and (c) as to any New Term Loan, (i) the first Business Day of June, 2009 and, thereafter, the first Business Day of each March, June, September and December and (ii) the Maturity Date applicable to the New Term Loans.

“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter, or to the extent available to each Lender of such Eurocurrency Rate Loan, nine or twelve months or less than one month thereafter, as selected by the Borrower in its Committed Loan Notice; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of Parent and its Subsidiaries, intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business consistent with past practice) or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other nationally recognized statistical rating agency selected by the Borrower.

“IP Rights” has the meaning specified in Section 5.15.

“IRS” means the United States Internal Revenue Service.

“Judgment Currency” has the meaning specified in Section 10.19.

“Junior Financing” has the meaning specified in Section 7.12(a).

“Junior Financing Documentation” means any documentation governing any Junior Financing.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“L/C Advances” means the collective reference to Dollar L/C Advances and Alternative Currency L/C Advances.

“L/C Borrowing” means the collective reference to Dollar L/C Borrowings and Alternative Currency L/C Borrowings.

“L/C Credit Extensions” means the collective reference to the Dollar L/C Credit Extensions and the Alternative Currency L/C Credit Extensions.

“L/C Issuer” means the collective reference to the Dollar L/C Issuer and the Alternative Currency L/C Issuer.

“L/C Obligations” means, the collective reference to the Dollar L/C Obligations and the Alternative Currency L/C Obligations.

“Latest Maturity Date” means, at any date of determination, the latest of the Maturity Dates.

“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes an L/C Issuer and the Swing Line Lender, and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.”

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the relevant L/C Issuer.

“Letter of Credit Expiration Date” means the day that is five (5) Business Days prior to the scheduled Maturity Date then in effect for the Revolving Credit Facilities (or, if such day is not a Business Day, the next preceding Business Day).

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to a Borrower under Article 2 in the form of a Term Loan, a Revolving Credit Loan or a Swing Line Loan.

“Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) the Guaranty, (iv) the Collateral Documents, (v) each Letter of Credit Application, (vi) Amendment No. 1, (vii) Amendment No. 2, (viii) the Amendment Agreement and (ix) the First Lien Intercreditor Agreement.

“Loan Parties” means, collectively, (i) Parent, (ii) Foreign Holdings, (iii) Holdings, (iv) the Borrower, (v) each Guarantor that is a Domestic Subsidiary of Parent and (vi) each other Guarantor that satisfies the Collateral and Guarantee Requirement (without giving effect to clause (c) of the last paragraph of the definition of “Collateral and Guarantee Requirement”).

“Management Stockholders” means the members of management of Parent or any of its Subsidiaries who are investors in Parent or any direct or indirect parent thereof.

“Mandatory Cost” means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 1.01C.

“Master Agreement” has the meaning specified in the definition of “Swap Contract.”

“Material Adverse Effect” means (a) a material adverse effect on the business, operations, assets, liabilities (actual or contingent) or financial condition of Parent and its Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Loan Parties and the Guarantors (taken as a whole) to perform their respective payment obligations under any Loan Document to which any of the Loan Parties or Guarantors is a party or (c) a material adverse effect on the rights and remedies of the Lenders or the Agents under any Loan Document.

“Material Domestic Subsidiary” means, at any date of determination, each of Parent’s Domestic Subsidiaries other than Holdings and the Borrower (a) whose total assets at the last day of the most recent Test Period were equal to or greater than 5% of the Total Assets of Parent and the Restricted Subsidiaries at such date or (b) whose gross revenues for such Test Period were equal to or greater than 5% of the consolidated gross revenues of Parent and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP.

“Material Foreign Subsidiary” means, at any date of determination, each of Parent’s Foreign Subsidiaries other than Foreign Holdings and Foreign Acquisition Co. (a) whose total assets at the last day of the most recent Test Period were equal to or greater than 5% of the Total Assets of Parent and the Restricted Subsidiaries at such date or (b) whose gross revenues for such Test Period were equal to or greater than 5% of the consolidated gross revenues of Parent and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP.

“Material Real Property” means any real property owned by any Loan Party with a book value in excess of $25,000,000.

“Material Subsidiary” means any Material Domestic Subsidiary or any Material Foreign Subsidiary.

“Maturity Date” means, (a) with respect to the Revolving Credit Facilities, December 1, 2012, (b) with respect to the Original Maturity Term Loans, December 1, 2013, (c) with respect to the New Term Loans, December 15, 2014 and (d) with respect to the Extended Maturity Term Loans, December 1, 2016, provided, however, that such date will automatically become September 1, 2014 with respect to the Extended Maturity Term Loans if (i) the Maturity Trigger has occurred and (ii) the aggregate principal amount of Senior Notes outstanding on such date exceeds $500,000,000; provided that if any such day is not a Business Day, the Maturity Date shall be the Business Day immediately preceding such day; provided further that any Permitted Refinancing of Senior Notes shall be deemed Senior Notes for purposes of clause (ii) above if such Permitted Refinancing matures or requires any scheduled amortization, repayment of principal, mandatory redemption or sinking fund obligations prior to the date that is ninety-one (91) days after December 1, 2016 (other than customary offers to repurchase upon a change of control, asset sale or event of loss and customary acceleration right after an event of default).

“Maturity Trigger” means, and shall be deemed to have occurred if, the Total Leverage Ratio with respect to the June 30, 2014 Test Period is greater than 4.00:1.00.

“Maximum Rate” has the meaning specified in Section 10.10.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means collectively, the deeds of trust, trust deeds, hypothecs and mortgages made by the Loan Parties in favor or for the benefit of the Administrative agent on behalf of the Lenders in form and substance reasonably satisfactory to the Administrative Agent, and any other mortgages executed and delivered pursuant to Section 6.11.

“Mortgage Policies” has the meaning specified in Section 6.13(b)(ii).

“Mortgaged Properties” has the meaning specified in paragraph (g) of the definition of Collateral and Guarantee Requirement.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the period since December 2, 2004, has made or been obligated to make contributions.

“Net Cash Proceeds” means:

(a) with respect to the Disposition of any asset by Parent or any Restricted Subsidiary or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of Parent or any Restricted Subsidiary) over (ii) the sum of (A) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and that is required to be repaid (and is timely repaid) in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents), (B) the out-of-pocket fees and expenses (including attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by Parent or such Restricted Subsidiary in connection with such Disposition or Casualty Event, (C) taxes paid or reasonably estimated to be actually payable in connection therewith, and (D) any reserve for adjustment in respect of (x) the sale price of such asset or assets established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by Parent or any Restricted Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction and it being understood that “Net Cash Proceeds” shall include any cash or Cash Equivalents (i) received upon the Disposition of any non-cash consideration received by Parent or any Restricted Subsidiary in any such Disposition and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in clause (D) above or, if such liabilities have not been satisfied in cash and such reserve is not reversed within three hundred and sixty-five (365) days after such Disposition or Casualty Event, the amount of such reserve; provided that (x) no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Cash Proceeds unless such net cash proceeds shall exceed a Dollar Amount of $20,000,000 and (y) no such net cash proceeds shall constitute Net Cash Proceeds under this clause (a) in any fiscal year until the aggregate amount of all such net cash proceeds in such fiscal year shall exceed a Dollar Amount of $50,000,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Cash Proceeds under this clause (a)); and

(b)(i) with respect to the incurrence or issuance of any Indebtedness by Parent or any Restricted Subsidiary or any Permitted Equity Issuance by Parent, the excess, if any, of (x) the sum of the cash received in connection with such incurrence or issuance over (y) the investment banking fees, underwriting discounts, commissions, costs and other out-of-pocket expenses and other customary expenses, incurred by Parent or such Restricted Subsidiary in connection with such incurrence or issuance and (ii) with respect to any Permitted Equity Issuance by any direct or indirect parent of Parent, the amount of cash from such Permitted Equity Issuance contributed to the capital of Parent.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“New Senior Secured Notes Collateral Documents” means, collectively, any security agreement, mortgage, pledge agreement or other similar agreement and each of the other agreements, instruments or documents that creates or purports to create a Lien on the Collateral or a Guarantee in favor of the collateral agent for holders of the New Senior Secured Notes for the benefit of the secured parties thereunder; provided that the terms of which are no more restrictive to the Loan Parties (and beneficial to the secured parties thereunder) than the terms of the Collateral Documents.

“New Senior Secured Notes Indenture” means that certain Senior Secured Notes Indenture for the New Senior Secured Notes dated as of February 19, 2010, among the Borrower, the Guarantors listed therein and the Bank of New York Mellon Trust Company, N.A. as trustee, as the same may be amended, restated, supplemented, substituted, replaced, refinanced or otherwise modified from time to time and any other indenture pursuant to which New Senior Secured Notes are issued.

“New Senior Secured Notes” means the secured notes of the Borrower issued pursuant to the New Senior Secured Notes Indenture on or following the Restatement Effective Date, and the Indebtedness represented thereby; provided that (a) the terms of which do not provide for any scheduled amortization, repayment of principal, mandatory redemption or sinking fund obligations prior to the date that is ninety-one (91) days after the Latest Maturity Date of any Loan outstanding at such time (including, with respect to such notes issued on the Restatement Effective Date, the Extended Maturity Term Loans) (other than customary offers to repurchase upon a change of control, asset sale or event of loss and customary acceleration right after an event of default), (b) the stated maturity date is no earlier than the date that is ninety-one (91) days after the Latest Maturity Date of any Loan outstanding at such time (including, with respect to such notes issued on the Restatement Effective Date, the Extended Maturity Term Loans), (c) such Indebtedness is not Guaranteed by any person other than a Loan Party or a Parent Guarantor that Guarantees the Obligations and the terms of such Guarantees are no more favorable to the secured parties under such notes than the terms of the Guaranty are to the Secured Parties, (d) the Borrower prepays Loans with the proceeds therefrom in compliance with Section 2.05(c), (e) the Borrower shall be the issuer in respect thereof, (f) the covenants and events of default and other terms of which (other than interest rate and redemption premiums) are not, taken as a whole, more restrictive to Holdings, Foreign Holdings, Parent, the Borrower and their respective Subsidiaries than those in this Agreement; provided that the terms thereof shall not include (i) any mandatory prepayment (or reinvestment right) (other than customary offers to repurchase upon a change of control) that is more restrictive with respect to such entities than those in this Agreement or (ii) any financial maintenance covenant, (g) the obligations in respect thereof shall not be secured by any Lien on any asset of the Borrower, any Subsidiary or any other Affiliate of the Borrower, other than any asset constituting Collateral, provided that, at any time that the aggregate amount of obligations in respect of New Senior Secured Notes is greater than the amount of Obligations hereunder, the secured parties under the New Senior Secured Notes, or a trustee or collateral agent on their behalf, shall not be required to release any Lien already in existence as a result of the release of Collateral in accordance with the Loan Documents and (h) all security therefor shall be granted pursuant to documentation that satisfies the definition of “New Senior Secured Notes Collateral Documents” hereof, and the secured parties thereunder, or a trustee or collateral agent on their behalf, shall have become a party to the First Lien Intercreditor Agreement; provided further that, with respect to clauses (a) and (b) above, Indebtedness constituting New Senior Secured Notes when issued shall not cease to constitute New Senior Secured Notes as a result of the subsequent extension of the Latest Maturity Date.

“New Term Lenders” means a Lender with an outstanding New Term Loan.

“New Term Loans” means the terms loans made pursuant to Amendment No. 2.

Non-Cash Charges” has the meaning specified in the definition of the term “Consolidated EBITDA”.

“Non-Consenting Lender” has the meaning specified in Section 3.07(d).

“Non-Loan Party” means any Subsidiary of Parent that is not a Loan Party.

“Nonrenewal Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Note” means a Term Note, a Dollar Revolving Credit Note or an Alternative Currency Revolving Credit Note, as the context may require.

“Not Otherwise Applied” means, with reference to any amount of Net Cash Proceeds of any transaction or event or of the Available Amount that is proposed to be applied to a particular use or transaction, that such amount (a) was not required to be applied to prepay the Loans pursuant to Section 2.05(b), and (b) has not previously been (and is not simultaneously being) applied to anything other than that such particular use or transaction.

“Obligations” means all (x) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party, any Guarantor and their respective Subsidiaries arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party, any Guarantor or any of their respective Subsidiaries of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, (y) obligations of any Loan Party, any Guarantor and their respective Subsidiaries arising under any Secured Hedge Agreement, and (z) Cash Management Obligations. Without limiting the generality of the foregoing, the Obligations of the Loan Parties and the Guarantors under the Loan Documents (and any of their Subsidiaries to the extent they have obligations under the Loan Documents) include (a) the obligation (including guarantee obligations) to pay principal, interest, Letter of Credit commissions, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party, any Guarantor or any of their respective Subsidiaries under any Loan Document and (b) the obligation of any Loan Party, any Guarantor or any of their respective Subsidiaries to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party, such Guarantor or such Subsidiary.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Credit Agreement” has the meaning specified in the first introductory paragraph hereto.

“Original Maturity Term Lender” means a Lender with an outstanding Original Maturity Term Loan.

“Original Maturity Term Loans” means the Term Loans made pursuant to Section 2.01(a) and outstanding hereunder immediately prior to the Restatement Effective Date that were not converted into Extended Maturity Term Loans on the Restatement Effective Date.

“Other Parent Guarantors” means (i) Freescale Holdings (Bermuda) I, Ltd., a Bermuda exempted limited liability company and (ii) Freescale Holdings (Bermuda) II, Ltd., a Bermuda exempted limited liability company.

“Other Taxes” has the meaning specified in Section 3.01(b).

“Outstanding Amount” means (a) with respect to the Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the Dollar Amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans (including any refinancing of outstanding Unreimbursed Amounts under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the Dollar Amount thereof on such date after giving effect to any related L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding Unreimbursed Amounts under related Letters of Credit (including any refinancing of outstanding Unreimbursed Amounts under related Letters of Credit or related L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under related Letters of Credit taking effect on such date.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the Federal Funds Rate, and (b) with respect to any amount denominated in an Alternative Currency (other than Dollars), the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Citibank in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Parent” has the meaning specified in the introductory paragraph to this Agreement.

“Participant” has the meaning specified in Section 10.07(e).

“Participating Member State” means each state so described in any EMU Legislation.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006, as amended.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time since December 2, 2004.

“Permira” means Permira Advisers, LLC.

“Permira Funds” means investment funds advised by Permira.

“Permitted 300 Millimeter Disposition Proceeds Purpose” means, with respect to any Designated 300 Millimeter Disposition Proceeds, the reinvestment of all or any portion of such proceeds in any 300 millimeter or larger wafer fabrication alliance or arrangement of Parent or any Restricted Subsidiary, including minority investments, joint ventures or other alliances.

“Permitted Acquisition” has the meaning specified in Section 7.02(j).

“Permitted Equity Issuance” means any sale or issuance of any Qualified Equity Interests of Parent or any direct or indirect parent of Parent, in each case to the extent permitted hereunder.

“Permitted Holders” means each of (i) the Sponsors and (ii) the Management Stockholders.

“Permitted Intercompany Transfer” means any consolidation, merger, winding up, sale, assignment, transfer, lease, conveyance or other disposal of all or substantially all of the assets of any Other Parent Guarantor, Parent or Foreign Holdings with, into or to any other Person that expressly assumes all the obligations of such Other Parent Guarantor, Parent or Foreign Holdings, as applicable, under this Agreement (such Person, a “Successor Person”); provided (i) with respect to any Other Parent Guarantor, the Successor Person is any Other Parent Guarantor, Parent, Foreign Holdings or Holdings, (ii) with respect to Parent, the Successor Person is Foreign Holdings or Holdings and (iii) with respect to Foreign Holdings, the Successor Person is Parent, Foreign Holdings or Holdings.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e), such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e), at the time thereof, no Event of Default shall have occurred and be continuing, (d) if such Indebtedness being modified, refinanced, refunded, renewed or extended is Indebtedness permitted pursuant to Section 7.03(b), 7.03(t) or is Junior Financing, (i) to the extent such Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, (ii) the terms and conditions (including, if applicable, as to collateral but excluding as to subordination, interest rate and redemption premium) of any such modified, refinanced, refunded, renewed or extended Indebtedness, taken as a whole, are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended; provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees) and (iii) such modification, refinancing, refunding, renewal or extension is incurred by the Person who is the obligor of the Indebtedness being modified, refinanced, refunded, renewed or extended, (e) in the case of any Permitted Refinancing in respect of the Indebtedness under any Second Lien Facility, such Permitted Refinancing is secured only by all or any portion of the Collateral (but not by any other assets) pursuant to one or more security agreements subject to the Second Lien Intercreditor Agreement (or another intercreditor agreement containing terms that are at least as favorable to the Secured Parties as those contained in the Second Lien Intercreditor Agreement) and (f) in the case of any Permitted Refinancing in respect of the Indebtedness under any New Senior Secured Notes, such Permitted Refinancing complies with the requirements set forth in the proviso to the definition of “New Senior Secured Notes”.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA), other than a Foreign Plan, established by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Pledged Debt” has the meaning specified in the Security Agreement.

“Pledged Equity” has the meaning specified in the Security Agreement.

“Post-Acquisition Period” means, with respect to any Permitted Acquisition, the period beginning on the date such Permitted Acquisition is consummated and ending on the last day of the sixth full consecutive fiscal quarter immediately following the date on which such Permitted Acquisition is consummated.

“Principal L/C Issuer” means any L/C Issuer that has issued Letters of Credit under either Revolving Credit Facility having an aggregate Outstanding Amount in excess of $10,000,000.

“Pro Forma Adjustment” means, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or the Consolidated EBITDA of Parent, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by Parent in good faith as a result of (a) actions taken during such Post-Acquisition Period for the purposes of realizing reasonably identifiable and factually supportable cost savings or (b) any additional costs incurred during such Post-Acquisition Period, in each case in connection with the combination of the operations of such Acquired Entity or Business with the operations of Parent and the Restricted Subsidiaries; provided that, so long as such actions are taken during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, the cost savings related to such actions or such additional costs, for purposes of projecting such pro forma increase or decrease to such

Acquired EBITDA or such Consolidated EBITDA, as the case may be, it may be assumed that such cost savings will be realizable during the entirety of such Test Period, or such additional costs, as applicable, will be incurred during the entirety of such Test Period; provided further that any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for cost savings or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, for such Test Period.

“Pro Forma Balance Sheet” has the meaning specified in Section 5.05(a)(ii).

“Pro Forma Basis” and “Pro Forma Effect” mean, with respect to compliance with any test hereunder, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all Equity Interests in any Subsidiary of Parent or any division, product line, or facility used for operations of Parent or any of its Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction”, shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by Parent or any of the Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustment pursuant to (A) above, the foregoing pro forma adjustments may be applied to any such test solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions) that are (as determined by Parent in good faith) (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on Parent and the Restricted Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of Pro Forma Adjustment.

“Pro Forma Financial Statements” has the meaning specified in Section 5.05(a)(ii).

“Pro Rata Share” means, with respect to each Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or Facilities at such time; provided that if such Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

“Projections” shall have the meaning specified in Section 6.01(c).

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualified Securitization Financing” means any Securitization Financing of a Securitization Subsidiary that meets the following conditions: (a) the board of directors of Parent shall have determined in good faith that such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to Parent and the Securitization Subsidiary, (b) all sales and/or contributions of Securitization Assets and related assets to the Securitization Subsidiary are made at fair market value (as determined in good faith by Parent) and (iii) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by Parent) and may include Standard Securitization Undertakings. The grant of a security interest in any Securitization Assets of Parent or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) to secure Indebtedness under this Agreement prior to engaging in any Securitization Financing shall not be deemed a Qualified Securitization Financing.

“Qualifying IPO” means the issuance by Parent or any direct or indirect parent of Parent of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering).

“Refinanced Term Loans” has the meaning specified in Section 10.01.

“Replacement Term Loans” has the meaning specified in Section 10.01.

“Register” has the meaning specified in Section 10.07(d).

“Rejection Notice” has the meaning specified in Section 2.05(b)(vi).

“Reportable Event” means with respect to any Plan any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate Dollar Amount of each Lender’s risk participation and funded participation in Dollar L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c) aggregate unused Revolving Credit Commitments; provided that the unused Term Commitment and unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender or Parent or any Affiliate thereof shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer or other similar officer of a Loan Party or a Guarantor and, as to any document delivered on the Closing Date, any secretary or assistant secretary of a Loan Party or a Guarantor. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party or Guarantor shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party or such Guarantor and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party or such Guarantor.

“Restatement Arrangers” means J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, each in its capacity as a Joint Lead Arranger under this Agreement

“Restatement Effective Date” means the first date all the conditions precedent set forth in Section 7 of the Amendment Agreement are satisfied or waived in accordance with the Amendment Agreement.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of Parent or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to Parent’s stockholders, partners or members (or the equivalent Persons thereof).

“Restricted Subsidiary” means any Subsidiary of Parent other than an Unrestricted Subsidiary.

“Revolving Commitment Increase” has the meaning specified in Section 2.14(a).

“Revolving Commitment Increase Lender” has the meaning specified in Section 2.14(a).

“Revolving Credit Borrowing” means a Dollar Revolving Credit Borrowing or an Alternative Currency Revolving Credit Borrowing.

“Revolving Credit Commitments” means the collective reference to the Dollar Revolving Credit Commitment and the Alternative Currency Revolving Credit Commitment.

“Revolving Credit Exposure” means the collective reference to the Dollar Revolving Credit Exposure and the Alternative Currency Revolving Credit Exposure.

“Revolving Credit Facilities” means the collective reference to the Dollar Revolving Credit Facility and the Alternative Currency Revolving Credit Facility.

“Revolving Credit Lenders” means the collective reference to the Dollar Revolving Credit Lenders and the Alternative Currency Revolving Credit Lenders.

“Revolving Credit Loans” means the collective reference to the Dollar Revolving Credit Loans and the Alternative Currency Revolving Credit Loans.

“Revolving Credit Notes” means the collective reference to the Dollar Revolving Credit Notes and the Alternative Currency Revolving Credit Notes.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency (other than Dollars), same day or other funds as may be determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Lien Facility” means a senior secured credit facility providing for the making of term loans to the Borrower, which credit facility may be secured on a second-priority basis by all or any portion of the Collateral (but not by any other assets) and may be guaranteed by each Guarantor; provided that (a) the Indebtedness under such credit facility will not mature prior to the date that is 91 days after the Latest Maturity Date of the Term Loans outstanding at such time, (b) such credit facility shall provide for no scheduled amortization, payments of principal, sinking fund or similar scheduled payments (other than regularly scheduled payments of interest), (c) such credit facility has covenant, default and remedy provisions and provisions relating to mandatory prepayment, repurchase, redemption and offers to purchase that, taken as a whole, are consistent with those customarily found in second lien financings and (d) concurrently with the effectiveness of such credit facility, the Second Lien Intercreditor Agreement shall have been entered into and shall at all times thereafter be in full force and effect.

“Second Lien Facility Documentation” means the credit agreement or loan agreement evidencing the Second Lien Facility, the Second Lien Intercreditor Agreement and all security agreements, guarantees, pledge agreements and other agreements or instruments executed in connection therewith.

“Second Lien Intercreditor Agreement” means an intercreditor agreement among Parent, Foreign Holdings, Holdings, the Borrower, the Subsidiary Guarantors, the Collateral Agent, the Incremental Collateral Agent and the collateral agent under the Second Lien Facility, pursuant to which it is agreed that the Liens on the Collateral securing the obligations under the Second Lien Facility are subordinated to the Liens on the Collateral securing the Obligations on customary terms and conditions reasonably satisfactory to the Administrative Agent and the Borrower.

“Secured Hedge Agreement” means any Swap Contract permitted under Section 7.03(f) that is entered into by and between any Loan Party or any Restricted Subsidiary and any Hedge Bank.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Incremental Collateral Agent, the Lenders, the Hedge Banks, the Cash Management Banks, the Supplemental Administrative Agent and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.01(c).

“Securities Act” means the Securities Act of 1933.

“Securitization Assets” means the accounts receivable, royalty or other revenue streams and other rights to payment related to the Specified Contract Rights subject to a Qualified Securitization Financing and the proceeds thereof.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Subsidiary in connection with any Qualified Securitization Financing.

“Securitization Financing” means any transaction or series of transactions that may be entered into by Parent or any of its Subsidiaries pursuant to which Parent or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Subsidiary (in the case of a transfer by Parent or any of its Subsidiaries) or (b) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in, any Securitization Assets of Parent or any of its Subsidiaries, and any assets related thereto, including all collateral securing such Securitization Assets, all contracts and all guarantees or other obligations in respect of such Securitization Assets, proceeds of such Securitization Assets and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Securitization Assets.

“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Securitization Subsidiary” means a wholly owned Subsidiary of Parent (or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which Parent or any Subsidiary of Parent makes an Investment and to which Parent or any Subsidiary of Parent transfers Securitization Assets and related assets) that engages in no activities other than in connection with the financing of Securitization Assets of Parent or its Subsidiaries, all proceeds thereof and all rights (contingent and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the board of directors of Parent or such other Person (as provided below) as a Securitization Subsidiary and (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by Parent, Holdings, the Borrower or any other Subsidiary of Parent, other than another Securitization Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates Parent, Holdings, the Borrower or any other Subsidiary of Parent, other than another Securitization Subsidiary, in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of Parent, Holdings, the Borrower or any other Subsidiary of Parent, other than another Securitization Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which none of Parent, Holdings, the Borrower or any other Subsidiary of Parent, other than another Securitization Subsidiary, has any material contract, agreement, arrangement or understanding other than on terms which Parent reasonably believes to be no less favorable to Parent, Holdings, the Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Parent and (c) to which none of Parent, Holdings, the Borrower or any other Subsidiary of Parent, other than another Securitization Subsidiary, has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the board of directors of Parent or such other Person shall be evidenced to the Administrative Agent by delivery to the Administrative Agent of a certified copy of the resolution of the board of directors of Parent or such other Person giving effect to such designation and a certificate executed by a Responsible Officer certifying that such designation complied with the foregoing conditions.

“Security Agreement” means, collectively, the Security Agreement executed by the Loan Parties (other than Parent), substantially in the form of Exhibit G, together with each other security agreement supplement executed and delivered pursuant to Section 6.11.

“Security Agreement Supplement” has the meaning specified in the Security Agreement.

“Senior Notes” means, collectively, (i) $2,350,000,000 in aggregate principal amount of the Borrower’s fixed rate senior unsecured notes due 2014, (ii) $1,500,000,000 in aggregate principal amount of the Borrower’s senior unsecured PIK election notes due 2014 and any additional notes issued or any increase in the outstanding principal amount, in each case, in lieu of cash interest in accordance with the indenture governing such senior unsecured PIK election notes and (iii) $500,000,000 in aggregate principal amount of the Borrower’s senior unsecured floating rate notes due 2014.

“Senior Secured First Lien Incurrence Test” means, as of any date set forth below, the Senior Secured First Lien Leverage Ratio shall be no greater than the ratio set forth below opposite such date:

Fiscal Year	Senior Secured First Lien Leverage Ratio
2006	4.00 to 1.00
2007	4.00 to 1.00
2008	4.00 to 1.00
2009	3.75 to 1.00
2010	3.75 to 1.00
2011	3.50 to 1.00
2012	3.50 to 1.00

Fiscal Year	Senior Secured First Lien Leverage Ratio
2013	3.50 to 1.00
2014	3.50 to 1.00
2015	3.50 to 1.00
2016	3.50 to 1.00

“Senior Secured First Lien Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Senior Secured First Lien Debt as of the last day of such Test Period to (b) Consolidated EBITDA of Parent for such Test Period.

“Senior Notes Indenture” means the Indenture for the Senior Notes, dated as of December 1, 2006.

“Senior Subordinated Notes” means $1,600,000,000 in aggregate principal amount of the Borrower’s fixed rate senior subordinated notes due 2016.

“Senior Subordinated Notes Indenture” means the Indenture for the Senior Subordinated Notes, dated as of December 1, 2006.

“Sold Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA”.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPC” has the meaning specified in Section 10.07(h).

“Specified Contract Rights” means certain intellectual property licenses, agreements or other contracts giving rise to not more than $100,000,000 of annual accounts receivable, royalty or other intellectual property revenue streams or other rights to payment.

“Specified Foreign Subsidiaries” means each Material Foreign Subsidiary that is not a direct or indirect Subsidiary of Holdings, each Transferred Foreign Subsidiary and, after its formation, Foreign Acquisition Co.

“Specified Transaction” means any Investment, Disposition, incurrence or repayment of Indebtedness, Restricted Payment, Subsidiary designation, Incremental Term Loan, Revolving Commitment Increase that by the terms of this Agreement requires such test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect”; provided that a Revolving Commitment Increase, for purposes of this “Specified Transaction” definition, shall be deemed to be fully drawn.

“Sponsor Group” means The Blackstone Group, The Carlyle Group, Permira, Texas Pacific Group and GGC Administration, LLC and their respective Affiliates and funds or partnerships managed by any of them or any of their respective Affiliates, but not including, however, any of their respective portfolio companies.

“Sponsor Management Agreement” means the management agreement between certain of the management companies associated with the Sponsor Group or their advisors and the Borrower.

“Sponsor Termination Fees” means the one time payment under the Sponsor Management Agreement of a termination fee to one or more of the Sponsor Group and their Affiliates in the event of either a Change of Control or the completion of a Qualifying IPO.

“Sponsors” means The Blackstone Group, The Carlyle Group, Permira Funds and Texas Pacific Group and their respective Affiliates and funds or partnerships managed by any of them or any of their respective Affiliates, but not including, however, any of their respective portfolio companies.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by Parent or any Subsidiary of Parent which Parent has determined in good faith to be customary, necessary or advisable in a Securitization Financing.

“Sterling” and “£” means the lawful currency of the United Kingdom.

“Strategic Event” means, as to any Person, any merger or consolidation entered into by such Person (or its Subsidiaries) or any Investment or Disposition made by such Person (or its Subsidiaries).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Parent.

“Subsidiary Guarantor” means, collectively, the Subsidiaries of Parent that are Guarantors.

“Successor Borrower” has the meaning specified in Section 7.04(d).

“Successor Person” has the meaning specified in the definition of “Permitted Intercompany Transfer”.

“Supplemental Administrative Agent” has the meaning specified in Section 9.13 and “Supplemental Administrative Agents” shall have the corresponding meaning.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Facility” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

“Swing Line Lender” means Citibank, in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

“Swing Line Obligations” means, as at any date of determination, the aggregate principal amount of all Swing Line Loans outstanding.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $100,000,000 and (b) the aggregate Dollar Amount of the Dollar Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Dollar Revolving Credit Commitments.

“Syndication Agent” means Credit Suisse Securities (USA) LLC, as Syndication Agent under the Original Credit Agreement.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” has the meaning specified in Section 3.01(a).

“Term Borrowing” means a borrowing consisting of Term Loans of the same Type, Class and currency and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Term Lenders pursuant to this Agreement.

“Term Commitment” means, as to each Term Lender, its obligation to make a Term Loan to the Borrower pursuant to Section 2.01(a) in an aggregate amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01(a) under the caption “Term Commitment” or in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Term Commitments on the Closing Date was $3,500,000,000.

“Term Lender” means, at any time, any Lender that has a Term Commitment or a Term Loan at such time.

“Term Loan” means, collectively, the Original Maturity Term Loans, the Extended Maturity Term Loans and the New Term Loans.

“Term Note” means a promissory note of the Borrower payable to any Term Lender or its registered assigns, in substantially the form of Exhibit C-1 hereto, evidencing the aggregate Indebtedness of the Borrower to such Term Lender resulting from the Term Loans made by such Term Lender.

“Test Period” in effect at any time shall mean the most recent period of four consecutive fiscal quarters of Parent ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each quarter or fiscal year in such period have been or are required to be delivered pursuant to Section 6.01(a) or (b); provided that, prior to the first date that financial statements have been or are required to be delivered pursuant to Section 6.01(a) or (b), the Test Period in effect shall be the period of four consecutive fiscal quarters of Freescale ended September 29, 2006. A Test Period may be designated by reference to the last day thereof (i.e., the “March 31, 2007 Test Period” refers to the period of four consecutive fiscal quarters of the Borrower ended March 31, 2007), and a Test Period shall be deemed to end on the last day thereof.

“Threshold Amount” means $50,000,000.

“Total Assets” means the total assets of Parent and the Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of Parent delivered pursuant to Section 6.01(a) or (b) or, for the period prior to the time any such statements are so delivered pursuant to Section 6.01(a) or (b), the pro forma financial statements of the Borrower giving effect to the Transaction as set forth in the Offering Circular dated November 16, 2006, relating to the High Yield Notes.

“Total Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Debt as of the last day of such Test Period to (b) Consolidated EBITDA of Parent for such Test Period.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Transaction” means, collectively, (a) the Equity Contribution (as defined in the Original Credit Agreement), (b) the Merger (as defined in the Original Credit Agreement), (c) the issuance of the High Yield Notes, (d) the funding of the Term Loans and the Initial Revolving Borrowing (as defined in the Original Credit Agreement) on the Closing Date, (e) the repayment of the Existing Credit Agreement (as defined in the Original Credit Agreement) and other existing indebtedness of Freescale (as defined in the Original Credit Agreement), including the Tender Offer (as defined in the Original Credit Agreement) and Consent Solicitation (as defined in the Original Credit Agreement), (f) the consummation of any other transactions in connection with the foregoing, (g) execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and in the case of the Borrower, the Borrowings hereunder, and (h) the payment of the fees and expenses incurred in connection with any of the foregoing.

“Transaction Expenses” means any fees or expenses incurred or paid by Parent or any Restricted Subsidiary in connection with the Transaction, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

“Transferred Foreign Subsidiary” has the meaning specified in the definition of “Foreign Reorganization”.

“Type” means, with respect to a Loan denominated in Dollars, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

“Unaudited Financial Statements” means unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of Freescale and its Subsidiaries for each fiscal quarter ended at least forty-five (45) days before the Closing Date for which Audited Financial Statements were not required, which financial statements shall be prepared in accordance with GAAP.

“Uniform Commercial Code” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted Subsidiary” means (i) each Subsidiary of Parent listed on Schedule 1.01B, (ii) each Securitization Subsidiary and (iii) any Subsidiary of Parent designated by the board of directors of Parent as an Unrestricted Subsidiary pursuant to Section 6.14 subsequent to the Closing Date.

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.

“U.S. Lender” has the meaning specified in Section 10.15(b).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.

“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

“Withdrawal Liability” mans the liability of a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02. Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) (i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(iii) The term “including” is by way of example and not limitation.

(iv) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

SECTION 1.03. Accounting Terms.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b) Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test contained in this Agreement with respect to any period during which any Specified Transaction occurs, the Total Leverage Ratio and Senior Secured First Lien Leverage Ratio shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis.

SECTION 1.04. Rounding. Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.05. References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

SECTION 1.06. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 1.07. Timing of Payment of Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.

SECTION 1.08. Currency Equivalents Generally.

(a) Any amount specified in this Agreement (other than in Articles 2, 9 and 10 or as set forth in paragraph (b) of this Section) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount to be determined at the rate of exchange quoted by the Reuters World Currency Page for the applicable currency at 11:00 a.m. (London time) on such day (or, in the event such rate does not appear on any Reuters World Currency Page, by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such agreement, such rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m. (New York City time) on such date for the purchase of Dollars for delivery two Business Days later); provided that the determination of any Dollar Amount shall be made in accordance with Section 2.15. Notwithstanding the foregoing, for purposes of determining compliance with Sections 7.01, 7.02 and 7.03 with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred; provided that, for the avoidance of doubt, the foregoing provisions of this Section 1.08 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred at any time under such Sections.

(b) For purposes of determining compliance under Sections 7.02, 7.05 and 7.06, any amount in a currency other than Dollars will be converted to Dollars in a manner consistent with that used in calculating net income in Parent’s annual financial statements delivered pursuant to Section 6.01(a); provided, however, that the foregoing shall not be deemed to apply to the determination of any amount of Indebtedness.

SECTION 1.09. Effect of Restatement. This Agreement shall, except as otherwise expressly set forth herein, supersede the Original Credit Agreement from and after the Restatement Effective Date with respect to the transactions hereunder and with respect to the Loans and Letters of Credit outstanding under the Original Credit Agreement as of the Restatement Effective Date. The parties hereto acknowledge and agree, however, that (a) this Agreement and all other Loan Documents executed and delivered herewith do not constitute a novation, payment and reborrowing or termination of the Obligations under the Original Credit Agreement and the other Loan Documents as in effect prior to the Restatement Effective Date, (b) such Obligations are in all respects continuing with only the terms being modified as provided in this Agreement and the other Loan Documents, (c) the liens and security interests in favor of the Collateral Agent and the Incremental Collateral Agent for the benefit of the Secured Parties securing payment of such Obligations are in all respects continuing and in full force and effect with respect to all Obligations and (d) all references in the other Loan Documents to the Credit Agreement shall be deemed to refer without further amendment to this Agreement.

ARTICLE II

The Commitments and Credit Extensions

SECTION 2.01. The Loans.

(a) The Term Borrowings. Subject to the terms and conditions set forth herein or in the Amendment Agreement, as applicable, (i) each Term Lender (as defined in the Original Credit Agreement) made a Term Loan to the Borrower on the Closing Date or on the Amendment No. 2 Effective Date, (ii) each Term Loan made on the Closing Date outstanding on the Restatement Effective Date that is not converted into an Extended Maturity Term Loan shall be converted on such date into, and the Indebtedness represented by such converted Term Loan shall remain outstanding as, an Original Maturity Term Loan, (iii) each Extended Maturity Term Lender has severally agreed to convert its existing Term Loans made on the Closing Date outstanding on the Restatement Effective Date into, and the Indebtedness represented by such converted Term Loan shall remain outstanding as, an Extended Maturity Term Loan on the Restatement Effective Date and (iv) the New Term Loans made on the Amendment No. 2 Effective Date shall remain outstanding as New Term Loans, in each case as set forth on Schedule 2.01(a). Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(b) The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein (i)each Dollar Revolving Credit Lender severally agrees to make loans denominated in Dollars to the Borrower as elected by the Borrower pursuant to Section2.02 (each such loan, a “Dollar Revolving Credit Loan”) from time to time, on any Business Day after the Closing Date until the Maturity Date, in an aggregate Dollar Amount not to exceed at any time outstanding the amount of such Lenders Dollar Revolving Credit Commitment; provided that after giving effect to any Dollar Revolving Credit Borrowing, the aggregate Outstanding Amount of the Dollar Revolving Credit Loans of any Lender, plus such Lenders Pro Rata Share of the Outstanding Amount of all Dollar L/C Obligations, plus such Lenders Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lenders Dollar Revolving Credit Commitment; and (ii)each Alternative Currency Revolving Credit Lender severally agrees to make loans denominated in an Alternative Currency to the Borrower as elected by the Borrower pursuant to Section2.02 (each such loan, an “Alternative Currency Revolving Credit Loan”) from time to time, on any Business Day until the Maturity Date, in an aggregate Dollar Amount not to exceed at any time outstanding the amount of such Lenders Alternative Currency Revolving Credit Commitment; provided that after giving effect to any Alternative Currency Revolving Credit Borrowing, the aggregate Outstanding Amount of the Alternative Currency Revolving Credit Loans of any Lender, plus such Lenders Pro Rata Share of the Outstanding Amount of all Alternative Currency L/C Obligations shall not exceed such Lenders Alternative Currency Revolving Credit Commitment. Within the limits of each Lenders Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section2.01(b), prepay under Section2.05, and reborrow under this Section 2.01(b). Dollar Revolving Credit Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein, and Alternative Currency Revolving Credit Loans (other than Alternative Currency Revolving Credit Loans denominated in Dollars which may be Base Rate Loans or Eurocurrency Rate Loans) must be Eurocurrency Rate Loans, as further provided herein.

SECTION 2.02. Borrowings, Conversions and Continuations of Loans.

(a) Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the Borrowers irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 12:00 p.m. (New York, New York time or London, England time in the case of any Borrowing denominated in an Alternative Currency (other than a Borrowing denominated in Dollars)) (i)three (3) Business Days prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in Dollars or any conversion of Base Rate Loans to Eurocurrency Rate Loans denominated in Dollars, (ii)three (3) Business Days prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in an Alternative Currency (other than Dollars), and (iii)one (1) Business Day before the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of (x)$2,500,000 or a whole multiple of $500,000 in excess thereof in the case of Term Loans or (y)1,500,000 or a whole multiple of 500,000 in excess thereof in the case of Alternative Currency Loans denominated in Sterling. Except as provided in Sections2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i)whether the Borrower is requesting a Term Borrowing, a Dollar Revolving Credit Borrowing, an Alternative Currency Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii)the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii)the principal amount of Loans to be borrowed, converted or continued, (iv)the currency in which the Loans to be borrowed are to be denominated, (v)the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, and (vi)if applicable, the duration of the Interest Period with respect thereto. If with respect to Loans denominated in Dollars the Borrower fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period (or fails to give a timely notice requesting a continuation of Eurocurrency Rate Loans denominated in an Alternative Currency), it will be deemed to have specified an Interest Period of one (1) month. If no currency is specified, the requested Borrowing shall be in Dollars.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation described in Section 2.02(a). In the case of each Borrowing, each applicable Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m., in the case of any Loan denominated in Dollars, and not later than 1:00 p.m. (London time) in the case of any Loan in an Alternative Currency (other than Dollars), in each case on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Citibank with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrower, there are Swing Line Loans or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, second, to the payment in full of any such Swing Line Loans, and third, to the Borrower as provided above.

(c) Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan unless the Borrower pays the amount due, if any, under Section 3.05 in connection therewith. During the existence of an Event of Default, the Administrative Agent or the Required Lenders may require that no Loans may be converted to or continued as Eurocurrency Rate Loans.

(d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. The determination of the Eurocurrency Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Citibank’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Term Borrowings, all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans from one Type to the other, and all continuations of Term Loans or Revolving Credit Loans as the same Type, there shall not be more than fifteen (15) Interest Periods in effect.

(f) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

(g) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may, with the Borrower’s consent, assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (b) above, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and the Borrower severally agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.02(g) shall be conclusive in the absence of manifest error. If such Lender’s portion of such Borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such the date of such Borrowing, the Administrative Agent shall also be entitled to recover such amount with interest thereon accruing from the date on which the Administrative Agent made the funds available to the Borrower at the rate per annum applicable to Base Rate Loans under the relevant Facility, on demand, from the Borrower. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement, and the Borrower’s obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.02(g) shall cease.

SECTION 2.03. Letters of Credit.

(a) The Letter of Credit Commitments.

(i) Subject to the terms and conditions set forth herein, (A)(1) each Dollar L/C Issuer agrees, in reliance upon the agreements of the other Dollar Revolving Credit Lenders set forth in this Section 2.03, (x) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date applicable to Dollar Letters of Credit issued under the Dollar Revolving Credit Facility, to issue Dollar Letters of Credit for the account of the Borrower (provided, that any Dollar Letter of Credit may be for the benefit of any Subsidiary of the Borrower) and to amend or renew Dollar Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (y) to honor drafts under the Dollar Letters of Credit and (2) the Dollar Revolving Credit Lenders severally agree to participate in Dollar Letters of Credit issued pursuant to this Section 2.03 and (B)(1) each Alternative Currency L/C Issuer agrees, in reliance upon the agreements of the other Alternative Currency Revolving Credit Lenders set forth in this Section 2.03, (x) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date applicable to Alternative Currency Letters of Credit issued under the Alternative Currency Revolving Credit Facility, to issue Alternative Currency Letters of Credit denominated in an Alternative Currency for the account of the Borrower (provided, that any Alternative Currency Letter of Credit may be for the

benefit of any Subsidiary of the Borrower) and to amend or renew Alternative Currency Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (y) to honor drafts under the Alternative Currency Letters of Credit and (2) the Alternative Currency Revolving Credit Lenders severally agree to participate in Alternative Currency Letters of Credit issued pursuant to this Section 2.03; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Dollar Revolving Credit Exposure of any Lender would exceed such Lender’s Dollar Revolving Credit Commitment, (y) the Alternative Currency Revolving Credit Exposure of any Lender would exceed such Lender’s Alternative Currency Revolving Credit Commitment or (z) the Outstanding Amount of the Dollar L/C Obligations would exceed the Dollar Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) An L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or direct that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date (for which such L/C Issuer is not otherwise compensated hereunder);

(B) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit (other than the Letters of Credit listed on Schedule 2.03(a)(ii)(B)) would occur more than twelve months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;

(C) the expiry date of such requested Letter of Credit would occur after applicable Letter of Credit Expiration Date, unless all the Dollar Revolving Credit Lenders have approved such expiry date; or

(D) the issuance of such Letter of Credit would violate any Laws binding upon such L/C Issuer.

(iii) An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A)such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the relevant L/C Issuer and the Administrative Agent not later than 12:00 p.m. at least two (2) Business Days prior to the proposed issuance date or date of amendment, as the case may be; or, in each case, such later date and time as the relevant L/C Issuer may agree in a particular instance in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer: (a) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (b) the amount thereof; (c) the expiry date thereof; (d) the name and address of the beneficiary thereof; (e) the documents to be presented by such beneficiary in case of any drawing thereunder; (f) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (g) the currency in which the request Letter of Credit will be denominated; and (h) such other matters as the relevant L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the relevant L/C Issuer may reasonably request.

(ii) Promptly after receipt of any Letter of Credit Application, the relevant L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the relevant L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be. Immediately upon the issuance of (y) each Dollar Letter of Credit, each Dollar Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, acquire from the relevant L/C Issuer a risk participation in such Dollar Letter of Credit in an amount equal to the product of such Dollar Revolving Credit Lender’s Pro Rata Share times the amount of such Dollar Letter of Credit and (z) each Alternative Currency Letter of Credit, each Alternative Currency Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, acquire from the relevant L/C Issuer a risk participation in such Alternative Currency Letter of Credit in an amount equal to the product of such Alternative Currency Revolving Credit Lender’s Pro Rata Share times the amount of such Alternative Currency Letter of Credit.

(iii) If the Borrower so requests in any applicable Letter of Credit Application, the relevant L/C Issuer shall agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit the relevant L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the relevant L/C Issuer, the Borrower shall not be required to make a specific request to the relevant L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the applicable Lenders shall be deemed to have authorized (but may not require) the relevant L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the applicable Letter of Credit Expiration Date; provided that the relevant L/C Issuer shall not permit any such renewal if (A) the relevant L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five (5) Business Days before the Nonrenewal Notice Date from the Administrative Agent or any Revolving Credit Lender, as applicable, or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the relevant L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant L/C Issuer shall notify promptly the Borrower and the Administrative Agent thereof. On the Business Day on which the Borrower shall have received notice of any payment by an L/C Issuer under a Letter of Credit (or, if the Borrower shall have received such notice later than 10:00 a.m. on any Business Day, on the immediately following Business Day) (each such date, an Honor Date), the Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each applicable Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the Dollar Amount thereof in the case of an Alternative Currency) (the Unreimbursed Amount), and the amount of such Lenders Pro Rata Share thereof. In such event, (y)in the case of an Unreimbursed Amount under a Dollar Letter of Credit, the Borrower shall be deemed to have requested a Dollar Revolving Credit Borrowing of Base Rate Loans and (z) in the case of an Unreimbursed Amount under an Alternative Currency Letter of Credit, the Borrower shall be deemed to have requested an Alternative Currency Revolving Credit Borrowing of Eurocurrency Rate Loans (or Base Rate Loans in the case of an Alternative Currency Letter of Credit denominated in Dollars), in each case to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section2.02 for the principal amount of Eurocurrency Rate Loans or Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving

Credit Commitments of such Lenders and Revolving Credit Lenders, and subject to the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Dollar Revolving Credit Lender (including any such Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the relevant Dollar L/C Issuer at the Administrative Agent’s Office for payments in an amount equal to its Pro Rata Share of any Unreimbursed Amount in respect of a Dollar Letter of Credit not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Dollar Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the relevant Dollar L/C Issuer. Each Alternative Currency Revolving Credit Lender (including any such Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the relevant Alternative Currency L/C Issuer at the Administrative Agent’s Office for payments in an amount equal to its Pro Rata Share of any Unreimbursed Amount in respect of an Alternative Currency Letter of Credit not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Alternative Currency Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the relevant Alternative Currency L/C Issuer.

(iii) With respect to any Unreimbursed Amount in respect of a Dollar Letter of Credit that is not fully refinanced by a Dollar Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the relevant Dollar L/C Issuer a Dollar L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which Dollar L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Dollar Revolving Credit Lenders payment to the Administrative Agent for the account of the relevant Dollar L/C Issuer pursuant to Section2.03(c)(ii) shall be deemed payment in respect of its participation in such Dollar L/C Borrowing and shall constitute a Dollar L/C Advance from such Lender in satisfaction of its participation obligation under this Section2.03. With respect to any Unreimbursed Amount in respect of an Alternative Currency Letter of Credit that is not fully refinanced by an Alternative Currency Revolving Credit Borrowing of Eurocurrency Rate Loans (or Base Rate Loans in the case of an Alternative Currency Letter of Credit denominated in Dollars) because the conditions set forth in Section4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the relevant Alternative Currency L/C Issuer an Alternative Currency L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which Alternative Currency L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Alternative Currency Revolving Credit Lenders payment to the Administrative Agent for the account of the relevant Alternative Currency L/C Issuer pursuant to Section2.03(c)(ii) shall be deemed payment in respect of its participation in such Alternative Currency L/C Borrowing and shall constitute an Alternative Currency L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the relevant L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the relevant L/C Issuer.

(v) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the relevant L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the relevant L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect. A certificate of the relevant L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(vii) If, at any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with this Section 2.03(c), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(viii) If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect.

(d) Obligations Absolute. The obligation of the Borrower to reimburse the relevant L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party or Guarantor may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the relevant L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the relevant L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v) any exchange, release or nonperfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations any Loan Party or Guarantor in respect of such Letter of Credit; or

(vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party or Guarantor;

provided that the foregoing shall not excuse any L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are waived by the Borrower to the extent permitted by applicable Law) suffered by the Borrower that are caused by such L/C Issuer’s gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.

(e) Role of L/C Issuers. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, any Agent-Related Person nor any of the respective correspondents, participants or assignees of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (iii) of this Section 2.03(e); provided that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(f) Cash Collateral. (i) If any Event of Default occurs and is continuing and the Administrative Agent or the Required Lenders, as applicable, require the Borrower to Cash Collateralize the L/C Obligations pursuant to Section 8.02(c) or (ii) an Event of Default set forth under Section 8.01(f) or (g) occurs and is continuing, then the Borrower shall Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such Event of Default), and shall do so not later than 2:00 p.m., New York City time, on (x) in the case of the immediately preceding clause (i), (1) the Business Day that the Borrower receives notice thereof, if such notice is received on such day prior to 12:00 Noon, New York City time, or (2) if clause (1) above does not apply, the Business Day immediately following the day that the Borrower receives such notice and (y) in the case of the immediately preceding clause (ii), the Business Day on which an Event of Default set forth under Section 8.01(f) or (g) occurs or, if such day is not a Business Day, the Business Day immediately succeeding such day. For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the relevant L/C Issuer and the Revolving Credit Lenders, as collateral for the L/C Obligations, cash or deposit account balances (“Cash Collateral”) pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the relevant L/C Issuer (which documents are hereby consented to by the Revolving Credit Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuers and the Revolving Credit Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked accounts at Citibank and may be invested in readily available Cash Equivalents. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent (on behalf of the Secured Parties) or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the deposit accounts at Citibank as aforesaid, an amount equal to the excess of (a) such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the relevant L/C Issuer. To the extent the amount of any Cash Collateral exceeds the then Outstanding Amount of such L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall be refunded to the Borrower. If such Event of Default is cured or waived and no other Event of Default is then occurring and continuing, the amount of any Cash Collateral shall be refunded to the Borrower.

(g) Letter of Credit Fees.

(i) The Borrower shall pay to the Administrative Agent for the account of each Dollar Revolving Credit Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Dollar Letter of Credit issued pursuant to this Agreement equal to the Applicable Rate times the daily maximum amount then available to be drawn under such Dollar Letter of Credit (whether or not such maximum amount is then in effect under such Dollar Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Dollar Letter of Credit). Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable in Dollars on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Dollar Letter of Credit, on the Letter of Credit Expiration Date relating to Dollar Letters of Credit and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Dollar Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(ii) The Borrower shall pay to the Administrative Agent for the account of each Alternative Currency Revolving Credit Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Alternative Currency Letter of Credit issued pursuant to this Agreement equal to the Applicable Rate times the daily maximum amount then available to be drawn under such Alternative Currency Letter of Credit (whether or not such maximum amount is then in effect under such Alternative Currency Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Alternative Currency Letter of Credit). Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable in Dollars on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Alternative Currency Letter of Credit, on the Letter of Credit Expiration Date relating to Alternative Currency Letters of Credit and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Alternative Currency Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(h) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Borrower shall pay directly to each L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by it equal to 0.125% per annum of the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit). Such fronting fees shall be computed on a quarterly basis in arrears. Such fronting fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Borrower shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within ten (10) Business Days of demand and are nonrefundable.

(i) Conflict with Letter of Credit Application. Notwithstanding anything else to the contrary in any Letter of Credit Application, in the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

(j) Addition of an L/C Issuer.

(i) A Dollar Revolving Credit Lender may become an additional Dollar L/C Issuer hereunder pursuant to a written agreement among the Borrower, the Administrative Agent and such Dollar Revolving Credit Lender. The Administrative Agent shall notify the Dollar Revolving Credit Lenders of any such additional Dollar L/C Issuer.

(ii) An Alternative Currency Revolving Credit Lender may become an additional Alternative Currency L/C Issuer hereunder pursuant to a written agreement among the Borrower, the Administrative Agent and such Alternative Currency Revolving Credit Lender. The Administrative Agent shall notify the Alternative Currency Revolving Credit Lenders of any such additional Alternative Currency L/C Issuer.

SECTION 2.04. Swing Line Loans.

(a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make loans in Dollars (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day (other than the Closing Date) until the Maturity Date for the Dollar Revolving Credit Commitments in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Dollar Revolving Credit Loans and Dollar L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Dollar Revolving Credit Commitment; provided that, after giving effect to any Swing Line Loan, the aggregate Outstanding Amount of the Dollar Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Dollar L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Dollar Revolving Credit Commitment then in effect; provided further that, the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Swing Line Loans shall only be denominated in Dollars. Immediately upon the making of a Swing Line Loan, each Dollar Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000 (and any amount in excess of $100,000 shall be an integral multiple of $25,000), and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Dollar Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower.

(c) Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Dollar Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the aggregate Dollar Revolving Credit Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Dollar Revolving Credit Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent’s Office for Dollar denominated payments not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Dollar Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Dollar Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Dollar Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Dollar Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Dollar Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Dollar Revolving Credit Lender’s obligation to make Dollar Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each

Dollar Revolving Credit Lender’s obligation to make Dollar Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Dollar Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Dollar Revolving Credit Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Dollar Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

SECTION 2.05. Prepayments.

(a) Optional.

(i) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Term Loans and Revolving Credit Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Administrative Agent not later than 12:00 p.m. (New York, New York time or London, England time in the case of Loans denominated in an Alternative Currency (other than Dollars)) (A) two (2) Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars, (B) three (3) Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in an Alternative Currency (other than Dollars) and (C) on the date of prepayment of Base Rate Loans; (2) any prepayment of Eurocurrency Rate Loans shall be in a principal amount of (x) $2,500,000 or a whole multiple of $500,000 in excess thereof in the case of Term Loans or (y) £1,500,000 or a whole multiple of £500,000 in excess thereof in the case of

Alternative Currency Loans denominated in Sterling; and (3) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding (it being understood that Base Rate Loans shall be denominated in Dollars only). Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each applicable Lender of its receipt of each such notice, and of the amount of such Lender’s pro rata share of such prepayment. If such notice is given by a Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each prepayment of principal of, and interest on, Alternative Currency Loans shall be made in the relevant Alternative Currency (even if Borrower is required to convert currency to do so). Each prepayment of the Loans pursuant to this Section 2.05(a) shall be paid to the applicable Lenders in accordance with their respective Pro Rata Shares. Notwithstanding anything herein to the contrary, at any time that Original Maturity Term Loans or New Term Loans remain outstanding, all prepayments of Term Loans pursuant to this Section 2.05(a)(i) shall be applied to the Original Maturity Term Loans and the New Term Loans only (but not to the Extended Maturity Term Loans), with such prepayment being applied in accordance with such Original Maturity Term Lenders’ and New Term Lenders’ respective Pro Rata Shares.

(ii) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (2) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. All Swing Line Loans shall be denominated in Dollars only.

(iii) Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of prepayment under Section 2.05(a)(i) or 2.05(a)(ii) if such prepayment would have resulted from a refinancing of all of the Facilities, which refinancing shall not be consummated or shall otherwise be delayed.

(b) Mandatory.

(i) Within five (5) Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(a), the Borrower shall cause to be prepaid an aggregate Dollar Amount of Term Loans equal to (A) 50% (such percentage as it may be reduced as described below, the “ECF Percentage”) of Excess Cash Flow, if any, for the fiscal year covered by such financial statements (commencing with the fiscal year ended December 31, 2007) minus (B) the sum of (i) all voluntary prepayments of Term Loans during such fiscal year and (ii) all voluntary prepayments of Revolving Credit Loans during such fiscal year to the extent the Revolving

Credit Commitments are permanently reduced by the amount of such payments, in the case of each of the immediately preceding clauses (i) and (ii), to the extent such prepayments are not funded with the proceeds of Indebtedness; provided that (x) the ECF Percentage shall be 25% if the Total Leverage Ratio for the fiscal year covered by such financial statements was less than 4.0 and greater than or equal to 3.0 and (y) the ECF Percentage shall be 0% if the Total Leverage Ratio for the fiscal year covered by such financial statements was less than 3.0.

(ii) (A) If (x) Parent or any Restricted Subsidiary Disposes of any property or assets (other than any Disposition of any property or assets permitted by Section 7.05(a), (b), (c), (d) (to the extent constituting a Disposition by any Restricted Subsidiary to a Loan Party), (e), (g), (h), (m) or (o)) or (y) any Casualty Event occurs, which in the aggregate results in the realization or receipt by Parent or such Restricted Subsidiary of Net Cash Proceeds, the Borrower shall cause to be prepaid on or prior to the date which is ten (10) Business Days after the date of the realization or receipt of such Net Cash Proceeds an aggregate Dollar Amount of Term Loans equal to 100% of all Net Cash Proceeds realized or received; provided that (1) no such prepayment shall be required pursuant to this Section 2.05(b)(ii)(A), with respect to such portion of such Net Cash Proceeds that the Borrower shall have, on or prior to such date, given written notice to the Administrative Agent of its intent to reinvest in accordance with Section 2.05(b)(ii)(B) (which notice may only be provided if no Event of Default has occurred and is then continuing) and (2) to the extent any applicable New Senior Secured Notes Indenture requires the Borrower to prepay or make an offer to purchase such New Senior Secured Notes with such Net Cash Proceeds, the amount of prepayment required pursuant to this Section 2.05(b)(ii)(A) shall be deemed to be the amount equal to the product of (x) the amount of such Net Cash Proceeds multiplied by (y) a fraction, the numerator of which is the outstanding principal amount of the Term Loans and the denominator of which is the sum of the outstanding principal amount of the New Senior Secured Notes with respect to which such a requirement to prepay or make an offer to purchase exists and the outstanding principal amount of the Term Loans; provided further that the Borrower shall not be permitted to reinvest any such Net Cash Proceeds in accordance with Section 2.05(b)(ii)(B) below if the Borrower applies any such Net Cash Proceeds to prepay or purchase New Senior Secured Notes and if the Borrower makes any such prepayment or purchase of New Senior Secured Notes, the Borrower shall prepay Term Loans in accordance with this paragraph within one (1) Business Day of such prepayment or purchase of New Senior Secured Notes without giving effect to clause (1) of the proviso above).

(B) With respect to any Net Cash Proceeds realized or received with respect to any Disposition (other than any Disposition specifically excluded from the application of Section 2.05(b)(ii)(A)) or any Casualty Event, at the option of the Borrower, the Borrower may reinvest all or any portion of such Net Cash Proceeds in assets useful for its business (or with respect to Designated 300 Millimeter Disposition Proceeds, in a Permitted 300 Millimeter Disposition Proceeds Purpose) within (x) fifteen (15) months following receipt of such Net Cash Proceeds (provided that such time limitations shall not apply to Designated 300 Millimeter Disposition Proceeds) or (y) if the Borrower enters into a legally binding commitment to reinvest such Net Cash Proceeds within fifteen (15) months following receipt thereof, within the later of (1) fifteen (15) months following receipt thereof or (2) one hundred and eighty (180) days of the date of such legally binding commitment; provided that (i) so long as an Event of Default shall have occurred and be continuing, the Borrower shall not be permitted to make any such reinvestments (other than pursuant to a legally binding commitment that the Borrower entered into at a time when no Event of Default is continuing) and (ii) if any Net Cash Proceeds are no longer intended to be or cannot be so reinvested at any time after delivery of a notice of reinvestment election, an amount equal to any such Net Cash Proceeds shall be applied within five (5) Business Days after the Borrower reasonably determines that such Net Cash Proceeds are no longer intended to be or cannot be so reinvested to the prepayment of the Term Loans or New Senior Secured Notes as set forth in this Section 2.05.

(iii) If Parent or any Restricted Subsidiary incurs or issues any Indebtedness not expressly permitted to be incurred or issued pursuant to Section 7.03, the Borrower shall cause to be prepaid an aggregate Dollar Amount of Term Loans equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date which is five (5) Business Days after the receipt of such Net Cash Proceeds.

(iv) If for any reason the aggregate Dollar Revolving Credit Exposures at any time exceeds the aggregate Dollar Revolving Credit Commitments then in effect, the Borrower shall promptly prepay or cause to be promptly prepaid Dollar Revolving Credit Loans and Swing Line Loans and/or Cash Collateralize the Dollar L/C Obligations in an aggregate amount equal to such excess; provided that the Borrower shall not be required to Cash Collateralize the Dollar L/C Obligations pursuant to this Section 2.05(b)(iv) unless after the prepayment in full of the Dollar Revolving Credit Loans and Swing Line Loans such aggregate Outstanding Amount exceeds the aggregate Dollar Revolving Credit Commitments then in effect. If for any reason the aggregate Alternative Currency Revolving Credit Exposures at any time exceeds the aggregate Alternative Currency Revolving Credit Commitments then in effect, the Borrower shall promptly prepay or cause to be promptly prepaid Alternative Currency Revolving Credit Loans and/or Cash Collateralize the Alternative Currency L/C Obligations in an aggregate amount equal to such excess; provided that the Borrower shall not be required to Cash Collateralize the Alternative Currency L/C Obligations pursuant to this Section 2.05(b)(iv) unless after the prepayment in full of the Alternative Currency Revolving Credit Loans such aggregate Outstanding Amount exceeds the aggregate Alternative Currency Revolving Credit Commitments then in effect.

(v) (X) Each prepayment of Term Loans pursuant to this Section 2.05(b) shall be applied in direct order of maturity to repayments thereof required pursuant to Section 2.07(a); and (Y) each such prepayment shall be paid to the Lenders in accordance with their respective Pro Rata Shares subject to clause (vi) of this Section 2.05(b).

(vi) The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clauses (i) through (iii) of this Section 2.05(b) at least three (3) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Term Lender of the contents of the Borrower’s prepayment notice and of such Lender’s Pro Rata Share of the prepayment. Each Term Lender may reject all or a portion of its Pro Rata Share of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to clauses (i) through (iii) of this Section 2.05(b) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the

Borrower no later than 5:00 p.m. (New York time) one Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory repayment of Term Loans to be rejected by such Lender. If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory repayment of Term Loans. Any Declined Proceeds shall be offered to the Term Lenders not so declining such prepayment (with such non-declining Lenders having the right to decline any prepayment with Declined Proceeds at the time and in the manner specified by the Administrative Agent). To the extent such non-declining Lenders elect to decline their Pro Rata Share of such Declined Proceeds, any Declined Proceeds remaining thereafter shall be retained by the Borrower.

(c) New Senior Secured Notes Proceeds.

(i) If the Borrower incurs or issues any Indebtedness permitted to be incurred or issued pursuant to Section 7.03(w) (other than a Permitted Refinancing of Indebtedness incurred or issued thereunder), the Borrower shall (x) in the case of the Initial Senior Secured Notes Issuance, substantially contemporaneously with such incurrence or issuance (and in no event more than one (1) Business Day following the date of such incurrence or issuance), prepay the principal amount of the Term Loans (for the avoidance of doubt, the Original Maturity Term Loans, the Extended Maturity Term Loans and the New Term Loans) of each of the Term Lenders in accordance with such Term Lender’s respective pro rata share of Term Loans hereunder, in an aggregate Dollar Amount equal to not less than 85% of the gross proceeds of the Initial Senior Secured Notes Issuance and (y) in the case of any issuance of any New Senior Secured Notes (other than the Initial Senior Secured Notes Issuance), substantially contemporaneously with such incurrence or issuance (and in no event more than one (1) Business Day following the date of such incurrence or issuance), prepay the principal amount of the Original Maturity Term Loans and the New Term Loans of each of the Original Maturity Term Lenders and the New Term Lenders (and, if no Original Maturity Term Loans or New Term Loans are outstanding, prepay the principal amount of the Extended Maturity Term Loans of each of the Extended Maturity Term Lenders) in accordance with such Lenders’ respective Pro Rata Shares of such Term Loans to be prepaid pursuant to this Section 2.05(c) in an aggregate Dollar Amount equal to 100% of the Net Cash Proceeds of such issuance (which prepayment of principal, in the case of both (x) and (y) above, shall be accompanied by the payment of accrued but unpaid interest, premiums and fees and expenses associated with such principal amount prepaid).

(ii) (X) Each prepayment of Term Loans pursuant to this Section 2.05(c) shall be applied in direct order of maturity to repayments thereof required pursuant to Section 2.07(a); and (Y) each such prepayment shall be paid to the applicable Lenders in accordance with their respective Pro Rata Shares. For purposes of Section 10.01(d), Section 2.05(c)(ii)(Y) shall be treated the same as Section 2.05(b)(v)(Y).

(iii) The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clause (i) of this Section 2.05(c) on or prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Term Lender of the contents of the Borrower’s prepayment notice and of such Lender’s Pro Rata Share of the prepayment. With respect to any mandatory prepayment required to be made pursuant to Section 2.05(c)(i)(x), each Term Lender may reject all or a portion of its Pro Rata Share of such mandatory prepayment by providing written notice to the Administrative Agent and the Borrower as specified in the Amendment Agreement. With respect to any mandatory prepayment required to be made pursuant to Section 2.05(c)(i)(y), each New Term Lender may reject all or a portion of its Pro Rata Share of any mandatory prepayment of New Term Loans required to be made pursuant to such clause at any time that Original Maturity Term Loans remain outstanding by providing a Rejection Notice to the Administrative Agent and the Borrower no later than 5:00 p.m. (New York time) one Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. Each such Rejection Notice from a given New Term Lender shall specify the principal amount of the mandatory repayment of New Term Loans to be rejected by such New Term Lender. If a Lender fails to reject such prepayment as specified in the Amendment Agreement or fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, as applicable, any such failure will be deemed an acceptance of the total amount of such mandatory repayment of Term Loans. Any Declined Proceeds shall be offered to the applicable Term Lenders not so declining such prepayment (with such non-declining Lenders having the right to decline any prepayment with Declined Proceeds at the time and in the manner specified by the Administrative Agent). To the extent such non-declining Lenders elect to decline their Pro Rata Share of such Declined Proceeds, any Declined Proceeds remaining thereafter shall be retained by the Borrower.

(iv) Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of prepayment under Section 2.05(c)(iii) if such prepayment would have resulted from an issuance of New Senior Secured Notes, which issuance shall not be consummated or shall otherwise be delayed.

(d) Interest, Funding Losses, Etc. All prepayments under this Section 2.05 shall be accompanied by all accrued interest thereon, together with, in the case of any such prepayment of a Eurocurrency Rate Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurocurrency Rate Loan pursuant to Section 3.05.

Notwithstanding any of the other provisions of Section 2.05, so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurocurrency Rate Loans is required to be made under this Section 2.05, prior to the last day of the Interest Period therefor and less than three months are remaining in such Interest Period, in lieu of making any payment pursuant to this Section 2.05 in respect of any such Eurocurrency Rate Loan prior to the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05. Upon the occurrence and during the continuance of any Event of Default, the

Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with the relevant provisions of this Section 2.05.

SECTION 2.06. Termination or Reduction of Commitments.

(a) Optional. The Borrower may, upon written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class; provided that (i) any such notice shall be received by the Administrative Agent three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $500,000 or any whole multiple of $100,000 in excess thereof and (iii) if, after giving effect to any reduction of the Commitments, the Dollar Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Dollar Revolving Credit Facility, such sublimit shall be automatically reduced by the amount of such excess. The amount of any such Commitment reduction shall not be applied to the Dollar Letter of Credit Sublimit or the Swing Line Sublimit unless otherwise specified by the Borrower. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of the Commitments if such termination would have resulted from a refinancing of all of the Facilities, which refinancing shall not be consummated or otherwise shall be delayed.

(b) Mandatory. The Term Commitment of each Term Lender shall be automatically and permanently reduced to $0 upon the making of such Term Lender’s Term Loans pursuant to Section 2.01(a)(i). The Revolving Credit Commitments shall terminate on the applicable Maturity Date for each such Facility.

(c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of unused portions of the Dollar Letter of Credit Sublimit, or the Swing Line Sublimit or the unused Commitments of any Class under this Section 2.06. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.07). All commitment fees accrued until the effective date of any termination of the Dollar Revolving Credit Commitments or Alternative Currency Revolving Credit Commitments, as applicable, shall be paid on the effective date of such termination.

SECTION 2.07. Repayment of Loans.

(a) Term Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Original Maturity Term Lenders and the Extended Maturity Term Lenders (i) on the last Business Day of each March, June, September and December, commencing with the last Business Day of March 2007, an aggregate Dollar Amount equal to 0.25% of the aggregate Dollar Amount of all Term Loans outstanding on the Closing Date, it being understood that such Term Loans were converted into Original Maturity Term Loans and Extended Maturity Term Loans on the Restatement Effective Date from Term Loans made on the Closing Date and such Term Loans will continue to be paid their ratable share of such amortization payments (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (ii) on the applicable Maturity Date for such Class of Term Loans, the aggregate principal amount of all such Term Loans outstanding on such date. The Borrower shall repay the New Term Loans as specified in Section 3(d) of Amendment No. 2.

(b) Revolving Credit Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the applicable Lenders on the Maturity Date for the Revolving Credit Facilities the aggregate principal amount of all of its Revolving Credit Loans outstanding on such date.

(c) Swing Line Loans. The Borrower shall repay its Swing Line Loans on the earlier to occur of (i) the date five (5) Business Days after such Loan is made and (ii) the Maturity Date for the Dollar Revolving Credit Facility.

(d) For the avoidance of doubt, all Loans shall be repaid, whether pursuant to this Section 2.07 or otherwise, in the currency in which they were made.

SECTION 2.08. Interest.

(a) Subject to the provisions of Section 2.08(b), (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate plus (in the case of a Eurocurrency Rate Loan of any Lender which is lent from a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Dollar Revolving Credit Loans. For the avoidance of doubt, each Alternative Currency Loan (other than an Alternative Currency Loan denominated in Dollars) shall be a Eurocurrency Rate Loan. Each New Term Loan shall bear interest as specified in Section 3(c) of Amendment No. 2.

(b) The Borrower shall pay interest on past due amounts hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d) Interest on each Loan shall be payable in the currency in which each Loan was made.

SECTION 2.09. Fees. In addition to certain fees described in Sections 2.03(g) and (h):

(a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each (i) Dollar Revolving Credit Lender in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Rate with respect to commitment fees times the actual daily amount by which the aggregate Dollar Revolving Credit Commitment exceeds the sum of (A) the Outstanding Amount of Dollar Revolving Credit Loans and (B) the Outstanding Amount of Dollar L/C Obligations; provided that any commitment fee accrued with respect to any of the Dollar Revolving Credit Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no commitment fee shall accrue on any of the Dollar Revolving Credit Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender and (ii) Alternative Currency Revolving Credit Lender in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Rate with respect to commitment fees times the actual daily amount by which the aggregate Alternative Currency Revolving Credit Commitment exceeds the sum of (A) the Outstanding Amount of Alternative Currency Revolving Credit Loans and (B) the Outstanding Amount of Alternative Currency L/C Obligations; provided that any commitment fee accrued with respect to any of the Alternative Currency Revolving Credit Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no commitment fee shall accrue on any of the Alternative Currency Revolving Credit Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The commitment fees shall accrue at all times from the Closing Date until the Maturity Date for the Revolving Credit Facilities, including at any time during which one or more of the conditions in Article 4 is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date for the Revolving Credit Facilities. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b) Other Fees. The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent).

SECTION 2.10. Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by Citibank’s “prime rate” and for Alternative Currency Loans denominated in Sterling shall be made on the basis of a year of three hundred and sixty-five (365) days and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred and sixty (360) day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

SECTION 2.11. Evidence of Indebtedness.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for the Borrower, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(c) Entries made in good faith by the Administrative Agent in the Register pursuant to Sections 2.11(a) and (b), and by each Lender in its account or accounts pursuant to Sections 2.11(a) and (b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.

SECTION 2.12. Payments Generally.

(a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency (other than Dollars), all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrower hereunder with respect to principal and interest on Loans denominated in an Alternative Currency (other than Dollars) shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than 2:00 p.m. (London time) on the dates specified herein. If, for any reason, the Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, the Borrower shall make such payment in Dollars in the Dollar Amount of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payments in Dollars, or (ii) after 2:00 p.m. (London time) in the case of payments in an Alternative Currency (other than Dollars), shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(c) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then:

(i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds at the applicable Overnight Rate from time to time in effect; and

(ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the applicable Overnight Rate from time to time in effect. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent manifest error.

(d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article 2, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article 4 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

(f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.04. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties and Guarantors under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the sum of (a) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

SECTION 2.13. Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations and Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

SECTION 2.14. Incremental Credit Extensions.

(a) The Borrower may at any time or from time to time after the Closing Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request (a) one or more additional tranches of term loans (the “Incremental Term Loans”) or (b) one or more increases in the amount of the Revolving Credit Commitments (each such increase, a “Revolving Commitment Increase”), provided that both at the time of any such request and upon the effectiveness of any Incremental Amendment referred to below, no Default or Event of Default shall exist and at the time that any such Incremental Term Loan is made (and after giving effect thereto) no Default or Event of Default shall exist. Each tranche of Incremental Term Loans and each Revolving Commitment Increase shall be in an aggregate principal amount that is not less than $25,000,000 (provided that such amount may be less than $25,000,000 if such amount represents all remaining availability under the limit set forth in the next sentence). Notwithstanding anything to the contrary herein, the aggregate amount of the Incremental Term Loans and the Revolving Commitment Increases shall not exceed the Incremental Availability. The Incremental Term Loans (a) shall rank pari passu in right of payment and of security with the Revolving Credit Loans and the Term Loans, (b) shall not mature earlier than the Latest Maturity Date with respect to the Term Loans and (c) shall be treated substantially the same as the Term Loans made on the Closing Date (in each case, including with respect to mandatory and voluntary prepayments), provided that (i) the terms and conditions applicable to Incremental Term Loans may be materially different from those of the Term Loans to the extent such differences are reasonably acceptable to the Administrative Agent and (ii) the interest rates and amortization schedule applicable to the Incremental Term Loans shall be determined by the Borrower and the lenders thereof. Each notice from the Borrower pursuant to this Section shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans or Revolving Commitment Increases. Incremental Term Loans may be made, and Revolving Commitment Increases may be provided, by any existing Lender (and each existing Term Lender will have the right, but not an obligation, to make a portion of any Incremental Term Loan, and each existing Revolving Credit Lender will have the right, but not an obligation, to provide a portion of any Revolving Commitment Increase, in each case on terms permitted in this Section 2.14 and otherwise on terms reasonably acceptable to the Administrative Agent) or by any other bank or other financial institution (any such other bank or other financial institution being called an “Additional Lender”), provided that the Administrative Agent shall have consented (such consent not to be unreasonably withheld) to such Lender’s or Additional Lender’s making such Incremental Term Loans or providing such Revolving Commitment Increases if such consent would be required under Section 10.07(b) for an assignment of Loans or Revolving Credit Commitments, as applicable, to such Lender or Additional Lender. Commitments in respect of Incremental Term Loans and Revolving Commitment Increases shall become Commitments (or in the case of a Revolving Commitment Increase to be provided by an existing Revolving Credit Lender, an increase in such Lender’s applicable Revolving Credit Commitment) under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by Parent, Foreign Holdings, Holdings, the Borrower, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent. The Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section. The effectiveness of (and, in the case of any Incremental Amendment for an Incremental Term Loan, the borrowing under) any Incremental Amendment shall be subject to the satisfaction on the date thereof (each, an “Incremental Facility Closing Date”) of each of the conditions set forth in Section 4.02 (it being understood that all references to “the date of such Credit Extension” or similar language in such Section 4.02 shall be deemed to refer to the effective date of such Incremental Amendment) and such other conditions as the parties thereto shall agree. The Borrower will use the proceeds of the

Incremental Term Loans and Revolving Commitment Increases for any purpose not prohibited by this Agreement. No Lender shall be obligated to provide any Incremental Term Loans or Revolving Commitment Increases, unless it so agrees. Upon each increase in the Revolving Credit Commitments pursuant to this Section, each Revolving Credit Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Revolving Commitment Increase (each a “Revolving Commitment Increase Lender”) in respect of such increase, and each such Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Credit Lender’s participations hereunder in outstanding Letters of Credit and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (i) participations hereunder in Letters of Credit and (ii) participations hereunder in Swing Line Loans held by each Revolving Credit Lender (including each such Revolving Commitment Increase Lender) will equal the percentage of the aggregate Revolving Credit Commitments of all Revolving Credit Lenders represented by such Revolving Credit Lender’s Revolving Credit Commitment and (b) if, on the date of such increase, there are any Revolving Credit Loans outstanding, such Revolving Credit Loans shall on or prior to the effectiveness of such Revolving Commitment Increase be prepaid from the proceeds of additional Revolving Credit Loans made hereunder (reflecting such increase in Revolving Credit Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Credit Loans being prepaid and any costs incurred by any Lender in accordance with Section 3.05. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(b) This Section 2.14 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

SECTION 2.15. Currency Equivalents.

(a) The Administrative Agent shall determine the Dollar Amount of each Alternative Currency Loan and L/C Obligation in respect of Letters of Credit denominated in an Alternative Currency (other than Dollars) (i) in the case of any Term Loan, as of the Closing Date, and (ii) otherwise, (A) as of the first day of each Interest Period applicable thereto and (B) as of the end of each fiscal quarter of the Borrower, and shall promptly notify the Borrower and the Lenders of each Dollar Amount so determined by it. Each such determination shall be based on the Exchange Rate (x) on the date of the related Committed Loan Notice for purposes of the initial such determination for any Alternative Currency Loan and (y) on the fourth Business Day prior to the date as of which such Dollar Amount is to be determined, for purposes of any subsequent determination.

(b) If after giving effect to any such determination of a Dollar Amount, the aggregate Outstanding Amount of the Alternative Currency Revolving Credit Loans and the Alternative Currency L/C Obligations exceeds the aggregate Alternative Currency Revolving Credit Commitments then in effect by 5% or more, the Borrower shall, within five (5) Business Days of receipt of notice thereof from the Administrative Agent setting forth such calculation in reasonable detail, prepay or cause to be prepaid outstanding Alternative Currency Revolving

Credit Loans or take other action (including, in the Borrower’s discretion, cash collateralization of Alternative Currency L/C Obligations in amounts from time to time equal to such excess) to the extent necessary to eliminate any such excess.

ARTICLE III

Taxes, Increased Costs Protection and Illegality

SECTION 3.01. Taxes.

(a) Except as provided in this Section 3.01, any and all payments by the Borrower (the term Borrower under Article 3 being deemed to include any Subsidiary for whose account a Letter of Credit is issued) or any Guarantor to or for the account of any Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities (including additions to tax, penalties and interest) with respect thereto, excluding, in the case of each Agent and each Lender, taxes imposed on or measured by its net income (including branch profits), and franchise (and similar) taxes imposed on it in lieu of net income taxes, by the jurisdiction (or any political subdivision thereof) under the Laws of which such Agent or such Lender, as the case may be, is organized or maintains a Lending Office, and all liabilities (including additions to tax, penalties and interest) with respect thereto (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as “Taxes”). If the Borrower shall be required by any Laws to deduct any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to any Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01), each of such Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within thirty (30) days after the date of such payment (or, if receipts or evidence are not available within thirty (30) days, as soon as possible thereafter), the Borrower shall furnish to such Agent or Lender (as the case may be) the original or a facsimile copy of a receipt evidencing payment thereof to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent. If the Borrower fails to pay any Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to any Agent or any Lender the required receipts or other required documentary evidence, the Borrower shall indemnify such Agent and such Lender for any incremental taxes, interest or penalties that may become payable by such Agent or such Lender arising out of such failure.

(b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise, property, intangible or mortgage recording taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document excluding, in each case, such amounts that result from an Assignment and Assumption, grant of a participation, transfer or assignment to or designation of a new applicable Lending Office or other office for receiving payments under any Loan Document, except to the extent that any such change is requested or required in writing by the Borrower (all such non-excluded taxes described in this Section 3.01(b) being hereinafter referred to as “Other Taxes”).

(c) The Borrower agrees to indemnify each Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable and paid under this Section 3.01) payable by such Agent and such Lender and (ii) any reasonable expenses arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided such Agent or Lender, as the case may be, provides the Borrower with a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts. Payment under this Section 3.01(c) shall be made within ten (10) days after the date such Lender or such Agent makes a demand therefor.

(d) The Borrower shall not be required pursuant to this Section 3.01 to pay any additional amount to, or to indemnify, any Lender or Agent, as the case may be, to the extent that such Lender or such Agent becomes subject to Taxes subsequent to the Closing Date (or, if later, the date such Lender or Agent becomes a party to this Agreement) as a result of a change in the place of organization or place of doing business of such Lender or Agent or a change in the lending office of such Lender, except to the extent that any such change is requested or required in writing by the Borrower (and provided that nothing in this clause (d) shall be construed as relieving the Borrower from any obligation to make such payments or indemnification in the event of a change in lending office or place of organization that precedes a change in Law to the extent such Taxes result from a change in Law).

(e) Notwithstanding anything else herein to the contrary, if a Foreign Lender or an Agent is subject to U.S. federal withholding tax at a rate in excess of zero percent at the time such Lender or such Agent, as the case may be, first becomes a party to this Agreement, U.S. federal withholding tax (including additions to tax, penalties and interest imposed with respect to such U.S. federal withholding tax which is excluded from Taxes under this clause (e)) imposed by such jurisdiction at such rate shall be considered excluded from Taxes unless such Lender or Agent, as the case may be, is subject to a lesser rate of withholding and provides the appropriate forms certifying that a lesser rate applies, whereupon U.S. federal withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms for which such lesser rate applies; provided that, if at the date of the Assignment and Assumption pursuant to which a Foreign Lender becomes a party to this Agreement, the Lender assignor was entitled to payments under clause (a) of this Section 3.01 in respect of U.S. federal withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include the U.S. federal withholding tax, if any, applicable with respect to the Lender assignee on such date. A Lender that is entitled to an exemption from or reduction of Bermuda withholding tax shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law and as reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate; provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender’s reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender or be otherwise materially disadvantageous to such Lender; provided, further, that the Borrower, shall reimburse such Lender for any material out-of-pocket costs that are incurred by the Lender with respect to providing any such documentation.

(f) If any Lender or Agent determines, in its reasonable discretion, that it is entitled to receive a refund in respect of any Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by the Borrower pursuant to this Section 3.01, it shall use its reasonable best efforts to receive such refund and upon receipt of any such refund shall promptly remit such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.01 with respect to the Taxes or Other Taxes giving rise to such refund plus any interest included in such refund by the relevant taxing authority attributable thereto) to the Borrower, net of all reasonable out-of-pocket expenses of the Lender or Agent, as the case may be and without interest (other than any interest paid by the relevant taxing authority with respect to such refund); provided that the Borrower, upon the request of the Lender or Agent, as the case may be, agrees promptly to return such refund to such party in the event such party is required to repay such refund to the relevant taxing authority. Such Lender or Agent, as the case may be, shall, at the Borrower’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority (provided that such Lender or Agent may delete any information therein that such Lender or Agent deems confidential). Nothing herein contained shall interfere with the right of a Lender or Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Lender or Agent to claim any tax refund or to make available its tax returns or disclose any information relating to its tax affairs or any computations in respect thereof or require any Lender or Agent to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.

(g) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or (c) with respect to such Lender it will, if requested by the Borrower, use commercially reasonable efforts (subject to legal and regulatory restrictions) to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the sole judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided further that nothing in this Section 3.01(g) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.01(a) or (c).

SECTION 3.02. Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans, or to determine or charge interest rates based upon the Eurocurrency Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Rate Loans or to convert Base Rate Loans to Eurocurrency Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurocurrency Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or promptly, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment or conversion under Section 3.05. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

SECTION 3.03. Inability to Determine Rates. If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan, or that the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and the Interest Period of such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurocurrency Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

SECTION 3.04. Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurocurrency Rate Loans.

(a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the Closing Date, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurocurrency Rate Loans or issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes covered by Section 3.01, (ii) the imposition of, or any change in the rate of, any taxes payable by such Lender, (iii) reserve requirements contemplated by Section 3.04(c) or (iv) the requirements of the Bank of England and the Financial Services Authority or the European Central Bank reflected in the Mandatory Cost, other than as set forth below) or the Mandatory Cost, as calculated hereunder, does not represent the cost to such Lender of complying with the requirements of the Bank of England and/or the Financial Services Authority or the European Central Bank in relation to its making, funding or maintaining of Eurocurrency Rate Loans, then from time to time within fifteen (15) days after demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction or, if applicable, the portion of such cost that is not represented by the Mandatory Cost.

(b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, in each case after the Closing Date, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction within fifteen (15) days after receipt of such demand.

(c) The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least fifteen (15) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days from receipt of such notice.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to Section 3.04(a), (b) or (c) for any such increased cost or reduction incurred more than one hundred and eighty (180) days prior to the date that such Lender demands, or notifies the Borrower of its intention to demand, compensation therefor, provided further that, if the circumstance giving rise to such increased cost or reduction is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e) If any Lender requests compensation under this Section 3.04, then such Lender will, if requested by the Borrower, use commercially reasonable efforts to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided further that nothing in this Section 3.04(e) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.04(a), (b), (c) or (d).

SECTION 3.05. Funding Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) (i) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan; or

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

SECTION 3.06. Matters Applicable to All Requests for Compensation.

(a) Any Agent or any Lender claiming compensation under this Article 3 shall deliver a certificate to the Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.

(b) With respect to any Lender’s claim for compensation under Sections 3.01, 3.02, 3.03 or 3.04, no Borrower shall be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by the Borrower under Section 3.04, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another Eurocurrency Rate Loans, or to convert Base Rate Loans into Eurocurrency Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c) If the obligation of any Lender to make or continue from one Interest Period to another any Eurocurrency Rate Loan, or to convert Base Rate Loans into Eurocurrency Rate Loans shall be suspended pursuant to Section 3.06(b) hereof, such Lender’s Eurocurrency Rate Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurocurrency Rate Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.01, 3.02, 3.03 or 3.04 hereof that gave rise to such conversion no longer exist:

(i) to the extent that such Lender’s Eurocurrency Rate Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s Eurocurrency Rate Loans shall be applied instead to its Base Rate Loans; and

(ii) all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Eurocurrency Rate Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into Eurocurrency Rate Loans shall remain as Base Rate Loans.

(d) If any Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 3.01, 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of such Lender’s Eurocurrency Rate Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurocurrency Rate Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurocurrency Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurocurrency Rate Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

SECTION 3.07. Replacement of Lenders under Certain Circumstances.

(a) If at any time (i) any Lender requests reimbursement for amounts owing pursuant to Section 3.01 or 3.04 as a result of any condition described in such Sections or any Lender ceases to make Eurocurrency Rate Loans as a result of any condition described in Section 3.02 or Section 3.04, (ii) any Lender becomes a Defaulting Lender or (iii) any Lender becomes a Non-Consenting Lender, then the Borrower may, on ten (10) Business Days’ prior written notice to the Administrative Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement (or, with respect to clause (iii) above, all of its rights and obligations with respect to the Class of Loans or Commitments that is the subject of the related consent, waiver or amendment) to one or more Eligible Assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person; and provided further that (A) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments and (B) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable Eligible Assignees shall have agreed to the applicable departure, waiver or amendment of the Loan Documents.

(b) Any Lender being replaced pursuant to Section 3.07(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, and (ii) deliver any Notes evidencing such Loans to the Borrower or Administrative Agent. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, (B) all obligations of the Borrower owing to the assigning Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender (other than, if applicable, the prepayment premium pursuant to Section 2.16, which shall be payable by the Borrower) to such assigning Lender concurrently with such assignment and assumption and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.

(c) Notwithstanding anything to the contrary contained above, any Lender that acts as an L/C Issuer may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such L/C Issuer (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such L/C Issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to each such outstanding Letter of Credit and the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.09.

(d) In the event that (i) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain Class of the Loans and (iii) the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

SECTION 3.08. Survival. All of the Borrower’s obligations under this Article 3 shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE IV

Conditions Precedent to Credit Extensions

SECTION 4.01. Conditions to Effectiveness. The effectiveness of the amendment and restatement of the Original Credit Agreement in the form of this Agreement is subject to the satisfaction of the conditions precedent set forth in Section 7 of the Amendment Agreement.

SECTION 4.02. Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans) is subject to the following conditions precedent:

(a) The representations and warranties of the Borrower and each other Loan Party contained in Article 5 or any other Loan Document (except, in the case of the initial Credit Extensions, the representations contained in Sections 5.03, 5.05, 5.06, 5.07, 5.08, 5.09, 5.10, 5.11, 5.12, 5.14, 5.15 and 5.16 and in any other Loan Document) shall be true and correct in all material respects on and as of the date of such Credit Extension; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(b) Except in the case of the initial Credit Extensions, no Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

(c) The Administrative Agent and, if applicable, the relevant L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurocurrency Rate Loans) submitted by a Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V

Representations and Warranties

The Borrower represents and warrants to the Agents and the Lenders that:

SECTION 5.01. Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of its Subsidiaries (a) is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, orders, writs, injunctions and orders and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (c), (d) or (e), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.02. Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the Transaction, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01), or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any material Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (b)(i), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.03. Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transaction, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.04. Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party and each Guarantor that is party thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of such Loan Party or Guarantor, as the case may be, enforceable against each Loan Party and each Guarantor that is party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

SECTION 5.05. Financial Statements; No Material Adverse Effect.

(a) (i) The Audited Financial Statements and the Unaudited Financial Statements fairly present in all material respects the financial condition of Freescale and its Subsidiaries as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein. During the period from December 31, 2005 to and including the Closing Date, there has been (i) no sale, transfer or other disposition by Freescale or any of its Subsidiaries of any material part of the business or property of Freescale or any of its

Subsidiaries, taken as a whole and (ii) no purchase or other acquisition by Freescale or any of its Subsidiaries of any business or property (including any Equity Interests of any other Person) material in relation to the consolidated financial condition of Freescale and its Subsidiaries taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto or has not otherwise been disclosed in writing to the Administrative Agent prior to the Closing Date.

(ii) The unaudited pro forma consolidated balance sheet of the Borrower and its Subsidiaries as at September 29, 2006 (including the notes thereto) (the “Pro Forma Balance Sheet”) and the unaudited pro forma consolidated statement of operations of the Borrower and its Subsidiaries for the most recent fiscal year, the quarter ended September 29, 2006 and the 12-month period ending on September 29, 2006 (together with the Pro Forma Balance Sheet, the “Pro Forma Financial Statements”), copies of which have heretofore been furnished to the Administrative Agent, have been prepared giving effect (as if such events had occurred on such date or at the beginning of such periods, as the case may be) to the Transaction, each material acquisition by Freescale or any of its Subsidiaries consummated after September 29, 2006 and prior to the Closing Date and all other transactions that would be required to be given pro forma effect by Regulation S-X promulgated under the Exchange Act (including other adjustments consistent with the definition of Pro Forma Adjustment or as otherwise agreed between the Borrower and the Arrangers). The Pro Forma Financial Statements have been prepared in good faith, based on assumptions believed by the Borrower to be reasonable as of the date of delivery thereof, and present fairly in all material respects on a pro forma basis the estimated financial position of the Borrower and its Subsidiaries as at September 29, 2006 and their estimated results of operations for the periods covered thereby, assuming that the events specified in the preceding sentence had actually occurred at such date or at the beginning of the periods covered thereby.

(b) Since the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(c) The forecasts of consolidated balance sheets, income statements and cash flow statements of the Borrower and its Subsidiaries for each fiscal year ending after the Closing Date until the seventh anniversary of the Closing Date, copies of which have been furnished to the Administrative Agent prior to the Closing Date in a form reasonably satisfactory to it, have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such forecasts, it being understood that actual results may vary from such forecasts and that such variations may be material.

(d) As of the Closing Date, neither Parent nor any Subsidiary has any Indebtedness or other obligations or liabilities, direct or contingent (other than (i) the liabilities reflected on Schedule 5.05, (ii) obligations arising under this Agreement and (iii) liabilities incurred in the ordinary course of business) that, either individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

SECTION 5.06. Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 5.07. No Default. Neither Parent nor any Subsidiary is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 5.08. Ownership of Property; Liens. Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 7.01 and except where the failure to have such title or other interest could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.09. Environmental Compliance.

(a) There are no pending or, to the knowledge of Parent, Foreign Holdings, Holdings or the Borrower, threatened claims, actions, suits, or proceedings alleging potential liability or responsibility for violation of, or otherwise relating to, any Environmental Law that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned, leased or operated by any Loan Party or any of its Subsidiaries or, to its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; (ii) there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and (iii) Hazardous Materials have not been released, discharged or disposed of by any Person on any property currently or, to the knowledge of Parent, Foreign Holdings, Holdings or the Borrower, formerly owned, leased or operated by any Loan Party or any of its Subsidiaries and Hazardous Materials have not otherwise been released, discharged or disposed of by any of the Loan Parties and their Subsidiaries at any other location.

(c) The properties currently or formerly owned, leased or operated by Parent and the Subsidiaries do not contain any Hazardous Materials in amounts or concentrations which (i) constitute a violation of, (ii) require remedial action under, or (iii) could give rise to liability under, Environmental Laws, which violations, remedial actions and liabilities, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(d) Neither Parent nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law except for such investigation or assessment or remedial or response action that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(e) All Hazardous Materials transported from any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries for off-site disposal have been disposed of in a manner not reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect.

(f) Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, none of the Loan Parties and their Subsidiaries has contractually assumed any liability or obligation under or relating to any Environmental Law.

(g) Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, the Loan Parties and each of their Subsidiaries and their respective businesses, operations and properties are and have been in compliance with all Environmental Laws.

SECTION 5.10. Taxes. Except as set forth in Schedule 5.10 or except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, Parent, Foreign Holdings, Holdings, the Borrower and its Subsidiaries have timely filed all Federal and state and other tax returns and reports required to be filed, and have timely paid all Federal and state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.

SECTION 5.11. ERISA Compliance.

(a) Except as set forth in Schedule 5.11(a) or as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance in with the applicable provisions of ERISA, the Code and other Federal or state Laws.

(b) (i) No ERISA Event has occurred during the period beginning on December 2, 2004 through the date on which this representation is made or deemed made; (ii) no Pension Plan has an “accumulated funding deficiency” (as defined in Section 412 of the Code), whether or not waived and, on and after the effectiveness of the Pension Act, no Pension Plan has failed to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Pension Plan; (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 et seq. or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this Section 5.11(b), as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(c) Except where noncompliance would not reasonably be expected to result in a Material Adverse Effect, each Foreign Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders, and neither a Loan Party nor any Subsidiary have incurred any material obligation in connection with the termination of or withdrawal from any Foreign Plan. Except as would not reasonably be expected to result in a Material Adverse Effect, the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan which is funded, determined as of the end of the most recently ended fiscal year of a Loan Party or Subsidiary (based on the actuarial assumptions used for purposes of the applicable jurisdiction’s financial reporting requirements), did not exceed the current value of the assets of such Foreign Plan, and for each Foreign Plan which is not funded, the obligations of such Foreign Plan are properly accrued.

SECTION 5.12. Subsidiaries; Equity Interests. As of the Closing Date, neither Parent nor any other Loan Party has any Subsidiaries other than those specifically disclosed in Schedule 5.12, and all of the outstanding Equity Interests in Foreign Holdings, Holdings, the Borrower and the Material Subsidiaries have been validly issued, are fully paid and nonassessable and all Equity Interests owned by Parent or any other Loan Party are owned free and clear of all Liens except (i) those created under the Collateral Documents and (ii) any nonconsensual Lien that is permitted under Section 7.01. As of the Closing Date, Schedule 5.12 (a) sets forth the name and jurisdiction of each Subsidiary, (b) sets forth the ownership interest of Parent, Foreign Holdings, Holdings, the Borrower and any other Subsidiary in each Subsidiary, including the percentage of such ownership and (c) identifies each Subsidiary that is a Subsidiary the Equity Interests of which are required to be pledged on the Closing Date pursuant to the Collateral and Guarantee Requirement.

SECTION 5.13. Margin Regulations; Investment Company Act.

(a) No Loan Party is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Borrowings or drawings under any Letter of Credit will be used for any purpose that violates Regulation U.

(b) None of Parent, Foreign Holdings, Holdings, any Person Controlling the Borrower or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

SECTION 5.14. Disclosure. No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information and pro forma financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material.

SECTION 5.15. Intellectual Property; Licenses, Etc. Each of the Loan Parties and their Subsidiaries own, license or possess the right to use, all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, technology, software, know-how database rights, design rights and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses as currently conducted, and, without conflict with the rights of any Person, except to the extent such conflicts, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, no such IP Rights infringe upon any rights held by any Person except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any such IP Rights, is pending or, to the knowledge of the Borrower, threatened against any Loan Party or Subsidiary, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 5.16. Solvency. On the Closing Date after giving effect to the Transaction the Loan Parties, on a consolidated basis, are Solvent.

SECTION 5.17. Subordination of Junior Financing. The Obligations are “Senior Debt,” “Senior Indebtedness,” “Guarantor Senior Debt” or “Senior Secured Financing” (or any comparable term) under, and as defined in, any Junior Financing Documentation.

ARTICLE VI

Affirmative Covenants

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each of Parent, Foreign Holdings, Holdings and the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each Restricted Subsidiary to:

SECTION 6.01. Financial Statements. Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a) as soon as available, but in any event within one hundred and twenty (120) days after the end of the 2006 fiscal year and within ninety (90) days after the end of each fiscal year of Parent, beginning with the 2007 fiscal year a consolidated balance sheet of Parent and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of KPMG LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b) as soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of Parent (commencing with the fiscal quarter ended March 30, 2007), a consolidated balance sheet of Parent and its Subsidiaries as at the end of such fiscal quarter, and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of Parent as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of Parent and its Subsidiaries in accordance with GAAP, subject only to normal year-end adjustments and the absence of footnotes;

(c) as soon as available, and in any event no later than ninety (90) days after the end of each fiscal year of Parent, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of Parent and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow and projected income and a summary of the material underlying assumptions applicable thereto) (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such Projections, it being understood that actual results may vary from such Projections and that such variations may be material; and

(d) simultaneously with the delivery of each set of consolidated financial statements referred to in Sections 6.01(a) and 6.01(b) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 6.01 may be satisfied with respect to financial information of Parent and its Subsidiaries by furnishing (A) the applicable financial statements of any direct or indirect parent of Parent that holds all of the Equity Interests of Parent or (B) Parent’s (or any direct or indirect parent thereof), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of clauses (A) and (B), (i) to the extent such information relates to a parent of Parent, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Parent (or such parent), on the one hand, and the information relating to Parent and the Restricted Subsidiaries on a standalone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by a report and opinion of KPMG LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.

SECTION 6.02. Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a) no later than five (5) days after the delivery of the financial statements referred to in Section 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of Parent;

(b) promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which Parent files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(c) promptly after the furnishing thereof, copies of any material requests or material notices received by any Loan Party (other than in the ordinary course of business) or material statements or material reports furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries having an aggregate outstanding principal amount greater than the Threshold Amount or pursuant to the terms of any High Yield Notes Documentation, Second Lien Facility Documentation or Junior Financing Documentation, in each case, so long as the aggregate outstanding principal amount thereunder is greater than the Threshold Amount and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.02;

(d) together with the delivery of the financial statements pursuant to Section 6.01(a) and each Compliance Certificate pursuant to Section 6.02(a), (i) a report setting forth the information required by Section 3.03(c) of the Security Agreement or confirming that there has been no change in such information since the Closing Date or the date of the last such report), (ii) a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.05(b) or Section 2.05(c) and (iii) a list of each Subsidiary that identifies each Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate;

(e) (i) promptly following any request therefor, on and after the effectiveness of the Pension Act, copies of (i) any documents described in Section 101(k)(1) of ERISA that Parent and any of its ERISA Affiliates may request with respect to any

Multiemployer Plan and (ii) any notices described in Section 101(l)(1) of ERISA that Parent or any of its ERISA Affiliates may request with respect to any Plan or Multiemployer Plan; provided that if Parent or any of its ERISA Affiliates have not requested such documents or notices from the administrator or sponsor of the applicable Plan or Multiemployer Plan, Parent or its ERISA Affiliates shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof; and

(f) promptly, such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(a) to the Administrative Agent. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

SECTION 6.03. Notices. Promptly after obtaining actual knowledge thereof, notify the Administrative Agent:

(a) of the occurrence of any Default; and

(b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including such matters arising out of or resulting from (i) breach or non-performance of, or any default or event of default under, a Contractual Obligation of any Loan Party or any Subsidiary, (ii) any dispute, litigation, investigation or proceeding between any Loan Party or any Subsidiary and any Governmental Authority, (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary, including pursuant to any applicable Environmental Laws or in respect of IP Rights or the assertion or occurrence of any noncompliance by any Loan Party or any of its Subsidiaries with, or liability under, any Environmental Law or Environmental Permit, or (iv) the occurrence of any ERISA Event.

Each notice pursuant to this Section shall be accompanied by a written statement of a Responsible Officer of the Borrower (x) that such notice is being delivered pursuant to Section 6.03(a) or (b) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.

SECTION 6.04. Payment of Obligations. Pay, discharge or otherwise satisfy as the same shall become due and payable, all its obligations and liabilities in respect of taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent the failure to pay or discharge the same could not reasonably be expected to have a Material Adverse Effect.

SECTION 6.05. Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05 and (b) take all reasonable action to maintain all rights, privileges (including its good standing), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except (i) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect or (ii) pursuant to a transaction permitted by Section 7.04 or 7.05.

SECTION 6.06. Maintenance of Properties. Except if the failure to do so could not reasonably be expected to have a Material Adverse Effect, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted, and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice.

SECTION 6.07. Maintenance of Insurance. Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as Parent and the Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons.

SECTION 6.08. Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

SECTION 6.09. Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of Parent, Foreign Holdings, Holdings, the Borrower or such Subsidiary, as the case may be.

SECTION 6.10. Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom (other than the records of the Board of Directors of such Loan Party or such Subsidiary) and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year absent the existence of an Event of Default and only one (1) such time shall be at the Borrower’s expense; provided further that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. Notwithstanding anything to the contrary in this Section 6.10, none of Parent or any Restricted Subsidiary will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (iii) is subject to attorney-client or similar privilege or constitutes attorney work product.

SECTION 6.11. Covenant to Guarantee Obligations and Give Security. At the Borrower’s expense, take all action necessary or reasonably requested by the Administrative Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:

(a) upon the formation or acquisition of any new direct or indirect wholly owned Subsidiary (in each case, other than an Unrestricted Subsidiary or an Excluded Subsidiary) by any Loan Party, the designation in accordance with Section 6.14 of any existing direct or indirect wholly owned Subsidiary as a Restricted Subsidiary or any Subsidiary becoming a Material Subsidiary:

(i) within forty five (45) days after such formation, acquisition or designation or such longer period as the Administrative Agent may agree in its discretion:

(A) cause each such Domestic Subsidiary that is required to become a Guarantor under the Collateral and Guarantee Requirement to furnish to the Administrative Agent a description of the Material Real Properties owned by such Restricted Subsidiary in detail reasonably satisfactory to the Administrative Agent;

(B) cause each such Domestic Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Administrative Agent or the Collateral Agent (as appropriate) Mortgages, Security Agreement Supplements, Intellectual Property Security Agreements and other security agreements and documents (including, with respect to Mortgages, the documents listed in Section 6.13(b)), as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Mortgages, Security Agreement, Intellectual Property Security Agreements and other Collateral Documents in effect on the Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement;

(C) cause each such Restricted Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to deliver any and all certificates representing Equity Interests (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank (or any other documents customary under local law) and instruments evidencing the intercompany Indebtedness held by such Restricted Subsidiary and required to be pledged pursuant to the Collateral Documents, indorsed in blank to the Collateral Agent;

(D) take and cause such Restricted Subsidiary and each direct or indirect parent of such Restricted Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to take whatever action (including, in the case of Domestic Subsidiaries, the recording of Mortgages, the filing of Uniform Commercial Code financing statements and delivery of stock and membership interest certificates) may be necessary in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid Liens required by the Collateral and Guarantee Requirement, enforceable against all third parties in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law),

(ii) within thirty (30) days (or forty five (45) days with respect to any Foreign Subsidiary) after the request therefor by the Administrative Agent (or such longer period as the Administrative Agent may agree in its sole discretion), deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 6.11(a) as the Administrative Agent may reasonably request, and

(iii) as promptly as practicable after the request therefor by the Administrative Agent, deliver to the Administrative Agent with respect to each Material Real Property, any existing title reports, surveys or environmental assessment reports.

(b) (i) the Borrower shall obtain the security interests and Guarantees set forth on Schedule 1.01A on or prior to the dates corresponding to such security interests and Guarantees set forth on Schedule 1.01A; and

(ii) after the Closing Date, promptly after the acquisition of any Material Real Property by any Loan Party other than Parent, and such Material Real Property shall not already be subject to a perfected Lien pursuant to the Collateral and Guarantee Requirement, the Borrower shall give notice thereof to the Administrative Agent and promptly thereafter shall cause such real property to be subjected to a Lien to the extent required by the Collateral and Guarantee Requirement and will take, or cause the relevant Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect or record such Lien, including, as applicable, the actions referred to in Section 6.13(b).

SECTION 6.12. Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) comply, and take all reasonable actions to cause any lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; (b) obtain and renew all Environmental Permits necessary for its operations and properties; and, (c) in each case to the extent required by applicable Environmental Laws, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all applicable Environmental Laws.

SECTION 6.13. Further Assurances and Post-Closing Conditions.

(a) Promptly upon reasonable request by the Administrative Agent (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents.

(b) In the case of any Material Real Property, provide the Administrative Agent with Mortgages with respect to such owned real property within thirty (30) days (or such longer period as the Administrative Agent may agree in its sole discretion) of the acquisition of, or, if requested by the Administrative Agent, entry into, or renewal of, a ground lease in respect of, such real property in each case together with:

(i) evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem reasonably necessary or desirable in order to create a valid and subsisting perfected Lien on the property and/or rights described therein in favor of the Administrative Agent or the Collateral Agent (as appropriate) for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;

(ii) fully paid American Land Title Association Lender’s Extended Coverage title insurance policies or the equivalent or other form available in each applicable jurisdiction (the “Mortgage Policies”) in form and substance, with endorsements and in amount, reasonably acceptable to the Administrative Agent (not to exceed the value of the real properties covered thereby), issued, coinsured and reinsured by title insurers reasonably acceptable to the Administrative Agent, insuring the Mortgages to be valid subsisting Liens on the property described therein, free and clear of all defects and encumbrances, subject to Liens permitted by Section 7.01, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents) and such coinsurance and direct access reinsurance as the Administrative Agent may reasonably request;

(iii) opinions of local counsel for the Loan Parties in states in which the real properties are located, with respect to the enforceability and perfection of the Mortgages and any related fixture filings in form and substance reasonably satisfactory to the Administrative Agent; and

(iv) such other evidence that all other actions that the Administrative Agent may reasonably deem necessary or desirable in order to create valid and subsisting Liens on the property described in the Mortgages has been taken.

SECTION 6.14. Designation of Subsidiaries. The board of directors of the Borrower may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default shall have occurred and be continuing, (ii) other than for purposes of designating a Restricted Subsidiary as an Unrestricted Subsidiary that is a Securitization Subsidiary in connection with the establishment of a Qualified Securitization Financing, immediately after giving effect to such designation, the Borrower shall be in compliance with the Senior Secured First Lien Incurrence Test (calculated on a Pro Forma Basis) (and, as a condition precedent to the effectiveness of any such designation, the Borrower shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating satisfaction of such test) and (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of the High Yield Notes or any Junior Financing, as applicable. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the net book value of the Borrower’s investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.

SECTION 6.15. Post-Closing Matters. To the extent such items have not been delivered as of the Closing Date, within ninety (90) days after the Closing Date, unless waived or extended by the Collateral Agent in its sole discretion, the applicable Loan Party shall deliver to the Collateral Agent, with respect to the Mortgaged Properties listed on Schedule 6.15, the following:

(i) duly executed and acknowledged Mortgages, financing statements and other instruments meeting the requirements of Section 4.01(a)(iii) of the Original Credit Agreement;

(ii) a Title Policy meeting the requirements of Section 4.01(a)(viii) of the Original Credit Agreement;

(iii) evidence of payment of all applicable title insurance premiums, mortgage recording taxes, fees, charges, costs and expenses required for the recording of each Mortgage and issuance of the Title Policies as required by Section 4.01(a)(iii)(C) of the Original Credit Agreement;

(iv) surveys with respect to each Mortgaged Property; and

(v) favorable written opinions of local counsel in the states in which each such Mortgaged Property is located and any related fixture filings as required by Section 4.01(a)(iii)(B) of the Original Credit Agreement.

SECTION 6.16. Approval and Authorization; Real Estate Matters. (a) The Lenders hereby approve the form of First Lien Intercreditor Agreement and authorize the Collateral Agent and Incremental Collateral Agent (i) to enter into the same on their behalf (with such non-material changes thereto made prior to such agreement’s effectiveness as may be reasonably acceptable to each of the Restatement Arrangers) and (ii) to perform their duties and obligations and to exercise their rights and remedies thereunder including, without limitation, appointing and directing the directing agent thereunder to exercise such rights and remedies on its behalf. The Lenders acknowledge that the Collateral Agent and the Incremental Collateral Agent, as applicable, will be acting as collateral agent for the holders of the Obligations under the Collateral Documents and a separate agent or agents will be acting as collateral agent for the holders of each series of the New Senior Secured Notes under the New Senior Secured Notes Collateral Documents, in each case, on the terms provided for in the Collateral Documents and the New Senior Secured Notes Collateral Documents, but subject in all respects to the First Lien Intercreditor Agreement.

(b) No later than 45 days following each issuance of New Senior Secured Notes, the Borrower shall deliver or cause to be delivered the following:

(i) amendments to each Mortgage to which a Loan Party is then party in form and substance reasonably satisfactory to the Administrative Agent (to the extent the Administrative Agent determines, in its reasonable discretion, that such amendment is required);

(ii) executed legal opinions, in form and substance reasonably satisfactory to the Administrative Agent, with respect to the enforceability and perfection of such amended Mortgages, if any; and

(iii) with respect to each amended Mortgage, a date-down and modification endorsement to the policy or policies of title insurance insuring the Lien of such Mortgage (or if not available in a particular state, a policy of title insurance), issued by a nationally recognized title insurance company insuring the Lien of each amended Mortgage as a valid Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 7.01 or consented to by the Administrative Agent, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request having the effect of a valid, issued and binding title insurance policy.

ARTICLE VII

Negative Covenants

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, Parent, Foreign Holdings, Holdings and the Borrower shall not, nor shall they permit any of their Restricted Subsidiaries to, directly or indirectly:

SECTION 7.01. Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens pursuant to any Loan Document;

(b) Liens existing on the Closing Date and listed on Schedule 7.01(b) and any modifications, replacements, renewals or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03, and (B) proceeds and products thereof, and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03;

(c) Liens for taxes, assessments or governmental charges which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP;

(d) statutory or common law Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business which secure amounts not overdue for a period of more than thirty (30) days or if more than thirty (30) days overdue, are unfiled and no other action has been taken to enforce such Lien or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP;

(e) (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Parent or any Restricted Subsidiary;

(f) deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

(g) easements, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and minor title defects affecting real property which, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of Parent or any Material Subsidiary and any exception on the title polices issued in connection with the Mortgaged Property;

(h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(i) Liens securing Indebtedness permitted under Section 7.03(e); provided that (i) such Liens attach concurrently with or within two hundred and seventy (270) days after the acquisition, construction, repair, replacement or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, replacements thereof and additions and accessions to such property and the proceeds and the products thereof and customary security deposits and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for additions and accessions to such assets, replacements and products thereof and customary security deposits) other than the assets subject to such Capitalized Leases; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(j) leases, licenses, subleases or sublicenses (including the provision of software under an open source license) granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of Parent or any material Subsidiary, taken as a whole, or (ii) secure any Indebtedness;

(k) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(l) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on the items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set off) and which are within the general parameters customary in the banking industry;

(m) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.02(j) or (o) to be applied against the purchase price for such Investment and (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(n) Liens on property of any Foreign Subsidiary securing Indebtedness incurred pursuant to Section 7.03(h), 7.03(n) or Section 7.03(v) in an aggregate amount outstanding not exceeding $325,000,000;

(o) Liens in favor of Parent or a Restricted Subsidiary securing Indebtedness permitted under Section 7.03(d);

(p) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 6.14), in each case after the Closing Date (other than Liens on the Equity Interests of any Person that becomes a Restricted Subsidiary) and the replacement, extension or renewal of any Lien permitted by this clause (p) upon or in the same property previously subject thereto in connection with the replacement, extension or renewal (without increase in the amount or any change in any direct or contingent obligor) of the amount or value secured thereby; provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) the Indebtedness secured thereby is permitted under Section 7.03(e) or (g);

(q) any interest or title of a lessor under leases entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business;

(r) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business;

(s) Liens deemed to exist in connection with Investments in repurchase agreements under Section 7.02 and reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts maintained in the ordinary course of business and not for speculative purposes;

(t) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of Parent or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Parent and the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of Parent or any Restricted Subsidiary in the ordinary course of business;

(u) Liens solely on any cash earnest money deposits made by Parent or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(v) (i) Liens placed upon the Equity Interests of any Restricted Subsidiary acquired pursuant to a Permitted Acquisition to secure Indebtedness incurred pursuant to Section 7.03(g) in connection with such Permitted Acquisition and (ii) Liens placed upon the assets of such Restricted Subsidiary and any of its Subsidiaries to secure Indebtedness (or to secure a Guarantee of such Indebtedness) incurred pursuant to Section 7.03(g) in connection with such Permitted Acquisition;

(w) ground leases in respect of real property on which facilities owned or leased by the Borrower or any of its Subsidiaries are located;

(x) Liens arising from precautionary Uniform Commercial Code financing statement filings;

(y) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(z) Liens on the Collateral (but not any other assets) securing Indebtedness under any Second Lien Facility (or any Permitted Refinancing in respect thereof); provided such Liens are subject to the Second Lien Intercreditor Agreement (or, in the case of any Permitted Refinancing thereof, another intercreditor agreement containing terms that are at least as favorable to the Secured Parties as those contained in the Second Lien Intercreditor Agreement);

(aa) Liens on the Securitization Assets arising in connection with a Qualified Securitization Financing;

(bb) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of Parent or any Material Subsidiary;

(cc) Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(dd) Liens securing letters of credit in a currency other than Dollars permitted under Section 7.03(p) in an aggregate amount at any time outstanding not to exceed $50,000,000;

(ee) Liens securing obligations of the Borrower and the Loan Parties in respect of Indebtedness permitted by Section 7.03(w); and

(ff) other Liens securing Indebtedness or other obligations in an aggregate principal amount at any time outstanding not to exceed $150,000,000.

SECTION 7.02. Investments. Make or hold any Investments, except:

(a) Investments by Parent or a Restricted Subsidiary in assets that were Cash Equivalents when such Investment was made;

(b) loans or advances to officers, directors and employees of Parent and the Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of Parent (or any direct or indirect parent thereof after a Qualifying IPO of such direct or indirect Parent) (provided that the amount of such loans and advances shall be contributed to the Borrower in cash as common equity) and (iii) for purposes not described in the foregoing clauses (i) and (ii), in an aggregate principal amount outstanding not to exceed $20,000,000;

(c) asset purchases (including purchases of inventory, supplies and materials) and the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons, in each case in the ordinary course of business;

(d) Investments (i) by any Loan Party in any other Loan Party, (ii) by any Non-Loan Party in any other Non-Loan Party that is a Restricted Subsidiary, (iii) by any Non-Loan Party in any Loan Party, (iv) by any Loan Party in any Non-Loan Party that is a Restricted Subsidiary; provided that all such Investments pursuant to this clause (iv) shall be in the form of intercompany loans and evidenced by notes that have been pledged (individually or pursuant to a global note) to the Collateral Agent for the benefit of the Lenders (provided that in order to comply with the laws and regulations of a jurisdiction where such Non-Loan Party is located or organized, Investments in an aggregate amount not to exceed $300,000,000 may be structured as an equity contribution or otherwise in a form other than an intercompany loan); provided, further that to the extent that the amount of intercompany loans outstanding to any Non-Loan Party pursuant to this clause (iv) exceeds $100,000,000, such Non-Loan Party shall not be entitled to incur secured Indebtedness in excess of 50% of the aggregate amount of all such intercompany loans outstanding to such Non-Loan Party;

(e) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(f) Investments consisting of Liens, Indebtedness, fundamental changes, Dispositions and Restricted Payments permitted under Sections 7.01, 7.03, 7.04, 7.05 and 7.06, respectively;

(g) Investments (i) existing or contemplated on the Closing Date and set forth on Schedule 7.02(g) and any modification, replacement, renewal, reinvestment or extension thereof and (ii) existing on the Closing Date by Parent or any Restricted Subsidiary in Parent or any other Restricted Subsidiary and any modification, renewal or extension thereof; provided that the amount of any Investment permitted pursuant to this Section 7.02(g) is not increased from the amount of such Investment on the Closing Date except pursuant to the terms of such Investment as of the Closing Date or as otherwise permitted by this Section 7.02;

(h) Investments in Swap Contracts permitted under Section 7.03;

(i) promissory notes and other noncash consideration received in connection with Dispositions permitted by Section 7.05;

(j) the purchase or other acquisition of property and assets or businesses of any Person or of assets constituting a business unit, a line of business or division of such Person, or Equity Interests in a Person that, upon the consummation thereof, will be a wholly owned Subsidiary of Parent (including as a result of a merger or consolidation); provided that, with respect to each purchase or other acquisition made pursuant to this Section 7.02(j) (each, a “Permitted Acquisition”):

(A) subject to clause (B) below, a majority of all property, assets and businesses acquired in such purchase or other acquisition shall constitute Collateral and each applicable Loan Party and any such newly created or acquired Subsidiary (and, to the extent required under the Collateral and Guarantee Requirement, the Subsidiaries of such created or acquired Subsidiary) shall be Guarantors and shall have complied with the requirements of Section 6.11, within the times specified therein (for the avoidance of doubt, this clause (A) shall not override any provisions of the Collateral and Guarantee Requirement);

(B) the aggregate amount of consideration paid in respect of acquisitions of Persons that do not become Loan Parties (giving effect to any Investments permitted under Section 7.02(r)) shall not exceed $800,000,000 (net of any return representing a return of capital in respect of any such Investment);

(C) the acquired property, assets, business or Person is in the same line of business as Parent and the Subsidiaries, taken as a whole;

(D) the board of directors (or similar governing body) of the person to be so purchased or acquired shall not have indicated publicly its opposition to the consummation of such purchase or acquisition (which opposition has not been publicly withdrawn);

(E) (1) immediately before and immediately after giving Pro Forma Effect to any such purchase or other acquisition, no Default shall have occurred and be continuing and (2) immediately after giving effect to such purchase or other acquisition, the Borrower shall be in compliance with the Senior Secured First Lien Incurrence Test (calculated on a Pro Forma Basis) and, satisfaction of such test shall be evidenced by a certificate from the Chief Financial Officer of the Borrower demonstrating such satisfaction calculation in reasonable detail; and

(F) the Borrower shall have delivered to the Administrative Agent, on behalf of the Lenders, no later than five (5) Business Days after the date on which any such purchase or other acquisition is consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this clause (i) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition;

(k) the Transaction;

(l) Investments in the ordinary course of business consisting of Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices;

(m) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(n) loans and advances to Parent (or any direct or indirect parent thereof) in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to Parent (or such direct or indirect parent) in accordance with Section 7.06(f) or (g);

(o) so long as immediately after giving effect to any such Investment no Default has occurred and is continuing, other Investments that do not exceed $800,000,000 in the aggregate, net of any return representing return of capital in respect of any such investment and valued at the time of the making thereof; provided that, such amount shall be increased by (i) the Net Cash Proceeds of Permitted Equity Issuances that are Not Otherwise Applied and (ii) if as of the last day of the immediately preceding Test Period, the Borrower shall have been in compliance with the Senior Secured First Lien Incurrence Test (calculated on a Pro Forma Basis), the Available Amount that is Not Otherwise Applied;

(p) advances of payroll payments to employees in the ordinary course of business;

(q) Investments to the extent that payment for such Investments is made solely with Qualified Equity Interests of Parent (or by any direct or indirect parent of Parent after a Qualifying IPO of such direct or indirect parent);

(r) Investments held by a Restricted Subsidiary acquired after the Closing Date or of a corporation merged into the Borrower or merged or consolidated with a Restricted Subsidiary in accordance with Section 7.04 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(s) Guarantees by Parent or any Restricted Subsidiary of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(t) (i) Investments in a Securitization Subsidiary or any Investment by a Securitization Subsidiary in any other Person in connection with a Qualified Securitization Financing; provided, however, that any such Investment in a Securitization Subsidiary is in the form of a contribution of additional Securitization Assets or as equity, and (ii) distributions or payments of Securitization Fees and purchases of Securitization Assets pursuant to a Securitization Repurchase Obligation in connection with a Qualified Securitization Financing;

(u) Investments constituting the non-cash portion of consideration received in a Disposition permitted by Section 7.05;

(v) Investments in or with respect to Borrower’s jointly funded alliance with respect to the 300 millimeter wafer fabrication in Crolles, France, as in effect on the Closing Date, and any amendment, modification or restructuring thereof, or any successor or replacement alliance or arrangement with respect thereto, or any additional alliance or arrangement with respect to 300 millimeter or larger wafer fabrication (in each case, whether or not located in Crolles, France); provided that the aggregate fair market value of any such Investments in any calendar year shall not exceed an amount equal to (i) $150,000,000, with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum carryover of $250,000,000; plus (ii) the amount of 300 Millimeter Disposition Proceeds received during such calendar year, with unused 300 Millimeter Disposition Proceeds in any calendar year being carried over to succeeding calendar years without any maximum carryover amount; provided that the aggregate amount of Investments made pursuant to this sub-clause (ii) shall not exceed $500,000,000; minus (iii) the amount of 300 Millimeter R&D Expenses incurred during such calendar year that is added back to Consolidated Net Income of Parent with respect to such calendar year in arriving at Consolidated EBITDA of Parent with respect to such calendar year (including with respect to such calendar year reducing the amounts available under the immediately preceding sub-clauses (i) and (ii), as applicable, for carryover to succeeding calendar years); and

(w) any Investment made to consummate the Foreign Reorganization or any Permitted Intercompany Transfer;

provided that no Investment in an Unrestricted Subsidiary that would otherwise be permitted under this Section 7.02 shall be permitted hereunder to the extent that any portion of such Investment is used to make any prepayments, redemptions, purchases, defeasances and other payments in respect of any Junior Financing.

SECTION 7.03. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness of Parent and any of its Subsidiaries under the Loan Documents;

(b) Indebtedness (i) outstanding on the Closing Date and listed on Schedule 7.03(b) and any Permitted Refinancing thereof and (ii) intercompany Indebtedness outstanding on the Closing Date;

(c) Guarantees by Parent and the Restricted Subsidiaries in respect of Indebtedness of Parent or any Restricted Subsidiary otherwise permitted hereunder (except that a Restricted Subsidiary that is not a Loan Party may not, by virtue of this Section 7.03(c), Guarantee Indebtedness that such Restricted Subsidiary could not otherwise incur under this Section 7.03); provided that (A) no Guarantee by any Restricted Subsidiary of any High Yield Note, Second Lien Facility, New Senior Secured Notes or Junior Financing shall be permitted unless such Restricted Subsidiary shall have also provided a Guarantee of the Obligations substantially on the terms set forth in the Guaranty and (B) if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

(d) Indebtedness of Parent or any Restricted Subsidiary owing to Parent or any other Restricted Subsidiary to the extent constituting an Investment permitted by Section 7.02; provided that, all such Indebtedness of any Loan Party owed to any Person that is not a Loan Party shall be subject to the subordination terms set forth in Section 5.03 of the Security Agreement;

(e) so long as the Borrower is in compliance with the Senior Secured First Lien Incurrence Test (calculated after giving Pro Forma Effect to the incurrence of such Indebtedness), (i) Attributable Indebtedness and other Indebtedness (including Capitalized Leases) financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets; provided that such Indebtedness is incurred concurrently with or within two hundred and seventy (270) days after the applicable acquisition, construction, repair, replacement or improvement, (ii) Attributable Indebtedness arising out of sale-leaseback transactions permitted by Section 7.05(f) and (iii) any Permitted Refinancing of any Indebtedness set forth in the immediately preceding clauses (i) and (ii);

(f) Indebtedness in respect of Swap Contracts designed to hedge against interest rates, foreign exchange rates or commodities pricing risks incurred in the ordinary course of business and not for speculative purposes;

(g) Indebtedness of any Restricted Subsidiary (i) assumed in connection with any Permitted Acquisition or (ii) incurred to finance a Permitted Acquisition, in each case, that is secured only by the assets or business acquired in the applicable Permitted Acquisition (including any acquired Equity Interests) and so long as both immediately prior and after giving effect thereto, (A) no Default shall exist or result therefrom, and (B) the aggregate principal amount of such Indebtedness and all Indebtedness resulting from any Permitted Refinancing thereof at any time outstanding pursuant to this paragraph (g) does not exceed $325,000,000;

(h) (i) Indebtedness of any Restricted Subsidiary (A) assumed in connection with any Permitted Acquisition; provided that such Indebtedness is not incurred in contemplation of such Permitted Acquisition, or (B) incurred to finance a Permitted Acquisition and (ii) any Permitted Refinancing of the foregoing; provided, in each case that such Indebtedness and all Indebtedness resulting from any Permitted Refinancing thereof (w) is unsecured or is subordinated to the Obligations on terms no less favorable to the Lenders than the subordination terms set forth in the Senior Subordinated Notes Indenture as of the Closing Date, (x) both immediately prior and after giving effect thereto, (1) no Default shall exist or result therefrom and (2) the Total Leverage Ratio (calculated after giving Pro Forma Effect to the assumption or incurrence of such Indebtedness) shall not be greater than 6.50 to 1.00, (y) matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the Latest Maturity Date of the Term Loans outstanding at such time (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemptions provisions satisfying the requirement of clause (z) hereof) and (z) has terms and conditions (other than interest rate and redemption premiums), taken as a whole, that are not materially less favorable to the Borrower as the terms and conditions of the Senior Subordinated Notes as of the Closing Date; provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees); provided further that notwithstanding anything contained in the Loan Documents to the contrary, (a) the only obligors with respect to any Indebtedness incurred pursuant to clause (A) of this paragraph or any Permitted Refinancing of Indebtedness in respect thereof shall be of those Persons who were obligors of such Indebtedness immediately prior to such Permitted Acquisition and (b) Restricted Subsidiaries that are Non-Loan Parties may not incur Indebtedness pursuant to this clause (h) in an aggregate outstanding amount in excess of 5% of Foreign Subsidiary Total Assets;

(i) Indebtedness representing deferred compensation to employees of the Borrower and the Restricted Subsidiaries incurred in the ordinary course of business;

(j) Indebtedness to current or former officers, directors, managers, consultants and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Parent permitted by Section 7.06;

(k) Indebtedness incurred by the Restricted Subsidiaries in a Permitted Acquisition, any other Investment expressly permitted hereunder or any Disposition, in each case to the extent constituting indemnification obligations or obligations in respect of purchase price (including earn-outs) or other similar adjustments;

(l) Indebtedness consisting of obligations of Parent and the Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with the Transaction and Permitted Acquisitions or any other Investment expressly permitted hereunder;

(m) Cash Management Obligations and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case in connection with deposit accounts;

(n) Indebtedness in an aggregate principal amount not to exceed $800,000,000 at any time outstanding; provided that a maximum of $650,000,000 in aggregate principal amount of such Indebtedness may be incurred by Non-Loan Parties;

(o) Indebtedness consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(p) Indebtedness incurred by Parent or any of the Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims; provided that any reimbursement obligations in respect thereof are reimbursed within 30 days following the incurrence thereof;

(q) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any of the Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(r) Indebtedness incurred by a Securitization Subsidiary in a Qualified Securitization Financing that is not recourse (except for Standard Securitization Undertakings) to Parent or any of its Restricted Subsidiaries;

(s) Indebtedness supported by a Letter of Credit, in a principal amount not to exceed the face amount of such Letter of Credit;

(t) Indebtedness in respect of the High Yield Notes and any Permitted Refinancing thereof;

(u) (i) Indebtedness under a Second Lien Facility in an aggregate principal amount not to exceed the Incremental Availability; provided that at the time of the incurrence of such Indebtedness and after giving Pro Forma Effect thereto, no Default exists or would result therefrom, and (ii) Permitted Refinancings in respect thereof, in each case incurred by the Borrower; and

(v) Indebtedness incurred by a Foreign Subsidiary which, when aggregated with the principal amount of all other Indebtedness incurred pursuant to this clause (v) and then outstanding, does not exceed 5% of Foreign Subsidiary Total Assets, which Indebtedness shall be secured only to the extent permitted by Section 7.01(n);

(w) the New Senior Secured Notes and any Permitted Refinancing in respect thereof, in each case incurred by the Borrower; provided that (i) the Initial Senior Secured Notes Issuance shall be in an aggregate principal amount not less than $750,000,000, (ii) the Borrower complies with Section 2.05(c) in connection with the issuance thereof and (iii) such Indebtedness complies with the requirements set forth in the proviso to the definition to “New Senior Secured Notes”; and

(x) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (w) above.

For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased.

SECTION 7.04. Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a) Parent or any Restricted Subsidiary may merge with (i) the Borrower (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction); provided that (x) the Borrower shall be the continuing or surviving Person, (y) such merger does not result in the Borrower ceasing to be incorporated under the Laws of the United States, any state thereof or the District of Columbia and (z) in the case of a merger of Parent with and into the Borrower, Parent shall have no direct Subsidiaries at the time of such merger other than Foreign Holdings or Holdings, or (ii) Parent or any one or more other Restricted Subsidiaries other than the Borrower; provided that (i) when Parent or any Restricted Subsidiary that is a Loan Party is merging with another Restricted Subsidiary, a Loan Party shall be the continuing or surviving Person and (ii) in the case of a merger of Parent with another Restricted Subsidiary, Parent shall have no direct Subsidiaries at the time of such merger other than Foreign Holdings or Holdings; provided, further that if a Specified Foreign Subsidiary is merging with another Restricted Subsidiary that is not a Subsidiary of Holdings, such surviving Person shall be a Guarantor;

(b) (i) any Subsidiary that is not a Loan Party may merge or consolidate with or into any other Subsidiary that is not a Loan Party and (ii) any Subsidiary (other than the Borrower) may liquidate or dissolve or change its legal form if Parent determines in good faith that such action is in the best interests of Parent and its Subsidiaries and if not materially disadvantageous to the Lenders;

(c) any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then (i) the transferee must be a Loan Party or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with Sections 7.02 and 7.03, respectively;

(d) so long as no Default exists or would result therefrom, the Borrower may merge with any other Person; provided that (i) the Borrower shall be the continuing or surviving corporation or (ii) if the Person formed by or surviving any such merger or consolidation is not the Borrower (any such Person, the “Successor Borrower”), (A) the Successor Borrower shall be an entity organized or existing under the laws of the United

States, any state thereof, the District of Columbia or any territory thereof, (B) the Successor Borrower shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (C) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Guaranty confirmed that its Guarantee shall apply to the Successor Borrower’s obligations under this Agreement, (D) each Loan Party, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreement confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, (E) each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have by an amendment to or restatement of the applicable Mortgage (or other instrument reasonably satisfactory to the Administrative Agent) confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, and (F) the Borrower shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any Collateral Document comply with this Agreement; provided, further, that if the foregoing are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement;

(e) so long as no Default exists or would result therefrom, any Restricted Subsidiary may merge with any other Person in order to effect an Investment permitted pursuant to Section 7.02; provided that the continuing or surviving Person shall be a Restricted Subsidiary, which together with each of its Restricted Subsidiaries, shall have complied with the requirements of Section 6.11;

(f) [reserved];

(g) so long as no Default exists or would result therefrom, a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05; and

(h) so long as no Default shall have occurred and be continuing or (in the case of the Foreign Reorganization) would result therefrom, the Foreign Reorganization and any Permitted Intercompany Transfer may be consummated.

SECTION 7.05. Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

(a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of the Borrower and the Restricted Subsidiaries;

(b) Dispositions of inventory and immaterial assets in the ordinary course of business (including allowing any registrations or any applications for registration of any immaterial IP Rights to lapse or go abandoned in the ordinary course of business);

(c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased);

(d) Dispositions of property to a Restricted Subsidiary; provided that if the transferor of such property is a Loan Party (i) the transferee thereof must be a Loan Party or (ii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 7.02;

(e) Dispositions permitted by Sections 7.02, 7.04 and 7.06 and Liens permitted by Section 7.01;

(f) Dispositions of property pursuant to sale-leaseback transactions; provided that (i) with respect to such property owned by Parent and its Restricted Subsidiaries on the Closing Date, the fair market value of all property so Disposed of after the Closing Date (taken together with the aggregate book value of all property Disposed of pursuant to Section 7.05(j)) shall not exceed five percent (5%) of Total Assets per year and (ii) with respect to such property acquired by Parent or any Restricted Subsidiary after the Closing Date, the applicable sale-leaseback transaction occurs within two hundred and seventy (270) days after the acquisition or construction (as applicable) of such property;

(g) Dispositions in the ordinary course of business of Cash Equivalents;

(h) leases, subleases, licenses or sublicenses (including the provision of software under an open source license), in each case in the ordinary course of business and which do not materially interfere with the business of Parent or any Restricted Subsidiary, taken as a whole;

(i) transfers of property subject to Casualty Events upon receipt of the Net Cash Proceeds of such Casualty Event;

(j) Dispositions of property not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Default exists), no Default shall exist or would result from such Disposition, (ii) the aggregate book value of all property Disposed of in reliance on this clause (j) (taken together with the aggregate fair market value of all property Disposed of pursuant to Section 7.05(f)) shall not exceed five percent (5%) of Total Assets per year and (iii) with respect to any Disposition pursuant to this clause (j) for a purchase price in excess of $20,000,000, Parent or a Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (in each case, free and clear of all Liens at the time received, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Section 7.01(a), Section 7.01(l) and clauses (i) and (ii) of Section 7.01(t)); provided, however, that for the purposes of this clause (iii), (A) any liabilities (as shown on Parent’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of Parent or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by such Restricted Subsidiary from such transferee that are converted by such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of the applicable Disposition and (C) any Designated Non-Cash Consideration received by such Restricted Subsidiary in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that is at that time outstanding, not in excess of 2.5% of Total Assets at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash;

(k) Dispositions listed on Schedule 7.05(k);

(l) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(m) any Disposition of Securitization Assets to a Securitization Subsidiary;

(n) any 300 Millimeter Disposition; and

(o) any Dispositions made to consummate the Foreign Reorganization or any Permitted Intercompany Transfer;

provided that any Disposition of any property pursuant to this Section 7.05 (except pursuant to Sections 7.05(e) and (o) and except for Dispositions from a Loan Party to another Loan Party), shall be for no less than the fair market value of such property at the time of such Disposition. To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than Parent or any Restricted Subsidiary, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and, if requested by the Administrative Agent, upon the certification by the Borrower that such Disposition is permitted by this Agreement, the Administrative Agent or the Collateral Agent, as applicable, shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

SECTION 7.06. Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except:

(a) each Restricted Subsidiary may make Restricted Payments to Parent and to other Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to Parent and any other Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

(b) Parent and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests (other than Disqualified Equity Interests not otherwise permitted by Section 7.03) of such Person;

(c) Restricted Payments made on the Closing Date to consummate the Transaction;

(d) to the extent constituting Restricted Payments, Parent and the Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 7.02, 7.04 or 7.08 other than Section 7.08(f);

(e) repurchases of Equity Interests in Parent or any Restricted Subsidiary deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(f) Parent may pay (or make Restricted Payments to allow any direct or indirect parent thereof to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of Parent (or of any such direct or indirect parent of Parent) by any future, present or former employee, director or consultant of Parent (or any direct or indirect parent of Parent) or any of its Subsidiaries pursuant to any employee or director equity plan, employee or director stock option plan or any other employee or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, director or consultant of Parent or any of its Subsidiaries; provided that the aggregate amount of Restricted Payments made pursuant to this clause (f) shall not exceed $40,000,000 in any calendar year (which shall increase to $75,000,000 subsequent to the consummation of a Qualifying IPO of Parent or any direct or indirect parent of Parent, as the case may be) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $75,000,000 in any calendar year (which shall increase to $100,000,000 subsequent to the consummation of a Qualifying IPO of Parent or any direct or indirect parent of Parent, as the case may be)); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(i) the Net Cash Proceeds from the sale of Equity Interests (other than Disqualified Equity Interests) of Parent and, to the extent contributed to Parent, Equity Interests of any of Parent’s direct or indirect parent companies, in each case to members of management, directors or consultants of Parent, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Closing Date, to the extent the Net Cash Proceeds from the sale of such Equity Interests have been Not Otherwise Applied; plus

(ii) the Net Cash Proceeds of key man life insurance policies received by Parent or its Restricted Subsidiaries; less

(iii) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (i) and (ii) of this Section 7.06(f);

and provided further that cancellation of Indebtedness owing to Parent from members of management of Parent, any of Parent’s direct or indirect parent companies or any of Parent’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of Parent or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Agreement.

(g) Parent may make Restricted Payments to any direct or indirect parent of Parent:

(i) the proceeds of which will be used to pay the tax liability to each foreign, federal, state or local jurisdiction in respect of consolidated, combined, unitary or affiliated returns for such jurisdiction of Parent (or such direct or indirect parent) attributable to Parent or its Subsidiaries determined as if Parent and its Subsidiaries filed separately;

(ii) the proceeds of which shall be used to pay its operating costs and expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business, attributable to the ownership or operations of Parent and its Subsidiaries;

(iii) the proceeds of which shall be used to pay franchise taxes and other fees, taxes and expenses required to maintain its (or any of its direct or indirect parents’) corporate existence;

(iv) to finance any Investment permitted to be made pursuant to Section 7.02; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) Parent shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to a Restricted Subsidiary or (2) the merger (to the extent permitted in Section 7.04) of the Person formed or acquired into a Restricted Subsidiary in order to consummate such Permitted Acquisition, in each case, in accordance with the requirements of Section 6.11;

(v) the proceeds of which shall be used to pay customary costs, fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering permitted by this Agreement; and

(vi) the proceeds of which shall be used to pay customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of Parent to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of Parent and its Restricted Subsidiaries;

(h) Parent or any Restricted Subsidiary may (a) pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any

Permitted Acquisition and (b) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms;

(i) the Borrower may make Restricted Payments to holders of Employee Equity Interests in order to purchase or redeem such Employee Equity Interests; and

(j) in addition to the foregoing Restricted Payments and so long as no Default shall have occurred and be continuing or would result therefrom and the Borrower is in compliance with the Senior Secured First Lien Incurrence Test (after giving Pro Forma Effect to such additional Restricted Payments), Parent may make additional Restricted Payments in an aggregate amount, together with the aggregate amount of (1) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings made pursuant to Section 7.12(a)(iv) and (2) loans and advances to any direct or indirect parent of Parent made pursuant to Section 7.02(n) in lieu of Restricted Payments permitted by this clause (j), not to exceed the sum of (i) $325,000,000, (ii) the aggregate amount of the Net Cash Proceeds of Permitted Equity Issuances that are Not Otherwise Applied and (iii) the amount of the Available Amount that is Not Otherwise Applied.

Notwithstanding anything to the contrary herein, Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment consisting of any proceeds from a Qualified Securitization Transaction.

SECTION 7.07. Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by Parent and the Restricted Subsidiaries on the Closing Date or any business reasonably related or ancillary thereto.

SECTION 7.08. Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of Parent, whether or not in the ordinary course of business, other than (a) transactions between or among Parent or any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transaction, (b) transactions on terms substantially as favorable to Parent or such Restricted Subsidiary as would be obtainable by Parent or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, (c) the Transaction and the payment of fees and expenses related to the Transaction, (d) the issuance of Equity Interests to any officer, director, employee or consultant of Parent or any of its Subsidiaries or any direct or indirect parent of Parent in connection with the Transaction, (e) the payment of management and monitoring fees to the Sponsor Group in an aggregate amount in any fiscal year not to exceed the amount permitted to be paid pursuant to the Sponsor Management Agreement as in effect on the Closing Date and any Sponsor Termination Fees not to exceed the amount set forth in the Sponsor Management Agreement as in effect on the Closing Date and related indemnities and reasonable expenses, (f) equity issuances, repurchases, retirements or other acquisitions or retirements of Equity Interests by Parent permitted under Section 7.06, (g) loans and other transactions by Parent and the Restricted Subsidiaries to the extent permitted under this Article 7, (h) employment and severance arrangements between Parent and the Restricted Subsidiaries and their respective officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements, (i) payments by Parent (and any direct or indirect parent thereof) and the Restricted Subsidiaries pursuant to the tax sharing agreements among Parent (and any such direct or indirect parent thereof) and the Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operation of Parent and the Restricted Subsidiaries, (j) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, officers, employees and consultants of Parent and the Restricted Subsidiaries or any direct or indirect parent of Parent in the ordinary course of business to the extent attributable to the ownership or operation of Parent and the Restricted Subsidiaries, (k) transactions pursuant to permitted agreements in existence on the Closing Date and set forth on Schedule 7.08 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect, (l) dividends, redemptions and repurchases permitted under Section 7.06, (m) customary payments by Parent and any Restricted Subsidiaries to the Sponsor Group made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), which payments are approved by the majority of the members of the board of directors or a majority of the disinterested members of the board of directors of Parent in good faith, (n) the Foreign Reorganization, (o) any Permitted Intercompany Transfer and (p) any Disposition of Securitization Assets or related assets in connection with any Qualified Securitization Financing.

SECTION 7.09. Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of (a) any Restricted Subsidiary that is not a Loan Party to make Restricted Payments to any Loan Party or (b) any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lenders with respect to the Facilities and the Obligations or under the Loan Documents; provided that the foregoing clauses (a) and (b) shall not apply to Contractual Obligations which (i) (x) exist on the Closing Date and (to the extent not otherwise permitted by this Section 7.09) are listed on Schedule 7.09 hereto and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not expand the scope of such Contractual Obligation, (ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such Contractual Obligations were not entered into in contemplation of such Person becoming a Restricted Subsidiary; provided further that this clause (ii) shall not apply to Contractual Obligations that are binding on a Person that becomes a Restricted Subsidiary pursuant to Section 6.14, (iii) represent Indebtedness of a Restricted Subsidiary which is not a Loan Party which is permitted by Section 7.03, (iv) arise in connection with any Lien permitted by Section 7.01(u) or any Disposition permitted by Section 7.05, (v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 7.02 and applicable solely to such joint venture entered into in the ordinary course of business, (vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03 but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness (and excluding in any event any Indebtedness constituting any Junior Financing) and the proceeds and products thereof, (vii) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto, (viii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 7.03(e), 7.03(g), 7.03(n) or 7.03(v) to the extent that such restrictions apply only to the property or assets securing such Indebtedness or, in the case of Indebtedness incurred pursuant to Section 7.03(g) only, to the Restricted Subsidiaries incurring or guaranteeing such Indebtedness, (ix) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Restricted Subsidiary, (x) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (xi) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business, (xii) are customary restrictions contained in the Second Lien Facility, (xiii) arise in connection with cash or other deposits permitted under Section 7.01 and (xiv) comprise restrictions imposed by any New Senior Secured Notes Indenture.

SECTION 7.10. Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, in a manner inconsistent with the uses set forth in the preliminary statements to this Agreement or the Original Credit Agreement.

SECTION 7.11. Accounting Changes. Make any change in fiscal year; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

SECTION 7.12. Prepayments, Etc. of Indebtedness.

(a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled principal, interest and mandatory prepayments (with respect to the Second Lien Facility) shall be permitted) the Senior Subordinated Notes, the Second Lien Facility, any subordinated Indebtedness incurred under Section 7.03(h) or 7.03(n) or any other Indebtedness that is or is required to be subordinated to the Obligations pursuant to the terms of the Loan Documents (collectively, “Junior Financing”) or make any payment in violation of any subordination terms of any Junior Financing Documentation, except (i) the refinancing thereof with the Net Cash Proceeds of any Indebtedness (to the extent such Indebtedness constitutes a Permitted Refinancing and, if applicable, is permitted pursuant to Section 7.03(h)), to the extent not required to prepay any Loans or Facility pursuant to Section 2.05(b) or Section 2.05(c), (ii) the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) of Parent or any of its direct or indirect parents, (iii) the prepayment of Indebtedness of Parent or any Restricted Subsidiary to Parent or any Restricted Subsidiary to the extent permitted by the Collateral Documents and (iv) if, as of the last day of the immediately preceding Test Period (after giving Pro Forma Effect to such prepayments, redemptions, purchases, defeasances and other payments) the Borrower is in compliance with the Senior Secured First Lien Incurrence Test, prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity in an aggregate amount, together with the aggregate amount of (1) Restricted Payments made pursuant to Section 7.06(j) and

(2) loans and advances to Parent made pursuant to Section 7.02(n), not to exceed the sum of (A) $325,000,000, (B) the amount of the Net Cash Proceeds of Permitted Equity Issuances that are Not Otherwise Applied, (C) the Available Amount that is Not Otherwise Applied and (D) Declined Proceeds.

(b) Amend, modify or change in any manner materially adverse to the interests of the Lenders any term or condition of any Junior Financing Documentation or Second Lien Facility Documentation without the consent of the Administrative Agent.

(c) Amend, modify or change any term or condition of any documentation entered into in connection with the New Senior Secured Notes in any manner inconsistent with the requirements set forth in the proviso to the definition of “New Senior Secured Notes”.

SECTION 7.13. Equity Interests of Certain Restricted Subsidiaries. Permit any Domestic Subsidiary that is a Restricted Subsidiary or a Specified Foreign Subsidiary to become a non-wholly owned Subsidiary, except (other than with respect to the Borrower) to the extent such Restricted Subsidiary continues to be a Guarantor or in connection with a Disposition of all or substantially all of the assets or all of the Equity Interests of such Restricted Subsidiary permitted by Section 7.05 or the designation of such Restricted Subsidiary as an Unrestricted Subsidiary pursuant to Section 6.14.

SECTION 7.14. Holding Company; Foreign Holdings, Foreign Acquisition Co.; Parent. (a) In the case of Holdings, Foreign Holdings and Foreign Acquisition Co., conduct, transact or otherwise engage in any business or operations other than those incidental to (i) its ownership of the Equity Interests of the Borrower, Holdings or of Foreign Subsidiaries, as applicable, (ii) the Foreign Reorganization, (iii) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (iv) the performance of its obligations in the Loan Documents, the Second Lien Facility Documentation or the New Senior Secured Notes Indenture and (b) in the case of Parent, conduct, transact or otherwise engage in any business or operations other than those incidental to (i) its ownership of the Equity Interests of Foreign Holdings and Foreign Acquisition Co., (ii) the Foreign Reorganization, (iii) the maintenance of its legal existence (including the ability to incur fees, cost and expenses relating to such maintenance), (iv) the performance of its obligations in the Loan Documents or the Second Lien Facility Documentation or (v) any public offering of its common stock or any other issuance of its Equity Interests not prohibited by Article 7.

ARTICLE VIII

Events of Default and Remedies

SECTION 8.01. Events of Default. Any of the following events referred to in any of clauses (a) through (m) inclusive of this Section 8.01 shall constitute an “Event of Default”:

(a) Non-Payment. Any Loan Party or any other Guarantor fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or

(b) Specific Covenants. Parent, Foreign Holdings, Holdings or the Borrower fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03(a) or 6.05(a) (solely with respect to Parent, Foreign Holdings, Holdings and the Borrower) or Article 7; or

(c) Other Defaults. Any Loan Party or any other Guarantor fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after notice thereof by the Administrative Agent to the Borrower; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e) Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate principal amount of not less than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than, with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; provided further that such failure is unremedied and is not waived by the holders of such Indebtedness; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any of the Restricted Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Restricted Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts in excess of the Threshold Amount as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Loan Parties, taken as a whole, and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or

(h) Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied or failed to acknowledge coverage thereof) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its Withdrawal Liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, or (iii) a termination, withdrawal or noncompliance with applicable law or plan terms or termination, withdrawal or other event similar to an ERISA Event occurs with respect to a Foreign Plan that could reasonably be expected to result in a Material Adverse Effect; or

(j) Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or 7.05) or as a result of acts or omissions by the Administrative Agent or any Lender or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any Guarantor contests in writing the validity or enforceability of any provision of any Loan Document; or any Loan Party or any Guarantor denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Loan Document; or

(k) Change of Control. There occurs any Change of Control; or

(l) Collateral Documents. (i) Any Collateral Document after delivery thereof pursuant to Section 4.01 of the Original Credit Agreement or 6.11 shall for any reason (other than pursuant to the terms hereof or thereof including as a result of a transaction permitted under Section 7.04 or 7.05) cease to create a valid and perfected lien, with the priority required by the Collateral Documents (or other security purported to be created on the applicable Collateral) on and security interest in any material portion of the Collateral purported to be covered thereby, subject to Liens permitted under Section 7.01, except to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent or the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements and except as to Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied or failed to acknowledge coverage, or (ii) any of the Equity Interests of the Borrower ceasing to be pledged pursuant to the Security Agreement free of Liens other than Liens created by the Security Agreement or any nonconsensual Liens arising solely by operation of Law; or

(m) Junior Financing Documentation. (i) Any of the Obligations of the Loan Parties and Guarantors under the Loan Documents for any reason shall cease to be “Senior Indebtedness” (or any comparable term) or “Senior Secured Financing” (or any comparable term) under, and as defined in any Junior Financing Documentation, (ii) the subordination provisions set forth in any Junior Financing Documentation shall, in whole or in part, cease to be effective or cease to be legally valid, binding and enforceable against the holders of any Junior Financing, if applicable, or (iii) if applicable, the Second Lien Intercreditor Agreement (or, with respect to any Permitted Refinancing in respect of any Second Lien Facility, any other intercreditor agreement as described in clause (e) of the definition of the term “Permitted Refinancing”) shall, in whole or in part, cease to be effective or otherwise cease to be legally valid, binding and enforceable against the holders of any Indebtedness under the Second Lien Facility or such Permitted Refinancing, as the case may be; or

(n) First Lien Intercreditor Agreement. So long as any New Senior Secured Notes (or any Permitted Refinancing in respect thereof) are outstanding, the First Lien Intercreditor Agreement shall, in whole or in part, cease to be effective or cease to be legally valid, binding and enforceable against any party thereto (or against any Person on whose behalf any such party makes any covenants or agreements therein), or otherwise not be effective to create the rights and obligations purported to be created thereunder.

SECTION 8.02. Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may and, at the request of the Required Lenders, shall take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

SECTION 8.03. Exclusion of Immaterial Subsidiaries. Solely for the purpose of determining whether a Default has occurred under clause (f) or (g) of Section 8.01, any reference in any such clause to any Restricted Subsidiary or Loan Party shall be deemed not to include any Restricted Subsidiary affected by any event or circumstances referred to in any such clause that did not, as of the last day of the most recent completed fiscal quarter of Parent, have assets with a value in excess of 5% of Total Assets and did not, as of the four quarter period ending on the last day of such fiscal quarter, have revenues exceeding 5% of the total revenues of Parent and the Restricted Subsidiaries (it being agreed that all Restricted Subsidiaries affected by any event or circumstance referred to in any such clause shall be considered together, as a single consolidated Restricted Subsidiary, for purposes of determining whether the condition specified above is satisfied).

SECTION 8.04. Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article 3) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 10.05 and amounts payable under Article 3), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, the Swap Termination Value under Secured Hedge Agreements and the Cash Management Obligations, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

Sixth, to the payment of all other Obligations of the Loan Parties and Guarantors that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, to the Borrower.

ARTICLE IX

Administrative Agent and Other Agents

SECTION 9.01. Appointment and Authorization of Agents.

(a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each such L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article 9 with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article 9 and in the definition of “Agent-Related Person” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.

(c) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender, Swing Line Lender (if applicable), L/C Issuer (if applicable) and a potential Hedge Bank) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or on trust for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article 9 (including Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

SECTION 9.02. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact including for the purpose of any Borrowing or payment in Alternative Currencies, such sub-agents as shall be deemed necessary by the Administrative Agent and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct (as determined in the final judgment of a court of competent jurisdiction).

SECTION 9.03. Liability of Agents. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party, any Guarantor or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

SECTION 9.04. Reliance by Agents.

(a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party or Guarantor), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(b) For purposes of determining compliance with the conditions specified in Section 4.01 of the Original Credit Agreement or Section 4.01 of this Agreement, each Lender that has signed the Original Credit Agreement or the Amendment Agreement, as applicable, shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed closing date specifying its objection thereto.

SECTION 9.05. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such

Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article 8; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.

SECTION 9.06. Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

SECTION 9.07. Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower, provided that such reimbursement by the Lenders shall not affect the Borrower’s continuing reimbursement obligations with respect thereto. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

SECTION 9.08. Agents in their Individual Capacities. Citibank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties, the Guarantors and their respective Affiliates as though Citibank were not the Administrative Agent or an L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Citibank or its Affiliates may receive information regarding any Loan Party, any Guarantor or any of their Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party, such Guarantor or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Citibank shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or an L/C Issuer, and the terms “Lender” and “Lenders” include Citibank in its individual capacity.

SECTION 9.09. Successor Agents. The Administrative Agent may resign as the Administrative Agent upon thirty (30) days’ notice to the Lenders and the Borrower. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default under Section 8.01(f) or (g) (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent,” shall mean such successor administrative agent and/or supplemental administrative agent, as the case may be, and the retiring Administrative Agent’s appointment, powers and duties as the Administrative Agent shall be terminated. After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article 9 and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent by the date which is thirty (30) days following the retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to (a) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (b) otherwise ensure that the Collateral and Guarantee Requirement is satisfied, the Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

SECTION 9.10. Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(g) and (h), 2.09 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 9.11. Collateral and Guaranty Matters. The Lenders irrevocably agree:

(a) that any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document shall be automatically released (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (x) obligations under Secured Hedge Agreements not yet due and payable, (y) Cash Management Obligations not yet due and payable and (z) contingent indemnification obligations not yet accrued and payable), the expiration or termination of all Letters of Credit and any other obligation (including a guarantee that is contingent in nature), (ii) at the time the property subject to such Lien is transferred or to be transferred as part of or in connection with any transfer permitted hereunder or under any other Loan Document to any Person other than Parent, Foreign Holdings, Holdings, the Borrower or any of its Domestic Subsidiaries that are Restricted Subsidiaries, (iii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders, or (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) below;

(b) to release or subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i);

(c) that any Guarantor shall be automatically released from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary as a result of a transaction or designation permitted hereunder; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of the High Yield Notes, the New Senior Secured Notes or any Junior Financing;

(d) if any Guarantor shall cease to be a Material Subsidiary (as certified in writing by a Responsible Officer), (i) such Subsidiary shall be automatically released from its obligations under any Guaranty and (ii) any Liens granted by such Subsidiary or Liens on the Equity Interests of such Subsidiary shall be automatically released; provided that no such release shall occur if such Subsidiary continues to be a guarantor in respect of the High Yield Notes, the New Senior Secured Notes or any Junior Financing; and

(e) at the request of Parent, the Other Parent Guarantors shall be released from their respective obligations under any Guaranty.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11. In each case as specified in this Section 9.11, the Administrative Agent will promptly (and each Lender irrevocably authorizes the Administrative

Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11.

SECTION 9.12. Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “documentation agent”, “joint bookrunner” or “arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

SECTION 9.13. Appointment of Supplemental Administrative Agents.

(a) It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Administrative Agent” and collectively as “Supplemental Administrative Agents”).

(b) In the event that the Administrative Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article 9 and of Sections 10.04 and 10.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Administrative Agent, as the context may require.

(c) Should any instrument in writing from any Loan Party be required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower, Foreign Holdings, Holdings or Parent, as applicable, shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.

ARTICLE X

Miscellaneous

SECTION 10.01. Amendments, Etc. Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, no such amendment, waiver or consent shall:

(a) extend or increase the Commitment of any Lender without the written consent of each Lender directly affected thereby (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(b) postpone any date scheduled for, or reduce the amount of, any payment of principal or interest under Section 2.07 or 2.08 without the written consent of each Lender directly affected thereby, it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest;

(c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby, it being understood that any change to the definition of Total Leverage Ratio or in the component definitions thereof shall not constitute a reduction in the rate of interest; provided that, only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(d) change any provision of this Section 10.01, the definition of “Required Lenders” or “Pro Rata Share” or Section 2.05(b)(v)(Y), 2.06(c), 8.04 or 2.13 without the written consent of each Lender affected thereby;

(e) other than in a transaction permitted under Section 7.05 or Section 10.23, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(f) other than in a transaction permitted under Section 7.04, Section 7.05 or Section 10.23, release all or substantially all of the aggregate value of the Guarantees, without the written consent of each Lender; or

(g) change the currency in which any Loan is denominated of any Loan without the written consent of the Lender holding such Loans;

and provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer in addition to the Lenders required above, affect the rights or duties of an L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; (iv) Section 10.07(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (v) the consent of Lenders holding more than 50% of any Class of Commitments shall be required with respect to any amendment that by its terms adversely affects the rights of such Class in respect of payments hereunder in a manner different than such amendment affects other Classes. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders).

Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Credit Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the

Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Term Loans (“Refinanced Term Loans”) with a replacement term loan (“Replacement Term Loans”) hereunder; provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (b) the Applicable Rate with respect to such Replacement Term Loans (or similar interest rate spread applicable to such Replacement Term Loans) shall not be higher than the Applicable Rate for such Refinanced Term Loans (or similar interest rate spread applicable to such Refinanced Term Loans) immediately prior to such refinancing, (c) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Term Loans at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the Term Loans), (d) if applicable, the Borrower shall have paid the prepayment premium pursuant to Section 2.16 in respect of the Refinanced Term Loans and (e) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans in effect immediately prior to such refinancing.

Notwithstanding anything to the contrary contained in Section 10.01, guarantees, collateral security documents and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities or defects or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.

SECTION 10.02. Notices and Other Communications; Facsimile Copies.

(a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower, the Administrative Agent, an L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the L/C Issuers and the Swing Line Lender.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 10.02(c)), when delivered; provided that notices and other communications to the Administrative Agent, the L/C Issuers and the Swing Line Lender pursuant to Article 2 shall not be effective until actually received by such Person. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.

(b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile or other electronic communication. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the Guarantors, the Agents and the Lenders.

(c) Reliance by Agents and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence or willful misconduct. All telephonic notices to the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

SECTION 10.03. No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

SECTION 10.04. Attorney Costs and Expenses. The Borrower agrees (a) if the Closing Date occurs, to pay or reimburse the Administrative Agent, the Syndication Agent, the Documentation Agent and the Arrangers for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs of Cravath, Swaine & Moore LLP and one local and foreign counsel in each relevant jurisdiction, and (b) to pay or reimburse the Administrative Agent, the Syndication Agent, the Documentation Agent, the Arrangers and each Lender for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all Attorney Costs of counsel to the Administrative Agent). The foregoing costs and expenses shall include all reasonable search, filing, recording and title insurance charges and fees related thereto, and other (reasonable, in the case of Section 10.04(a)) and documented out-of-pocket expenses incurred by any Agent. The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid within ten (10) Business Days of receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail. If any Loan Party or Guarantor fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party or such Guarantor by the Administrative Agent in its sole discretion.

SECTION 10.05. Indemnification by the Borrower. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents, trustees, investment advisors and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the Borrower, any Subsidiary or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from (x) the gross negligence or willful misconduct of such Indemnitee or of any affiliate, director, officer, employee, counsel, agent or attorney-in-fact of such Indemnitee or (y) a material breach of the Loan Documents by such Indemnitee or of any affiliate, director, officer, employee, counsel, agent or attorney-in-fact of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 10.05 shall be paid within ten (10) Business Days after demand therefor; provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification or contribution rights with respect to such payment pursuant to the express terms of this Section 10.05. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

SECTION 10.06. Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect.

SECTION 10.07. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that none of Parent, Foreign Holdings, Holdings or the Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee, (ii) by way of participation in accordance with the provisions of Section 10.07(e), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(g) or (iv) to an SPC in accordance with the provisions of Section 10.07(h) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(e) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed, it being understood that the Borrower shall have the right to withhold its consent if the Borrower would be required to obtain the consent of, or make a filing or registration with, a Governmental Agency) of:

(A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing, any Assignee;

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to another Lender, an Affiliate of a Lender or an Approved Fund;

(C) each Principal L/C Issuer at the time of such assignment, provided that no consent of the Principal L/C Issuers shall be required for any assignment of a Term Loan or any assignment to an Agent or an Affiliate of an Agent; and

(D) in the case of any assignment of any of the Dollar Revolving Credit Facility, the Swing Line Lender.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (in the case of the Revolving Credit Facilities) or $1,000,000 (in the case of a Term Loan) unless each of the Borrower and the Administrative Agent otherwise consents, provided that (1) no such consent of the Borrower shall be required if an Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

(B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that only one such fee shall be payable in the event of simultaneous assignments from any Lender or its Approved Funds to one or more other Approved Funds; and

(C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(iii) With respect to the New Term Loans only, Section 3(e) of Amendment No. 2 shall apply.

This paragraph (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.

(c) Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(d), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(e).

(d) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and amounts due under Section 2.03, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant. Subject to Section 10.07(f), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01 (subject to the requirements of Section 10.15), 3.04 and 3.05 (through the applicable Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(c). To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(f) A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.

(g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.01, 3.04 or 3.05), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(i) Notwithstanding anything to the contrary contained herein, (1) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (2) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(j) Notwithstanding anything to the contrary contained herein, any L/C Issuer or the Swing Line Lender may, upon thirty (30) days’ notice to the Borrower and the Lenders, resign as an L/C Issuer or the Swing Line Lender, respectively; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant L/C Issuer or the Swing Line Lender shall have identified, in consultation with the Borrower, a successor L/C Issuer or Swing Line Lender willing to accept its appointment as successor L/C Issuer or Swing Line Lender, as applicable. In the event of any such resignation of an L/C Issuer or the Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders willing to accept such appointment a successor L/C Issuer or Swing Line Lender hereunder; provided that no failure by the Borrower to appoint any such successor shall affect the resignation of the relevant L/C Issuer or the Swing Line Lender, as the case may be. If an L/C Issuer resigns as an L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If the Swing Line Lender resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).

SECTION 10.08. Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information and to not use or disclose such information, except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ directors, officers, employees, trustees, investment advisors and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any Governmental Authority; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) subject to an agreement containing provisions substantially the same as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower), to any pledgee referred to in Section 10.07(g), counterparty to a

Swap Contract, Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; (f) with the written consent of the Borrower; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08; (h) to any Governmental Authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; (i) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender); or (j) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder. In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section 10.08, “Information” means all information received from any Loan Party or its Affiliates or its Affiliates’ directors, officers, employees, trustees, investment advisors or agents, relating to Parent, Holdings, the Borrower or any of their subsidiaries or its business, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08; provided that, in the case of information received from a Loan Party after the Closing Date, such information is clearly identified at the time of delivery as confidential or (ii) is delivered pursuant to Section 6.01, 6.02 or 6.03 hereof.

SECTION 10.09. Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates and each L/C Issuer and its Affiliates is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party and its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates or such L/C Issuer and its Affiliates, as the case may be, to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to such Lender and its Affiliates or such L/C Issuer and its Affiliates hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Notwithstanding anything to the contrary contained herein, no Lender or its Affiliates and no L/C Issuer or its Affiliates shall have a right to set off and apply any deposits held or other Indebtedness owning by such Lender or its Affiliates or such L/C Issuer or its Affiliates, as the case may be, to or for the credit or the account of any Subsidiary of a Loan Party which is not a “United States person” within the meaning of Section 7701(a)(30) of the Code unless such Subsidiary is not a direct or indirect subsidiary of Holdings. Each Lender and L/C Issuer agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Lender or L/C Issuer, as the case may be; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent, each Lender and each L/C Issuer under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, such Lender and such L/C Issuer may have.

SECTION 10.10. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 10.11. Counterparts. Each Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier of an executed counterpart of a signature page to each Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier.

SECTION 10.12. Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

SECTION 10.13. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

SECTION 10.14. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.15. Tax Forms.

(a) (i) Each Lender and Agent that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (each, a “Foreign Lender”) shall, to the extent it may lawfully do so, deliver to the Borrower and the Administrative Agent, on or prior to the date which is ten (10) Business Days after the Closing Date (or upon accepting an assignment of an interest herein), two duly signed, properly completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, United States withholding tax on all payments to be made to such Foreign Lender by the Borrower or any other Loan Party pursuant to this Agreement or any other Loan Document) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower or any other Loan Party pursuant to this Agreement or any other Loan Document) or such other evidence reasonably satisfactory to the Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, United States federal withholding tax, including any exemption pursuant to Section 871(h) or 881(c) of the Code, and in the case of a Foreign Lender claiming such an exemption under Section 881(c) of the Code, a certificate that establishes in writing to the Borrower and the Administrative Agent that such Foreign Lender is not (i) a “bank” as defined in Section 881(c)(3)(A) of the Code, (ii) a 10-percent stockholder within the meaning of Section 871(h)(3)(B) of the Code, or (iii) a controlled foreign corporation related to the Borrower with the meaning of Section 864(d) of the Code. Thereafter and from time to time, each such Foreign Lender shall, to the extent it may lawfully do so, (A) promptly submit to the Borrower and the Administrative Agent such additional duly completed and signed copies of one or more of such forms or certificates (or such successor forms or certificates as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States Laws and regulations to avoid, or such evidence as is reasonably satisfactory to the Borrower and the Administrative Agent of any available exemption from, or reduction of, United States federal withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower or other Loan Party pursuant to this Agreement, or any other Loan Document, in each case, (1) on or before the date that any such form, certificate or other evidence expires or becomes obsolete, (2) after the occurrence of a change in the Lender’s circumstances requiring a change in the most recent form, certificate or evidence previously delivered by it to the Borrower and the Administrative Agent and (3) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent, and (B) promptly notify the Borrower and the Administrative Agent of any change in the Lender’s circumstances which would modify or render invalid any claimed exemption or reduction.

(ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Foreign Lender under any of the Loan Documents shall, to the extent it may lawfully do so, deliver to the Borrower and the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Borrower or the Administrative Agent (in either case, in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Foreign Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Foreign Lender acts for its own account that is not subject to United States federal withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Foreign Lender is required to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Foreign Lender is not acting for its own account with respect to a portion of any such sums payable to such Foreign Lender.

(iii) The Borrower shall not be required to pay any additional amount or any indemnity payment under Section 3.01 to (A) any Foreign Lender if such Foreign Lender shall have failed to satisfy the foregoing provisions of this Section 10.15(a), or (B) any U.S. Lender if such U.S. Lender shall have failed to satisfy the provisions of Section 10.15(b); provided that (i) if such Lender shall have satisfied the requirement of this or Section 10.15(b), as applicable, on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 10.15(a) or Section 10.15(b) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section 3.01 in the event that, as a result of any change in any applicable Law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate and (ii) nothing in this Section 10.15(a) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section 3.01 in the event that the requirements of 10.15(a)(ii) have not been satisfied if the Borrower is entitled, under applicable Law, to rely on any applicable forms and statements required to be provided under this Section 10.15 by the Foreign Lender that does not act or has ceased to act for its own account under any of the Loan Documents.

(iv) The Administrative Agent may deduct and withhold any taxes required by any Laws to be deducted and withheld from any payment under any of the Loan Documents.

(b) Each Lender and Agent that is a “United States person” within the meaning of Section 7701(a)(30) of the Code (each, a “U.S. Lender”) shall deliver to the Administrative Agent and the Borrower two duly signed, properly completed copies of IRS Form W-9, or any successor thereto, certifying that such U.S. Lender is entitled to an exemption from United States backup withholding tax (i) on or prior to the Closing Date (or on or prior to the date it becomes a party to this Agreement), (ii) on or before the date that such form expires or becomes obsolete, (iii) after the occurrence of a change in the Lender’s circumstances requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent and (iv) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent. If such U.S. Lender fails to deliver such forms, then the Administrative Agent may withhold from any payment to such U.S. Lender an amount equivalent to the applicable backup withholding tax imposed by the Code.

SECTION 10.16. GOVERNING LAW.

(a) THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED THEREIN).

(b) ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, FOREIGN HOLDINGS, HOLDINGS, PARENT EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, FOREIGN HOLDINGS, HOLDINGS, PARENT, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

SECTION 10.17. WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.17 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 10.18. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, Foreign Holdings, Holdings and Parent and the Administrative Agent shall have been notified by each Lender, Swing Line Lender and L/C Issuer that each such Lender, Swing Line Lender and L/C Issuer has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.04.

SECTION 10.19. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable Law).

SECTION 10.20. Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents or the Secured Hedge Agreements (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent. The provision of this Section 10.20 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

SECTION 10.21. USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the USA PATRIOT Act.

SECTION 10.22. Agent for Service of Process. The Borrower agrees that promptly following request by the Administrative Agent it shall cause each Material Foreign Subsidiary or for whose account a Letter of Credit is issued to appoint and maintain an agent reasonably satisfactory to the Administrative Agent to receive service of process in New York City on behalf of such Material Foreign Subsidiary.

SECTION 10.23. Foreign Reorganization.

(a) So long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Parent and any Restricted Subsidiary shall be permitted to take any and all actions necessary to consummate the Foreign Reorganization. In the event that any of the Collateral shall be transferred by any Loan Party in connection with the Foreign Reorganization, the Liens granted hereunder or under the other Loan Documents on such Collateral shall automatically be discharged and released and all rights to such Collateral shall revert to the applicable Loan Party without any further action by the Collateral Agent or any other Person; provided that such Loan Party shall cause any Transferred Foreign Subsidiary or Foreign Acquisition Co., as applicable, to take such actions described in the definition of “Foreign Reorganization” as a condition to such release. Without prejudice to the foregoing, upon the request of the applicable Loan Party, the Collateral Agent, at the expense of such Loan Party, shall promptly execute and deliver to such Loan Party, all releases, termination statements, stock certificates, any certificated securities or any other documents necessary or desirable for the release of the Liens on such Collateral.

(b) Notwithstanding anything to the contrary set forth herein or in any other Loan Document, so long as no Default or Event of Default shall have occurred and be continuing, in the event that the Foreign Reorganization is not consummated and to the extent that any Permitted Intercompany Transfer has occurred (or will occur concurrently with such release described herein), any Other Parent Guarantor, Parent and Foreign Holdings, as applicable, shall (x) be automatically released from their respective obligations under the Guaranty, (y) be automatically released from any and all obligations under the Loan Documents (including, without limitation, any obligation to comply with the covenants set forth herein) and any reference to “Parent” or “Foreign Holdings” herein shall be construed as a reference to the Successor Person mutatis mutandis, and (z) any Liens granted hereunder or under the other Loan Documents by Parent and Foreign Holdings on any Collateral shall automatically be discharged and released, as applicable, without any further action by the Collateral Agent or any other Person. In connection with the foregoing, upon the request of the Borrower, the Collateral Agent, at the expense of Borrower, shall promptly execute and deliver to any Other Parent Guarantor, Parent, Foreign Holdings or Holdings, as applicable, all releases, termination statements, stock certificates, any certificated securities or any other documents necessary or desirable for the release of any Other Parent Guarantor, Parent and Foreign Holdings from their obligations under the Loan Documents and the release of the Liens on such Collateral. For the avoidance of doubt, after any such reorganization as contemplated in this Section 10.23(b) shall have occurred, the Foreign Reorganization shall not be permitted pursuant to Section 10.23(a) or otherwise.

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EXHIBIT A

[FORM OF]

COMMITTED LOAN NOTICE

To:	Citibank, N.A., as Administrative Agent

[—]

Attention: [— ]

[Date]

Ladies and Gentlemen:

Reference is made to the Amended and Restated Credit Agreement dated as of December 1, 2006, as amended and restated as of February 19, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Freescale Semiconductor, Inc. (the “Borrower”), Freescale Semiconductor Holdings V, Inc. (“Holdings”), Freescale Semiconductor Holdings IV, Ltd. (“Foreign Holdings”), Freescale Semiconductor Holdings III, Ltd. (“Parent”), the lenders from time to time party thereto (the “Lenders”) and Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), Collateral Agent, Incremental Collateral Agent, Swing Line Lender and L/C Issuer. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Borrower hereby requests (select one):

A Borrowing of new Loans

A conversion of Loans

A continuation of Loans

to be made on the terms set forth below:

(A)	Class of Borrowing[1]

(B)	Date of Borrowing, conversion or continuation (which is a Business Day)

(C)	Principal amount

(D)	Type of Loan[2]

(E)	Interest Period[3]

(F)	Currency of Loan

The above request has been made to the Administrative Agent by telephone at [            ].

[1]	Original Maturity Term Loan, Extended Maturity Term Loan, New Term Loan, Dollar Revolving Credit Loan, or Alternative Currency Revolving Credit Loan.
[2]	Specify Eurocurrency or Base Rate. Alternative Currency Revolving Loans must be Eurocurrency.
[3]	Applicable for Eurocurrency Borrowings/Loans only.

[The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, on the date of this Committed Loan Notice and on the date of the related Borrowing, the conditions to lending specified in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement have been satisfied.]4

FREESCALE SEMICONDUCTOR INC.

By:
Name:
Title:

[4]	Insert bracketed language if the Borrower is requesting a Borrowing of new Loans.

2

EXHIBIT B

[FORM OF]

SWING LINE LOAN NOTICE

To:	Citibank, N.A.,

as Swing Line Lender

[—]

Attention: [—]

[Date]

Ladies and Gentlemen:

Reference is made to the Amended and Restated Credit Agreement dated as of December 1, 2006, as amended and restated as of February 19, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Freescale Semiconductor, Inc. (the “Borrower”), Freescale Semiconductor Holdings V, Inc. (“Holdings”), Freescale Semiconductor Holdings IV, Ltd. (“Foreign Holdings”), Freescale Semiconductor Holdings III, Ltd. (“Parent”), the lenders from time to time party thereto (the “Lenders”) and Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), Collateral Agent, Incremental Collateral Agent, Swing Line Lender and L/C Issuer. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 2.04(b) of the Credit Agreement that it requests a Swing Line Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Swing Line Borrowing is requested to be made:

(A)	Principal Amount to be Borrowed[1]

(B)	Date of Borrowing (which is a Business Day)

The above request has been made to the Swing Line Lender and the Administrative Agent by telephone at [            ].

[1]	Shall be a minimum of $100,000.

The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, on the date of this Swing Line Loan Notice and on the date of the related Swing Line Borrowing, the conditions to lending specified in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement have been satisfied.

FREESCALE SEMICONDUCTOR, INC.

By:
Name:
Title:

2

EXHIBIT C-1

LENDER: [—]

PRINCIPAL AMOUNT: $[—]

[FORM OF]

[ORIGINAL MATURITY] [EXTENDED MATURITY] [NEW] TERM LOAN NOTE

New York, New York

[Date]

FOR VALUE RECEIVED, the undersigned, FREESCALE SEMICONDUCTOR, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to the Lender set forth above (the “Lender”) or its registered assigns, in lawful money of the United States of America in immediately available funds at the Administrative Agent’s Office (such term, and each other capitalized term used but not defined herein, having the meaning assigned to it in the Amended and Restated Credit Agreement dated as of December 1, 2006, as amended and restated as of February 19, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Freescale Semiconductor Holdings V, Inc. (“Holdings”), Freescale Semiconductor Holdings IV, Ltd. (“Foreign Holdings”), Freescale Semiconductor Holdings III, Ltd. (“Parent”), the lenders from time to time party thereto and Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), Collateral Agent, Incremental Collateral Agent, Swing Line Lender and L/C Issuer) (i) on the dates set forth in the Credit Agreement or the other Loan Documents, the principal amounts set forth in the Credit Agreement with respect to [Original Maturity][Extended Maturity][New] Term Loans made by the Lender to the Borrower pursuant to the Credit Agreement or the other Loan Documents and (ii) on each Interest Payment Date, interest at the rate or rates per annum as provided in the Credit Agreement or the other Loan Documents on the unpaid principal amount of all [Original Maturity][Extended Maturity][New] Term Loans made by the Lender to the Borrower pursuant to the Credit Agreement or the other Loan Documents.

The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in the Credit Agreement or the other Loan Documents.

The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All borrowings evidenced by this note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower under this note.

This note is one of the Term Notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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2

FREESCALE SEMICONDUCTOR, INC.

By:
Name:
Title:

3

LOANS AND PAYMENTS

Date	Amount of Loan	Maturity Date	Payments of Principal/Interest	Principal Balance of Note	Name of Person Making the Notation

4

EXHIBIT C-2

LENDER: [—]

PRINCIPAL AMOUNT: $[—]

[FORM OF]

DOLLAR REVOLVING CREDIT NOTE

New York, New York

[Date]

FOR VALUE RECEIVED, the undersigned, FREESCALE SEMICONDUCTOR, INC., a Delaware corporation (the “Borrower”), hereby severally promises to pay to the Lender set forth above (the “Lender”) or its registered assigns, in immediately available funds at the relevant Administrative Agent’s Office (such term, and each other capitalized term used but not defined herein, having the meaning assigned to it in the Amended and Restated Credit Agreement dated as of December 1, 2006, as amended and restated as of February 19, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Freescale Semiconductor Holdings V, Inc. (“Holdings”), Freescale Semiconductor Holdings IV, Ltd. (“Foreign Holdings”), Freescale Semiconductor Holdings III, Ltd. (“Parent”), the lenders from time to time party thereto and Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), Collateral Agent, Incremental Collateral Agent, Swing Line Lender and L/C Issuer) (A) on the dates set forth in the Credit Agreement, the lesser of (i) the principal amount set forth above and (ii) the aggregate unpaid principal amount of all Dollar Revolving Credit Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and (B) interest from the date hereof on the principal amount from time to time outstanding on each such Dollar Revolving Credit Loan at the rate or rates per annum and payable on such dates as provided in the Credit Agreement in lawful money of the United States of America.

The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates provided in the Credit Agreement.

The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All borrowings evidenced by this note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower under this note.

This note is one of the Dollar Revolving Credit Notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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2

FREESCALE SEMICONDUCTOR, INC.

By:
Name:
Title:

3

LOANS AND PAYMENTS

Date	Amount of Loan	Maturity Date	Payments of Principal/Interest	Principal Balance of Note	Name of Person Making the Notation

4

EXHIBIT C-3

LENDER: [—]

PRINCIPAL AMOUNT: [€][£][$]

[FORM OF]

ALTERNATIVE CURRENCY REVOLVING CREDIT NOTE

New York, New York

[Date]

FOR VALUE RECEIVED, the undersigned, FREESCALE SEMICONDUCTOR, INC., a Delaware corporation (the “Borrower”), hereby severally promises to pay to the Lender set forth above (the “Lender”) or its registered assigns, in immediately available funds at the relevant Administrative Agent’s Office (such term, and each other capitalized term used but not defined herein, having the meaning assigned to it in the Amended and Restated Credit Agreement dated as of December 1, 2006, as amended and restated as of February 19, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Freescale Semiconductor Holdings V, Inc. (“Holdings”), Freescale Semiconductor Holdings IV, Ltd. (“Foreign Holdings”), Freescale Semiconductor Holdings III, Ltd. (“Parent”), the lenders from time to time party thereto and Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), Collateral Agent, Incremental Collateral Agent, Swing Line Lender and L/C Issuer) (A) on the dates set forth in the Credit Agreement, the lesser of (i) the principal amount set forth above and (ii) the aggregate unpaid principal amount of all Alternative Currency Revolving Credit Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and (B) interest from the date hereof on the principal amount from time to time outstanding on each such Alternative Currency Revolving Credit Loan at the rate or rates per annum as provided in the Credit Agreement on the unpaid principal amount of all Alternative Currency Revolving Credit Loans made by the Lender to the Borrower pursuant to the Credit Agreement.

The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates provided in the Credit Agreement.

The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All borrowings evidenced by this note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower under this note.

This note is one of the Alternative Currency Revolving Credit Notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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2

FREESCALE SEMICONDUCTOR, INC.

By:
Name:
Title:

3

LOANS AND PAYMENTS

Date	Amount of Loan	Maturity Date	Payments of Principal/Interest	Principal Balance of Note	Name of Person Making the Notation

4

EXHIBIT D

[FORM OF]

COMPLIANCE CERTIFICATE

Reference is made to the Amended and Restated Credit Agreement dated as of December 1, 2006, as amended and restated as of February 19, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Freescale Semiconductor, Inc. (the “Borrower”), Freescale Semiconductor Holdings V, Inc. (“Holdings”), Freescale Semiconductor Holdings IV, Ltd. (“Foreign Holdings”), Freescale Semiconductor Holdings III, Ltd. (“Parent”), the lenders from time to time party thereto (the “Lenders”) and Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), Collateral Agent, Incremental Collateral Agent, Swing Line Lender and L/C Issuer (capitalized terms used herein have the meanings attributed thereto in the Credit Agreement unless otherwise defined herein). Pursuant to Section 6.02 of the Credit Agreement, the undersigned, in his/her capacity as a Responsible Officer of the Parent, certifies as follows:

1.	[Attached hereto as Exhibit [A] is the consolidated balance sheet of Parent and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of KPMG LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.]

2.	[Attached hereto as Exhibit [B] is the consolidated balance sheet of Parent and its Subsidiaries as at the end of such fiscal quarter, and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of Parent as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of Parent and its Subsidiaries in accordance with GAAP, subject only to normal year-end adjustments and the absence of footnotes.]

3.

To my knowledge, except as otherwise disclosed to the Administrative Agent in writing pursuant to the Credit Agreement, at no time during the period between [            ] and [            ] (the “Certificate Period”) did a Default or

an Event of Default exist. [If unable to provide the foregoing certification, fully describe the reasons therefor and circumstances thereof and any action taken or proposed to be taken with respect thereto (including the delivery of a “Notice of Intent to Cure” concurrently with delivery of this Compliance Certificate) on Annex A attached hereto.]

IN WITNESS WHEREOF, the undersigned, in his/her capacity as a Responsible Officer of the Parent, has executed this certificate for and on behalf of the Borrower and has caused this certificate to be delivered this              day of             .

FREESCALE SEMICONDUCTOR HOLDINGS III, LTD.

By:
Name:
Title:

2

EXHIBIT E

[FORM OF]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Capitalized terms used in this Assignment and Assumption and not otherwise defined herein have the meanings specified in the Amended and Restated Credit Agreement dated as of December 1, 2006, as amended and restated as of February 19, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Freescale Semiconductor, Inc. (the “Borrower”), Freescale Semiconductor Holdings V, Inc. (“Holdings”), Freescale Semiconductor Holdings IV, Ltd. (“Foreign Holdings”), Freescale Semiconductor Holdings III, Ltd. (“Parent”), the lenders from time to time party thereto (the “Lenders”) and Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), Collateral Agent, Incremental Collateral Agent, Swing Line Lender and L/C Issuer, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facility identified below (including participations in any Letters of Credit or Swing Line Loans included in such facility) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor (the “Assignor”):

2.	Assignee (the “Assignee”):

Assignee is an Affiliate of: [Name of Lender]

Assignee is an Approved Fund of: [Name of Lender]

3.	Borrower: Freescale Semiconductor, Inc.

4.	Administrative Agent: Citibank, N.A.

5.	Assigned Interest:

Facility	Aggregate Amount of Commitment/Loans of all Lenders		Amount of Commitment/Loans Assigned		Percentage Assigned of Commitment/ Loans[1]
Dollar Revolving Credit Facility	$		$			%
Alternative Currency Revolving Credit Facility		[€][£][$]		[€][£][$]		%
Original Maturity Term Loan	$		$			%
Extended Maturity Term Loan	$		$			%
New Term Loan	$		$			%

Effective Date:

[1]	Set forth, to at least 8 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

2

The terms set forth in this Assignment and Assumption are hereby agreed to:

[NAME OF ASSIGNOR], AS ASSIGNOR

By:
Name:
Title:

[NAME OF ASSIGNEE], AS ASSIGNEE

By:
Name:
Title:

3

[CONSENTED TO AND][2] ACCEPTED: CITIBANK, N.A AS ADMINISTRATIVE AGENT

By:
Name:
Title:

[CONSENTED TO]: [ ], AS A PRINCIPAL L/C ISSUER

By:
Name:
Title:[3]

CITIBANK, N.A., AS SWING LINE LENDER

By:
Name:
Title:[4]

[2]	No consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to another Lender, an Affiliate of a Lender or an Approved Fund.
[3]	No consent of the Principal L/C Issuers shall be required for any assignment of a Term Loan or any assignment to an Agent or an Affiliate of an Agent.
[4]	Only required for any assignment of any Dollar Revolving Credit Facility.

4

FREESCALE SEMICONDUCTOR, INC.

By:
Name:
Title:[5]

[5]

No consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under Section 8.01(a), (f) or (g) of the Credit Agreement has occurred and is continuing, any Assignee.

5

Annex 1

CREDIT AGREEMENT1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, (iii) the financial condition of Parent, Foreign Holdings, Holdings, the Borrower, or any of their Subsidiaries or Affiliates or any other Person obligated in respect of the Credit Agreement or (iv) the performance or observance by Parent, Foreign Holdings, Holdings, the Borrower, or any of their Subsidiaries or Affiliates or any other Person of any of their obligations under the Credit Agreement.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without

[1]	Capitalized terms used in this Assignment and Assumption and not otherwise defined herein have the meanings specified in the Amended and Restated Credit Agreement dated as of December 1, 2006, as amended and restated as of February 19, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Freescale Semiconductor, Inc. (the “Borrower”), Freescale Semiconductor Holdings V, Inc. (“Holdings”), Freescale Semiconductor Holdings IV, Ltd. (“Foreign Holdings”), Freescale Semiconductor Holdings III, Ltd. (“Parent”), the lenders from time to time party thereto (the “Lenders”) and Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), Collateral Agent, Incremental Collateral Agent, Swing Line Lender and L/C Issuer.

reliance on any Agent or any other Lender, and (v) if it is a Foreign Lender, attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to Section 10.15 of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Assignor, any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be construed in accordance with and governed by the law of the State of New York.

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EXHIBIT F

[FORM OF]

GUARANTY

[On file with the Administrative Agent]

EXHIBIT G

[FORM OF]

SECURITY AGREEMENT

[On file with the Administrative Agent]

EXHIBIT H

[Reserved]

EXHIBIT I

[FORM OF]

INTELLECTUAL PROPERTY SECURITY AGREEMENT

[On file with the Administrative Agent]

EXHIBIT J

[FORM OF]

FIRST LIEN INTERCREDITOR AGREEMENT

See attached.

FIRST LIEN INTERCREDITOR AGREEMENT

Among

CITIBANK, N.A.,

as the Directing Agent,

CITIBANK, N.A.,

as the Senior Credit Agreement Collateral Agent and the Senior Credit Agreement

Incremental Collateral Agent,

CITIBANK, N.A.,

as the Initial Additional First Lien Representative,

and

each additional Authorized Representative from time to time party hereto

Dated as of February 19, 2010

FIRST LIEN INTERCREDITOR AGREEMENT (as amended or supplemented from time to time, this “Agreement”) dated as of February 19, 2010 among CITIBANK, N.A., as the agent for the Senior Credit Agreement Collateral Agent (as defined below), the Senior Credit Agreement Incremental Collateral Agent (as defined below), the Initial Additional First Lien Representative (as defined below) and each additional Authorized Representative from time to time party hereto (in such capacity and together with its successors in such capacity, the “Directing Agent”); CITIBANK, N.A., as the Senior Credit Agreement Collateral Agent (as defined below); CITIBANK, N.A., as the Senior Credit Agreement Incremental Collateral Agent (as defined below); CITIBANK, N.A., as the Initial Additional First Lien Representative (as defined below) and each additional Authorized Representative from time to time party hereto for the Additional First Lien Debt Parties of any Class with respect to which it is acting in such capacity.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Directing Agent, the Senior Credit Agreement Collateral Agent (for itself and on behalf of the Senior Credit Agreement Secured Parties), the Senior Credit Agreement Incremental Credit Collateral Agent (for itself and on behalf of the Incremental Credit Agreement Secured Parties), the Initial Additional First Lien Representative (for itself and on behalf of the Initial Additional First Lien Secured Parties) and each additional Authorized Representative from time to time party hereto (for itself and on behalf of the Additional First Lien Debt Parties of the Class with respect to which it is acting in such capacity) agree as follows:

WHEREAS Citibank, N.A., has been appointed as collateral agent for the Senior Credit Agreement Secured Parties (as defined below) (in such capacity, the “Senior Credit Agreement Collateral Agent”) pursuant to the Senior Credit Agreement, and Freescale Semiconductor, Inc. (the “Borrower”) and certain of its affiliates have granted to the Senior Credit Agreement Collateral Agent liens on certain collateral pursuant to the Senior Credit Agreement Collateral Documents (as defined below);

WHEREAS Citibank, N.A., has been appointed as collateral agent for the Incremental Credit Agreement Secured Parties (as defined below) (in such capacity, the “Senior Credit Agreement Incremental Collateral Agent”) pursuant to the Incremental Credit Agreement Document (as defined below), and the Borrower and certain of its affiliates have granted a lien on certain collateral pursuant to the Incremental Credit Agreement Document (as defined below);

WHEREAS Citibank, N.A., has been appointed as collateral agent for the Initial Additional First Lien Secured Parties (as defined below) (in such capacity, the “Initial Additional First Lien Representative”) pursuant to the Initial Additional First Lien Debt Documents (as defined below), and the Borrower and certain of its affiliates have granted liens on certain collateral pursuant to the Initial Additional First Lien Debt Collateral Documents (as defined below);

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WHEREAS from time to time, the Authorized Representative (as defined below) for any Class (as defined below) of Additional First Lien Debt Obligations (as defined below) may be granted Liens (as defined below) pursuant to Additional First Lien Debt Collateral Documents (as defined below);

WHEREAS the Senior Credit Agreement Collateral Agent, the Senior Credit Agreement Incremental Collateral Agent, the Initial Additional First Lien Representative, and any additional Authorized Representatives (as defined below) desire the Liens on any Shared Collateral (as defined below) to be of equal priority notwithstanding any provisions of applicable law; and

WHEREAS in order to facilitate the orderly exercise of all rights and remedies of each of the Authorized Representatives with respect to the Shared Collateral under the First Lien Debt Documents and applicable law, each Authorized Representative desires to appoint the Directing Agent as its agent to exercise all of its rights and remedies with respect to the Shared Collateral and enforce its Liens upon the terms hereof.

ARTICLE I

Definitions

SECTION 1.01. Construction; Certain Defined Terms. (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

(b) It is the intention of the Secured Parties of each Class that the holders of First Lien Obligations of such Class (and not the Secured Parties of any other Class) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the First Lien Obligations of such Class are unenforceable under applicable law or are subordinated to any other obligations (other than another Class of First Lien Obligations), (y) any of the First Lien Obligations of such Class do not have an enforceable security interest in any of the Collateral securing such Class of First Lien Obligations and/or (z) any intervening security interest exists

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securing any other obligations (other than another Class of First Lien Obligations) on a basis ranking prior to the security interest of such Class of First Lien Obligations but junior to the security interest of any other Class of First Lien Obligations and (ii) the existence of any Collateral for any other Class of First Lien Obligations that is not Shared Collateral (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Class of First Lien Obligations, an “Impairment” of such Class). In the event of any Impairment with respect to any Class of First Lien Obligations, the results of such Impairment shall be borne solely by the holders of such Class of First Lien Obligations, and the rights of the holders of such Class of First Lien Obligations (including the right to receive distributions in respect of such Class of First Lien Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Class of such First Lien Obligations subject to such Impairment. Additionally, in the event the First Lien Obligations of any Class are modified pursuant to applicable law (including pursuant to Section 1129 of the Bankruptcy Code), any reference to such First Lien Obligations or the First Lien Documents governing such First Lien Obligations shall refer to such First Lien Obligations or such documents as so modified.

(c) All capitalized terms used and not defined herein shall have the meaning set forth in the New York UCC. All other capitalized terms used and not otherwise defined herein or in the New York UCC shall have the meanings set forth in the Senior Credit Agreement. As used in this Agreement, the following terms have the meanings specified below:

“Additional First Lien Debt” means any indebtedness of the Borrower (other than indebtedness constituting Senior Credit Agreement Obligations) secured by the Collateral on a pari passu basis (but without regard to control of remedies) with the Senior Credit Agreement Obligations; provided, however, that (i) such indebtedness is permitted to be incurred, secured and Guaranteed on such basis by each First Lien Debt Document and (ii) the Representative for the holders of such indebtedness is, in the case of the Initial Additional First Lien Representative, a party to this Agreement, or in the case of any Additional First Lien Debt Facility entered into after the date hereof, shall have become party to this Agreement as an additional Authorized Representative pursuant to, and by satisfying the conditions set forth in, Sections 5.02(c) and 5.13.

“Additional First Lien Debt Collateral Documents” means the Initial Additional First Lien Debt Collateral Documents and each other agreement, instrument or other document entered into in favor of the Representative for any Class of Secured Parties under any Class of Additional First Lien Debt Obligations for the purposes of securing such Additional First Lien Debt Obligations.

“Additional First Lien Debt Documents” means, with respect to any Class of Additional First Lien Debt, the promissory notes, indentures, Additional First Lien Debt Collateral Documents or other operative agreements evidencing or governing such Additional First Lien Debt, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Additional First Lien Debt Facility” means each indenture or other governing agreement with respect to any Additional First Lien Debt, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

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“Additional First Lien Debt Obligations” means, with respect to any Class of Additional First Lien Debt, (a) all principal of and interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to such Additional First Lien Debt, (b) all other amounts payable to the related Additional First Lien Debt Parties under the related Additional First Lien Debt Documents and (c) any renewals, extensions or refinancings of the foregoing, in each case subject to the terms of this Agreement, provided that, in the case of this clause (c), a Representative in respect of such Class has executed and delivered a Joinder Agreement in compliance with Sections 5.02(c) and 5.13.

“Additional First Lien Debt Parties” means, with respect to any Class of Additional First Lien Debt, the holders of such indebtedness from time to time, any trustee or agent therefor under any related Additional First Lien Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Borrower or any Obligor under any related Additional First Lien Debt Documents.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Applicable Authorized Representative” means, with respect to any Shared Collateral, (i) until the earlier of (x) the Discharge of the Senior Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Senior Credit Agreement Collateral Agent and (ii) from and after the earlier of (x) the Discharge of the Senior Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative.

“Authorized Representative” means (i) in the case of any Senior Credit Agreement Obligations or the Senior Credit Agreement Secured Parties, the Senior Credit Agreement Collateral Agent; (ii) in the case of any Incremental Credit Agreement Obligations or the Incremental Credit Agreement Secured Parties, the Senior Credit Agreement Incremental Collateral Agent; (iii) in the case of the Initial Additional First Lien Debt Obligations or the Initial Additional First Lien Secured Parties, the Initial Additional First Lien Representative and (iv) in the case of any Class of Additional First Lien Debt Obligations or Additional First Lien Debt Parties that become subject to this Agreement after the date hereof, the Representative named for such Class in the applicable Joinder Agreement.

“Bankruptcy Case” has the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any other Federal, state or foreign law for the relief of debtors.

“Borrower” has the meaning assigned to such term in the recitals hereto.

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“Class”, when used in reference to (a) any First Lien Obligations, refers to whether such First Lien Obligations are the Senior Credit Agreement Obligations, the Incremental Credit Agreement Obligations, the Initial Additional First Lien Debt Obligations or the Additional First Lien Debt Obligations of any Series, (b) any Authorized Representative, refers to whether such Authorized Representative is the Senior Credit Agreement Collateral Agent, the Senior Credit Agreement Incremental Collateral Agent, the Initial Additional First Lien Representative or the Authorized Representative with respect to the Additional First Lien Debt Obligations of any Series, (c) any Secured Parties, refers to whether such Secured Parties are the Senior Credit Agreement Secured Parties, the Incremental Credit Agreement Secured Parties, the Initial Additional First Lien Secured Parties or the holders of the Additional First Lien Debt Obligations of any Series, and (d) any First Lien Debt Documents, refers to whether such First Lien Debt Documents are the Senior Credit Facilities Documents, the Incremental Credit Agreement Document, the Initial Additional First Lien Debt Documents or the Additional First Lien Debt Documents with respect to Additional First Lien Debt Obligations of any Series.

“Collateral” means all assets and properties subject to Liens created pursuant to any Collateral Document to secure any First Lien Obligations.

“Collateral Documents” means, collectively, the Senior Credit Agreement Collateral Documents, the Additional First Lien Debt Collateral Documents and this Agreement.

“Controlling Secured Parties” means, with respect to any Shared Collateral, the Class of Secured Parties whose Authorized Representative is the Applicable Authorized Representative for such Shared Collateral.

“DIP Financing” has the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” has the meaning assigned to such term in Section 2.05(b).

“Directing Agent” has the meaning assigned to such term in the introductory paragraph.

“Discharge” means, with respect to any Class of First Lien Obligations, the date on which such Class of First Lien Obligations is indefeasibly paid in full in cash. The term “Discharged” has a corresponding meaning.

“Discharge of Senior Credit Agreement Obligations” means the Discharge of the Senior Credit Agreement Obligations, including the irrevocable termination or expiration of all letters of credit issued under the Senior Credit Agreement and the termination of all commitments to lend or otherwise extend credit thereunder; provided that the Discharge of Senior Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such Senior Credit Agreement Obligations with additional First Lien Obligations secured by such Shared Collateral under an additional agreement that has been designated in writing by the Senior Credit Agreement Collateral Agent to each Authorized Representative as the “Senior Credit Agreement” for purposes of this Agreement.

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“Event of Default” has the meaning set forth in the Senior Credit Agreement or any Additional First Lien Debt Document.

“First Lien Class Debt” has the meaning assigned to such term in Section 5.13.

“First Lien Class Debt Parties” has the meaning assigned to such term in Section 5.13.

“First Lien Class Debt Representative” has the meaning assigned to such term in Section 5.13.

“First Lien Debt Documents” means (a) this Agreement, (b) the Senior Credit Facilities Documents and (c) any Additional First Lien Debt Documents.

“First Lien Facilities” means the Senior Credit Agreement and any Additional First Lien Debt Facilities.

“First Lien Obligations” means the Senior Credit Facilities Obligations and any Additional First Lien Debt Obligations.

“Foreign Holdings” means Freescale Semiconductor Holdings IV, Ltd. (f/k/a Freescale Holdings (Bermuda) IV, Ltd.).

“Grantor” means each of Parent, Foreign Holdings, Holdings, the Borrower and each other subsidiary of Parent which has granted a security interest pursuant to any Collateral Document to secure any Class of First Lien Obligations.

“Holdings” means Freescale Semiconductor Holdings V, Inc. (f/k/a Freescale Acquisition Holdings Corp.).

“Impairment” has the meaning assigned to such term in Section 1.01(b).

“Incremental Credit Agreement Document” means Amendment No. 2 (as defined in the Senior Credit Agreement).

“Incremental Credit Agreement Obligations” means Obligations (as defined in the Senior Credit Agreement) with respect to the New Term Loans (as defined in the Senior Credit Agreement).

“Incremental Credit Agreement Secured Parties” means the New Term Lenders (as defined in the Senior Credit Agreement).

“Initial Additional First Lien Debt Collateral Documents” means the Initial Additional First Lien Security Agreement, Intellectual Property Security Agreement, the Mortgages, the Security Agreement Supplements and each other agreement, instrument or other document entered into in favor of the Initial Additional First Lien Representative or any of the other Initial Additional First Lien Secured Parties for purposes of securing the Initial Additional First Lien Debt Obligations in a manner consistent with this Agreement. All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meanings assigned to them in the Initial Additional First Lien Debt Documents.

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“Initial Additional First Lien Debt Documents” means that certain Indenture dated as of February 19, 2010, among Parent, the Borrower, Foreign Holdings, Holdings and each other Guarantor identified therein and The Bank of New York Mellon Trust Company, N.A., as trustee, and all other instruments, agreements and other documents evidencing or governing Initial Additional First Lien Obligations or providing any guarantee, Lien or other right in respect thereof.

“Initial Additional First Lien Debt Obligations” means the Additional First Lien Debt Obligations pursuant to the Initial Additional First Lien Debt Documents.

“Initial Additional First Lien Secured Parties” means the holders of any Initial Additional First Lien Debt Obligations and the Initial Additional First Lien Representative.

“Initial Additional First Lien Security Agreement” means the Security Agreement dated as of February 19, 2010, among the Borrower, the Guarantors and the Initial Additional First Lien Representative.

“Initial Additional First Lien Representative” has the meaning assigned to such term in the recitals hereto.

“Insolvency or Liquidation Proceeding” means:

(1) any case commenced by or against the Borrower or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Borrower or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Borrower or any other Grantor or any similar case or proceeding relative to the Borrower or any other Grantor or their respective creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Borrower or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” has the meaning assigned to such term in Section 2.01(a).

“Joinder Agreement” means the documents required to be delivered by a Representative to the Directing Agent pursuant to Section 5.13 in order to establish an additional Class of First Lien Obligations and Secured Parties hereunder.

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“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).

“Major Non-Controlling Authorized Representative” means, with respect to any Shared Collateral, the Authorized Representative of the Class of Additional First Lien Debt Obligations that constitutes the largest outstanding principal amount of any then outstanding Class of Additional First Lien Debt Obligations with respect to such Shared Collateral; provided that, if there are two outstanding Classes of Additional First Lien Debt Obligations which have an equal outstanding principal amount, the Class of Additional First Lien Debt Obligations with the earlier maturity date shall be considered to have the larger then outstanding principal amount for purposes of this definition.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Authorized Representative” means, at any time with respect to any Shared Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Shared Collateral.

“Non-Controlling Authorized Representative Enforcement Date” means, with respect to any Non-Controlling Authorized Representative, the date which is 90 days (throughout which 90 day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (i) an Event of Default that has occurred and is continuing (under and as defined in the Additional First Lien Debt Documents under which such Non-Controlling Authorized Representative is the Authorized Representative) and (ii) the Directing Agent and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (x) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative and that an Event of Default (under and as defined in the Additional First Lien Debt Documents under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (y) the First Lien Obligations of the Class with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Additional First Lien Debt Documents; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time either (i) the Directing Agent or (ii) pursuant to Section 2.02(d) any Authorized Representative has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (2) at any time the Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

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“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the Secured Parties that are not Controlling Secured Parties with respect to such Shared Collateral.

“Obligors” means the Borrower, Holdings, Parent, Foreign Holdings, the Subsidiary Guarantors and any other Person who is liable for any of the First Lien Obligations.

“Parent” means Freescale Semiconductor Holdings III, Ltd. (f/k/a Freescale Holdings (Bermuda) III, Ltd.).

“Possessory Collateral” means any Shared Collateral in the possession of the Senior Credit Agreement Collateral Agent (or after the Discharge of Senior Credit Agreement Obligations, the Applicable Authorized Representative) (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction and includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of the Directing Agent under the terms of the Collateral Documents.

“Proceeds” has the meaning assigned to such term in Section 2.01 hereof

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Related Secured Parties” means, with respect to the Authorized Representative of any Class, the Secured Parties of such Class.

“Representative” means, in respect of a First Lien Facility, the collateral agent, security agent or similar “secured party” as such term is defined in the New York UCC, under such First Lien Facility, as the case may be, and each of their successors in such capacities.

“Secured Parties” means (a) the Senior Credit Agreement Secured Parties and (b) the Additional First Lien Debt Parties.

“Senior Credit Agreement” means that Credit Agreement dated as of December 1, 2006 (as amended, supplemented or otherwise modified from time to time), among the Borrower, Foreign Holdings, Holdings, Parent, each lender from time to time party thereto and the Administrative Agent.

“Senior Credit Agreement Collateral Agent” has the meaning assigned to such term in the recitals hereto.

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“Senior Credit Agreement Collateral Documents” means the Security Agreement, the Intellectual Property Security Agreement, the Mortgages, the Security Agreement Supplements and each other agreement, instrument or other document entered into in favor of the administrative agent under the Senior Credit Facilities Documents, the Senior Credit Agreement Collateral Agent or the Senior Credit Agreement Incremental Collateral Agent or any of the other Senior Credit Agreement Secured Parties for purposes of securing the Senior Credit Agreement Obligations.

“Senior Credit Agreement Incremental Collateral Agent” has the meaning assigned to such term in the recitals hereto.

“Senior Credit Agreement Obligations” has the meaning assigned to the term “Obligations” in the Senior Credit Agreement.

“Senior Credit Agreement Secured Parties” has the meaning assigned to the term “Secured Parties” in the Senior Credit Agreement.

“Senior Credit Facilities Documents” means the Senior Credit Agreement, any promissory notes issued to any Lender pursuant to the Senior Credit Agreement, the Senior Credit Agreement Collateral Documents and each other Loan Document, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Series”, when used in reference to Additional First Lien Debt Obligations, refers to such Additional First Lien Debt Obligations as shall have been issued or incurred pursuant to the same indentures or other agreements and with respect to which the same Person acts as the Authorized Representative.

“Shared Collateral” means, at any time, Collateral in which the Authorized Representative of two or more Classes of First Lien Obligations hold a valid and perfected security interest at such time, provided, however, the term “Shared Collateral” shall not include Collateral described in Section 2.01(d) hereof. If First Lien Obligations of more than two Classes are outstanding at any time and the holders of less than all Classes of First Lien Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for only those Classes of First Lien Obligations that hold a valid security interest in such Collateral at such time and shall not constitute Shared Collateral for any Class which does not have a valid and perfected security interest in such Collateral at such time.

“Uniform Commercial Code” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01. Priority of Claims. (a) Anything contained herein or in any of the First Lien Debt Documents to the contrary notwithstanding (but subject to Section 1.01(b)), if an Event of Default has occurred and is continuing, and the Directing Agent

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or, pursuant to Section 2.02(d), any Authorized Representative is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Bankruptcy Case of any Grantor or any Secured Party receives any payment pursuant to any security agreement or intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Shared Collateral by any Secured Party or received by the Directing Agent or any other Secured Party pursuant to any such intercreditor agreement with respect to such Shared Collateral and proceeds of any such distribution (subject, in the case of any such distribution, to the sentence immediately following) to which the First Lien Obligations are entitled under any Collateral Documents or intercreditor agreement (other than this Agreement) (all proceeds of any sale, collection or other liquidation of any Shared Collateral and all proceeds of any such distribution being collectively referred to as “Proceeds”), shall be applied (i) FIRST, to the payment of all amounts owing to the Directing Agent and any Authorized Representative (in each case, in its capacity as such); (ii) SECOND, subject to Section 1.01(b), to the payment in full of the First Lien Obligations of each Class on a ratable basis in accordance with the terms of the applicable First Lien Debt Documents; and (iii) THIRD, to the Grantors or to whomever else may be lawfully entitled to receive the Proceeds. Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a Secured Party) has a lien or security interest that is junior in priority to the security interest of any Class of First Lien Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Class of First Lien Obligations (such third party an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Class of First Lien Obligations with respect to which such Impairment exists.

(b) It is acknowledged that the First Lien Obligations of any Class may, subject to the limitations set forth in the then extant First Lien Debt Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the Secured Parties of any Class.

(c) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Class of First Lien Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the First Lien Debt Documents or any defect or deficiencies in the Liens securing the First Lien Obligations of any Class or any other circumstance whatsoever (but, in each case, subject to Section 1.01(b)), each Authorized Representative on behalf of its Related Secured Parties hereby agrees that the Liens securing each Class of First Lien Obligations on any Shared Collateral shall be of equal priority.

(d) Notwithstanding anything in this Agreement or any other First Lien Debt Documents to the contrary, Collateral consisting of cash and Cash Equivalents pledged to secure Senior Credit Agreement Obligations consisting of reimbursement obligations in respect of Letters of Credit or otherwise held by the Administrative Agent, for the benefit of the relevant L/C Issuer and the Revolving Credit Lenders (as defined in the Senior Credit Agreement)

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pursuant to Section 2.03(f) or 2.05(b)(iv) of the Senior Credit Agreement (or any equivalent successor provision) shall be applied as specified in such Section of the Senior Credit Agreement and will not constitute Shared Collateral.

SECTION 2.02. Actions with Respect to Shared Collateral; Prohibition on Contesting Liens. (a) With respect to any Shared Collateral, (i) subject to Section 2.02(d), only the Directing Agent shall act with respect to the Shared Collateral, (ii) the Directing Agent shall not follow any instructions with respect to such Shared Collateral from any Non-Controlling Authorized Representative and (iii) no Non-Controlling Authorized Representative or other Secured Party (other than the Applicable Authorized Representative and the Controlling Secured Parties) shall, nor shall it instruct the Directing Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral, whether under any Collateral Document, applicable law or otherwise, it being agreed that, subject to Section 2.02(d) only, the Directing Agent, acting on the instructions of the Applicable Authorized Representative and in accordance with the applicable Collateral Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral. Notwithstanding the equal priority of the Liens of the Representatives, the Directing Agent may deal with the Shared Collateral as if the Applicable Authorized Representative had a senior Lien on such Shared Collateral. Subject to Section 2.02(d), no Non-Controlling Authorized Representative or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Directing Agent, the Applicable Authorized Representative or the Controlling Secured Parties, or any other exercise by the Directing Agent, the Applicable Authorized Representative or the Controlling Secured Parties of any rights and remedies relating to the Shared Collateral, or cause the Directing Agent to do so. The foregoing shall not be construed to limit the rights and priorities of any Secured Party, the Directing Agent or any Authorized Representative with respect to any Collateral not constituting Shared Collateral.

(b) Each of the Authorized Representatives agrees that it will not accept any Lien on any Collateral for the benefit of any Class of First Lien Obligations (other than funds deposited for the discharge or defeasance of any Additional First Lien Debt Facility) other than pursuant to the Collateral Documents, and by executing this Agreement, each Authorized Representative and its Related Secured Parties agree to be bound by the provisions of this Agreement and the other Collateral Documents applicable to it.

(c) Each Secured Party agrees that it will not (and each hereby waives any right to) challenge or contest or support any other Person in challenging or contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), (i) the validity, attachment, creation, perfection, priority or enforceability of a Lien held by or on behalf of any other Secured Party in all or any part of the Collateral, (ii) the validity, enforceability or effectiveness of any First Lien Obligation of any Class or any Collateral Document of any Class or (iii) the validity, enforceability or effectiveness of the priorities, rights or duties established by, or other provisions of, this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the Directing Agent, any Authorized Representative or other Secured Party to enforce this Agreement.

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(d) Notwithstanding anything contained in this Section 2.02, if and to the extent (i) under applicable law, the Directing Agent is prohibited from or (ii) the Directing Agent otherwise refuses to take any of the actions required or permitted hereunder, notwithstanding a direction from the Controlling Secured Parties to do so, then each Authorized Representative will take such actions as are directed by the Applicable Authorized Representative or the Controlling Secured Parties, as applicable. No Non-Controlling Authorized Representative or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by any Authorized Representative, or any other exercise by any Authorized Representative of any rights and remedies relating to the Shared Collateral in accordance with the immediately preceding sentence.

SECTION 2.03. No Interference; Payment Over. (a) Each Authorized Representative and Secured Party agrees that (i) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of any Shared Collateral by the Directing Agent, (ii) except as provided in Section 2.02, it shall have no right to (A) direct the Directing Agent or any other Secured Party to exercise any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Directing Agent or any other Secured Party of any right, remedy or power with respect to any Shared Collateral, (iii) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Directing Agent or any other Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Directing Agent or any Authorized Representative or any other Secured Party shall be liable for any action taken or omitted to be taken by the Directing Agent, such Applicable Authorized Representative or other Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement and (iv) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the Directing Agent, any Authorized Representative or other Secured Party to enforce this Agreement.

(b) Each Secured Party hereby agrees that if it shall obtain or realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any Collateral Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies, at any time prior to the Discharge of each of the First Lien Obligations, then it shall hold such proceeds or payment in trust for the other Secured Parties and promptly transfer such Shared Collateral, proceeds or payment, as the case may be, to the Directing Agent, to be distributed in accordance with the provisions of Section 2.01 hereof.

SECTION 2.04. Automatic Release of Liens; Amendments to Collateral Documents. (a) If, at any time the Directing Agent acts on behalf of any Authorized Representative to foreclose, or pursuant to Section 2.02(d) any Authorized Representative

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forecloses, upon or otherwise exercises remedies against any Shared Collateral, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of each Authorized Representative for the benefit of each Class of Related Secured Parties upon such Shared Collateral will automatically be released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01 hereof.

(b) Each Secured Party agrees that the Applicable Authorized Representative may enter into any amendment, consent, waiver or other modification (and, upon request by the Applicable Authorized Representative, each Authorized Representative shall sign a consent to such amendment, consent, waiver or other modification) to any Collateral Document to which it is a party (including to release Liens securing any Class of First Lien Obligations), so long as the Applicable Authorized Representative receives a certificate of the Borrower stating that such amendment, consent, waiver or other modification is permitted by the terms of such Collateral Document, and any such amendment, consent, waiver or other modification shall apply automatically to any comparable provision of each comparable Collateral Document without the consent of any Authorized Representative and without any action by the Borrower or any Grantor, unless such amendment, consent, waiver or other modification adversely affects one Class of Secured Parties in a manner different than such amendment, consent, waiver or other modification affects other Classes. Notwithstanding the foregoing, with respect to any release of any Lien on any Collateral securing any Class of First Lien Obligations by the Applicable Authorized Representative, such release shall only automatically apply to release comparable Liens under the other Collateral Documents if at such time the Applicable Authorized Representative is the Authorized Representative of the Class of First Lien Debt Obligations that constitutes the largest outstanding principal amount of any then outstanding Class of Obligations. Additionally, each Secured Party agrees that each Authorized Representative may enter into any amendment, consent, waiver or other modification (and, upon request by such Authorized Representative, each other Authorized Representative shall sign a consent to such amendment, consent, waiver or other modification) to any Collateral Document to which it is a party (including to release Liens securing such Class of First Lien Obligations) so long as (x) such amendment, consent, waiver or other modification is in accordance with the First Lien Debt Document pursuant to which such Class of First Lien Obligations was incurred and (y) such amendment, consent, waiver or other modification does not adversely affect the Secured Parties of any other Class. Notwithstanding the foregoing, no amendment, consent, waiver or other modification to any Collateral Document entered into by any Authorized Representative pursuant to this Section 2.04(b) will release all or substantially all of the Collateral from the Liens under the Collateral Documents without the written consent of each Authorized Representative.

(c) Each Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Directing Agent or the Applicable Authorized Representative to evidence and confirm any release of Shared Collateral or amendment to any Collateral Document provided for in this Section 2.04.

SECTION 2.05. Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings. (a) This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against any Grantor or any of its subsidiaries.

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(b) If any Grantor shall become subject to a case or proceeding (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, each Secured Party agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing any such financing (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless the Controlling Secured Parties, or an Authorized Representative of the Controlling Secured Parties, shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will agree to subordinate (and will not object to or otherwise contest the subordination of) its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the First Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the Secured Parties of each Class retain the benefit of their Liens on all such Shared Collateral subject to the DIP Financing Liens, including proceeds thereof arising after the commencement of the Bankruptcy Case, with such Liens having the same priority with respect to Liens of the other Secured Parties (other than any Liens of the Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the Secured Parties of each Class are granted Liens on any additional collateral provided to the Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with such Liens having the same priority with respect to Liens of the Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the First Lien Obligations, such amount is applied in accordance with Section 2.01 of this Agreement and (D) if the Secured Parties of any Class are granted the right to “roll up” any portion of their respective First Lien Obligations into the DIP Financing, then the Secured Parties of each Class shall receive such right on a ratable basis and on the same terms (including any obligation to provide additional financing in connection therewith); provided that the Secured Parties of each Class shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the Secured Parties of such Class or its Authorized Representative that shall not constitute Shared Collateral; and provided further, that the Secured Parties receiving adequate protection granted in connection with the DIP Financing or such use of cash collateral shall not object to any other Secured Party receiving adequate protection comparable to any such adequate protection granted to such Secured Parties. For the avoidance of doubt, if any Secured Parties are granted adequate protection in the form of periodic payments, such proceeds shall be for the account of such Secured Parties and shall not be applied pursuant to Section 2.01 of this Agreement. Notwithstanding the provisions of Section 2.01 and this Section 2.05, (1) if the Secured Parties of any Class are granted adequate protection in the form of periodic payments in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection shall be solely for the account of the

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Secured Parties of such Class and (2) no Secured Party of any Class shall be prohibited from seeking adequate protection in the form of periodic payments or objecting to any DIP Financing or use of cash collateral on the basis that any Secured Party of any other Class is receiving such payments (but the Secured Parties of such Class are not).

SECTION 2.06. Reinstatement. In the event that any of the First Lien Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such First Lien Obligations shall again have been paid in full in cash.

SECTION 2.07. Insurance. As between the Secured Parties, the Directing Agent, acting at the direction of the Applicable Authorized Representative shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

SECTION 2.08. Refinancings. The First Lien Obligations of any Class may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any First Lien Debt Document) of any Secured Party of any other Class, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.

SECTION 2.09. Directing Agent as Gratuitous Bailee for Perfection. (a) The Senior Credit Agreement Collateral Agent (or after the Discharge of Senior Credit Agreement Obligations, the Applicable Authorized Representative) agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Collateral in its possession or control (or in the possession or control of its agents or bailees) for the benefit of and on behalf of the other Secured Parties and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Collateral Documents, in each case, subject to the terms and conditions of this Section 2.09. Pending delivery to the Senior Credit Agreement Collateral Agent (or after the Discharge of Senior Credit Agreement Obligations, the Applicable Authorized Representative), each Authorized Representative agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, for the benefit of and on behalf of each other Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Collateral Documents, in each case, subject to the terms and conditions of this Section 2.09.

(b) The duties or responsibilities of each Authorized Representative under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral for the benefit of and on behalf of each other Secured Party for purposes of perfecting the Lien held by such Secured Parties therein.

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ARTICLE III

SECTION 3.01. Existence and Amounts of Liens and Obligations. Whenever the Directing Agent or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First Lien Obligations of any Class, or the Shared Collateral subject to any Lien securing the First Lien Obligations of any Class, it may request that such information be furnished to it in writing by any other Authorized Representative and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if an Authorized Representative shall fail or refuse reasonably promptly to provide the requested information, the Directing Agent or requesting Authorized Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Borrower. The Directing Agent and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Secured Party or any other person as a result of any such determination.

ARTICLE IV

THE AUTHORIZED REPRESENTATIVE

SECTION 4.01. Appointment and Authority. (a) Each Authorized Representative, on behalf of the Secured Parties represented by it, hereby irrevocably appoints Citibank, N.A., and any successor thereto to act on its behalf as its agent hereunder and authorizes and directs Citibank, N.A, to exercise any of the rights and take any other actions that such Authorized Representative is permitted to take under any of the Collateral Documents. Each Authorized Representative authorizes Citibank, N.A., and any successor thereto to take such actions on its behalf and in its name and to exercise such powers as are delegated to the Directing Agent by the terms hereof or to such Authorized Representative by the terms thereof, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any Grantor to secure any of the First Lien Obligations, together with such powers and discretion as are reasonably incidental thereto. In connection with the provisions hereof, the Directing Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Directing Agent pursuant to Section 4.05 for purposes of enforcing any Lien on the Collateral (or any portion thereof) granted under any of the Collateral Documents, or for exercising any rights and remedies thereunder, shall be entitled to the benefits of all provisions of this Article IV and Section 10.05 of the Senior Credit Agreement (as though the Directing Agent and such co-agents, sub-agents and attorneys-in-fact were the “Collateral Agent” under the Collateral Documents) or any equivalent provision of any other First Lien Debt Document as if set forth in full herein with respect thereto.

(b) Each Non-Controlling Secured Party acknowledges and agrees that the Directing Agent, acting on the instruction of the Applicable Authorized Representative, shall be entitled to sell, transfer or otherwise dispose of or deal with any Shared Collateral on behalf of and in the name of each Authorized Representative as provided herein and in the Collateral

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Documents, without regard to any rights to which such Non-Controlling Secured Party would otherwise be entitled as a result of First Lien Obligations being owed to it. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Directing Agent, the Applicable Authorized Representative or any other Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the First Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any First Lien Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the Secured Parties waives any claim it may now or hereafter have against the Directing Agent or any Authorized Representative of any other Class of First Lien Obligations or any other Secured Party of any other Class arising out of (i) any actions which the Directing Agent, any Authorized Representative or any Secured Party takes or omits to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First Lien Obligations from any account debtor, guarantor or any other party) in accordance with the Collateral Documents or any other agreement related thereto or to the collection of the First Lien Obligations or the valuation, use, protection or release of any security for the First Lien Obligations, (ii) any election by any Applicable Authorized Representative or any holders of First Lien Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code by, Foreign Holdings, Holdings or any of Parent’s subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Directing Agent shall not accept any Shared Collateral in full or partial satisfaction of any First Lien Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Authorized Representative representing holders of First Lien Obligations for whom such Collateral constitutes Shared Collateral.

SECTION 4.02. Rights as a Secured Party. The Person serving as the Directing Agent hereunder shall have the same rights and powers in its capacity as a Secured Party under any Class of First Lien Obligations that it holds as any other Secured Party of such Class and may exercise the same as though it were not the Directing Agent and the term “Secured Party” or “ Secured Parties” or, as applicable, “Additional First Lien Debt Party” or “Additional First Lien Debt Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Directing Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Parent or any subsidiary or other Affiliate thereof as if such Person were not the Directing Agent hereunder and without any duty to account therefor to any other Secured Party.

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SECTION 4.03. Exculpatory Provisions. (a) The Directing Agent shall not have any duties or obligations except those expressly set forth herein and in the other Collateral Documents. Without limiting the generality of the foregoing, the Directing Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Security Documents that the Directing Agent is required to exercise as directed in writing by the Applicable Authorized Representative; provided that the Directing Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Directing Agent to liability or that is contrary to any Collateral Document or applicable law;

(iii) shall not, except as expressly set forth herein and in the other Collateral Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Directing Agent or any of its Affiliates in any capacity;

(iv) shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Controlling Secured Parties or in the absence of its own gross negligence or willful misconduct or in reliance on a certificate of an authorized officer of the Borrower stating that such action is permitted by the terms of this Agreement and the First Lien Debt Documents. The Directing Agent shall be deemed not to have knowledge of any Event of Default under any Class of First Lien Obligations unless and until a written notice of Event of Default describing such Event Default is given to the Directing Agent by the Authorized Representative of the applicable Class of First Lien Obligations or the Borrower; and

(v) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Collateral Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Collateral Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral for any Class of First Lien Obligations, or (v) the satisfaction of any condition set forth in any First Lien Debt Document, other than to confirm receipt of items expressly required to be delivered to the Directing Agent.

SECTION 4.04. Reliance by Directing Agent. The Directing Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic

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message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Directing Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Directing Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 4.05. Delegation of Duties. The Directing Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Collateral Document by or through any one or more sub-agents appointed by the Directing Agent. The Directing Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliates of the Directing Agent and any such sub-agent.

SECTION 4.06. Resignation of Directing Agent. The Directing Agent may at any time give notice of its resignation as Directing Agent under this Agreement and the other Collateral Documents to each Authorized Representative and the Borrower. Upon receipt of any such notice of resignation, the Applicable Authorized Representative shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Applicable Authorized Representative and shall have accepted such appointment within 30 days after the retiring Directing Agent gives notice of its resignation, then the retiring Directing Agent may, on behalf of the Secured Parties, appoint a successor Directing Agent meeting the qualifications set forth above; provided that if the Directing Agent shall notify the Borrower and each Authorized Representative that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Directing Agent shall be discharged from its duties and obligations hereunder and under the other Collateral Documents (except that in the case of any Possessory Collateral held by the Directing Agent on behalf of the Secured Parties under any of the Collateral Documents, the retiring Directing Agent shall continue to hold such Possessory Collateral solely for purposes of maintaining the perfection of the security interests of the Secured Parties therein until such time as a successor Directing Agent is appointed but with no obligation to take any further action at the request of the Applicable Authorized Representative or any other Secured Parties) and (b) all payments, communications and determinations provided to be made by, to or through the Directing Agent shall instead be made by or to each Authorized Representative directly, until such time as the Applicable Authorized Representative appoints a successor Directing Agent as provided for above in this Section 4.06. Upon the acceptance of a successor’s appointment as Directing Agent hereunder and under the Collateral Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Directing Agent, and the retiring Directing Agent shall be discharged from all of its duties and obligations hereunder or under the other Collateral Documents (if not already discharged therefrom as provided above in this Section 4.06). After the retiring Directing Agent’s resignation hereunder and under the other Collateral Documents, the provisions of this Article IV and Article IX of the Senior Credit

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Agreement and the equivalent provision of any Additional First Lien Debt Facility shall continue in effect for the benefit of such retiring Directing Agent, its sub-agents and their respective Agent-Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Directing Agent was acting as Directing Agent.

SECTION 4.07. Non-Reliance on Directing Agent and Other Secured Parties. Each Secured Party acknowledges that it has, independently and without reliance upon the Directing Agent, any Authorized Representative or any Secured Party or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other First Lien Debt Documents. Each Secured Party also acknowledges that it will, independently and without reliance upon the Directing Agent, any Authorized Representative or any other Secured Party or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other First Lien Debt Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 4.08. Collateral Matters. Each of the Secured Parties irrevocably authorizes the Directing Agent, at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the applicable Authorized Representative under any Collateral Document in accordance with Section 2.04 or upon receipt of a written request from the Borrower stating that the release of such Lien is permitted by the terms of each then extant First Lien Debt Document; and

(b) to release any Grantor from its obligations under such Collateral Documents that has granted a Lien to the Applicable Authorized Representative upon receipt of a written request from the Borrower stating that such release is permitted by the terms of each then extant First Lien Debt Document.

ARTICLE V

Miscellaneous

SECTION 5.01. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to the Directing Agent, to it at Citibank, N.A., Attention of Fofi S. Baimba, Jr., Senior Vice President, Securities Processing Group Manager, Agency and Investor Relations Ops, 1615 Brett Road, Ops III, New Castle, DE 19720, (Telephone: (302) 894-6156, Telecopy No. (212) 994-1592), and Citibank, N.A., Attention of Thomas Shinnick, 388 Greenwich Street, FL 32, New York, NY 10013, (Telephone: (212) 816-6942, Telecopy No. (646) 308-6528);

(b) if to the Senior Credit Agreement Collateral Agent, to it at Citibank, N.A., Attention of Fofi S. Baimba, Jr., Senior Vice President, Securities Processing Group Manager, Agency and Investor Relations Ops, 1615 Brett Road, Ops III, New Castle, DE

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19720, (Telephone: (302) 894-6156, Telecopy No. (212) 994-1592), and Citibank, N.A., Attention of Thomas Shinnick, 388 Greenwich Street, FL 32, New York, NY 10013, (Telephone: (212) 816-6942, Telecopy No. (646) 308-6528);

(c) if to the Senior Credit Agreement Incremental Collateral Agent, to it at Citibank, N.A., Attention of Fofi S. Baimba, Jr., Senior Vice President, Securities Processing Group Manager, Agency and Investor Relations Ops, 1615 Brett Road, Ops III, New Castle, DE 19720, (Telephone: (302) 894-6156, Telecopy No. (212) 994-1592), and Citibank, N.A., Attention of Thomas Shinnick, 388 Greenwich Street, FL 32, New York, NY 10013, (Telephone: (212) 816-6942, Telecopy No. (646) 308-6528);

(d) if to the Initial Additional First Lien Representative, to it at Citibank, N.A., Attention of Fofi S. Baimba, Jr., Senior Vice President, Securities Processing Group Manager, Agency and Investor Relations Ops, 1615 Brett Road, Ops III, New Castle, DE 19720, (Telephone: (302) 894-6156, Telecopy No. (212) 994-1592), and Citibank, N.A., Attention of Thomas Shinnick, 388 Greenwich Street, FL 32, New York, NY 10013, (Telephone: (212) 816-6942, Telecopy No. (646) 308-6528)); and

(e) if to any other Authorized Representative, to it at the address set forth in the applicable Joinder Agreement.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01. As agreed to in writing among the Directing Agent and each Authorized Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 5.02. Waivers; Amendment. (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

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(b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative and the Directing Agent (and with respect to any such termination, waiver, amendment or modification which by the terms of this Agreement requires the Borrower’s consent or which increases the obligations or reduces the rights of the Borrower or any Grantor, with the consent of the Borrower).

(c) Notwithstanding the foregoing, without the consent of any Secured Party, any Authorized Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.13 and upon such execution and delivery, such Authorized Representative and the Additional First Lien Debt Parties and Additional First Lien Debt Obligations of the Class for which such Authorized Representative is acting shall be subject to the terms hereof and the terms of the other Collateral Documents applicable thereto.

(d) Notwithstanding the foregoing, without the consent of any other Authorized Representative or Secured Party, the Directing Agent may effect amendments and modifications to this Agreement to the extent necessary to reflect any incurrence of any Additional First Lien Debt in compliance with the First Lien Debt Documents.

SECTION 5.03. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 5.04. Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 5.05. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 5.06. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.07. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

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SECTION 5.08. Submission to Jurisdiction; Waivers. The Directing Agent, each Authorized Representative, on behalf of itself and its Related Secured Parties, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the Collateral Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address referred to in Section 5.01;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Secured Party) to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.

SECTION 5.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 5.10. Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.11. Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other First Lien Debt Documents or Collateral Documents, the provisions of this Agreement shall control.

SECTION 5.12. Provisions Solely To Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Secured Parties in relation to one another. None of the Borrower, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement is intended to or will amend, waive or otherwise modify the provisions of the Senior Credit Agreement or any Additional First Lien

25

Debt Document), and none of the Borrower or any other Grantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of the Borrower or any other Grantor, which are absolute and unconditional, to pay the First Lien Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 5.13. Additional Senior Debt. To the extent, but only to the extent, permitted by the provisions of the then extant First Lien Debt Documents, the Borrower may incur or issue and sell one or more series or classes of Additional First Lien Debt. Any such additional class or series of Additional First Lien Debt (the “First Lien Class Debt”) may be secured by the Collateral and may be Guaranteed by the Guarantors on a pari passu first priority basis, in each case under and pursuant to the Collateral Documents, if and subject to the condition that the Representative of any such First Lien Class Debt (each, a “First Lien Class Debt Representative”), acting on behalf of the holders of such First Lien Class Debt (such Representative and holders in respect of any First Lien Class Debt being referred to as the “First Lien Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (a) through (e) of the immediately succeeding paragraph.

In order for a First Lien Class Debt Representative to become a party to this Agreement,

(a) such First Lien Class Debt Representative, the Directing Agent and each Grantor shall have executed and delivered an instrument substantially in the form of Annex 1 (with such changes as may be approved by the Directing Agent and such First Lien Class Debt Representative) pursuant to which such First Lien Class Debt Representative becomes an Authorized Representative hereunder, and the First Lien Class Debt in respect of which such First Lien Class Debt Representative is the Representative and the related First Lien Class Debt Parties become subject hereto and bound hereby;

(b) the Borrower shall have delivered to the Directing Agent true and complete copies of each of the First Lien Debt Documents relating to such First Lien Class Debt, certified as being true and correct by a Responsible Officer of the Borrower;

(c) all filings, recordations and/or amendments or supplements to the Collateral Documents necessary or desirable in the reasonable judgment of the Directing Agent to confirm and perfect the Liens securing the relevant First Lien Obligations relating to such First Lien Class Debt shall have been made, executed and/or delivered (or, with respect to any such filings or recordations, acceptable provisions to perform such filings or recordings shall have been taken in the reasonable judgment of the Directing Agent), and all fees and taxes in connection therewith shall have been paid;

(d) the First Lien Debt Documents, as applicable, relating to such First Lien Class Debt shall provide, in a manner reasonably satisfactory to the Directing Agent, that each First Lien Class Debt Party with respect to such First Lien Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such First Lien Class Debt; and

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(e) the Directing Agent shall have received such opinions of outside counsel to Borrower and such First Lien Class Debt Representative as it may request and such other documents relating to the matters referred to in clauses (a), (b) and (c) as it may reasonably request, and such opinions and other documents shall be reasonably satisfactory in form and substance to the Directing Agent.

SECTION 5.14. Integration. This Agreement together with the other First Lien Debt Documents and the Collateral Documents represents the agreement of each of the Grantors and the Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, the Directing Agent, any Authorized Representative or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other First Lien Debt Documents or the Collateral Documents.

SECTION 5.15. Rights of Authorized Representatives. Any trustee or other Authorized Representative under any Additional First Lien Debt Facility that becomes a party hereto shall have all the rights, privileges, protections, immunities, benefits and indemnities granted to it under the applicable indenture or other agreement that constitutes such Additional First Lien Debt Facility as if such rights, privileges, protections, immunities, benefits and indemnities were set forth herein in full.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CITIBANK, N.A., as Directing Agent,

by
Name:
Title:

CITIBANK, N.A., as Senior Credit Agreement Collateral Agent,

by
Name:
Title:

CITIBANK, N.A., as Senior Credit Agreement Incremental Collateral Agent,

by
Name:
Title:

CITIBANK, N.A., as Initial Additional First Lien Authorized Representative,

by
Name:
Title:

CONSENT OF GRANTORS

Dated: February 19, 2010

Reference is made to the First Lien Intercreditor Agreement dated as of the date hereof between Citibank, N.A., as Directing Agent, Citibank, N.A., as Senior Credit Agreement Collateral Agent, Citibank, N.A., as Senior Credit Agreement Incremental Collateral Agent and Citibank, N.A., as Initial Additional First Lien Representative, as the same may be amended, restated, supplemented, waived, or otherwise modified from time to time (the “Intercreditor Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

Each of the undersigned Grantors has read the foregoing Intercreditor Agreement and consents thereto. Each of the undersigned Grantors agrees not to take any action that would be contrary to the express provisions of the foregoing Intercreditor Agreement, agrees to abide by the requirements expressly applicable to it under the foregoing Intercreditor Agreement and agrees that, except as otherwise provided therein, no Secured Party shall have any liability to any Grantor for acting in accordance with the provisions of the foregoing Intercreditor Agreement. Each Grantor understands that the foregoing Intercreditor Agreement is for the sole benefit of the Secured Parties and their respective successors and assigns, and that such Grantor is not an intended beneficiary or third party beneficiary thereof except to the extent otherwise expressly provided therein.

Notwithstanding anything to the contrary in the Intercreditor Agreement or provided herein, each party to the Intercreditor Agreement agrees that the Borrower and the other Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of the Intercreditor Agreement except to the extent their rights could reasonably be expected to be adversely affected thereby (in which case the Borrower shall have the right to consent to or approve any such amendment, modification or waiver).

Without limitation to the foregoing, each Grantor agrees to take such further action and to execute and deliver such additional documents and instruments (in recordable form, if requested) as the Directing Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by the Intercreditor Agreement.

This Consent shall be governed and construed in accordance with the laws of the State of New York. Notices delivered to any Grantor pursuant to this Consent shall be delivered in accordance with the notice provisions set forth in the Intercreditor Agreement.

IN WITNESS HEREOF, this Consent is hereby executed by each of the Grantors as of the date first written above.

FREESCALE SEMICONDUCTOR, INC., as Borrower,

By:
Name:
Title:

FREESCALE SEMICONDUCTOR HOLDINGS V, INC., as Holdings,

By:
Name:
Title:

FREESCALE SEMICONDUCTOR HOLDINGS IV, LTD., as Foreign Holdings,

By:
Name:
Title:

FREESCALE SEMICONDUCTOR HOLDINGS III, LTD., as Parent,

By:
Name:
Title:

SIGMATEL, LLC, as Grantor,

By: Freescale Semiconductor, Inc., its sole member

Name:
Title:

Intercreditor Agreement

CITIBANK, N.A., as Directing Agent,

by
Name:
Title:

CITIBANK, N.A., as Senior Credit Agreement Collateral Agent,

by
Name:
Title:

CITIBANK, N.A., as Senior Credit Agreement Incremental Collateral Agent,

by
Name:
Title:

Intercreditor Agreement

CITIBANK, N.A., as Initial Additional First Lien Authorized Representative,

By:
Name:
Title:

Intercreditor Agreement

Schedule I

List of Grantors

Annex 1

JOINDER NO.          dated as of                     , to the FIRST LIEN INTERCREDITOR AGREEMENT dated as of [—], 2010 (the “First Lien Intercreditor Agreement”), among Citibank, N.A. (“Citibank”), as Directing Agent for the Secured Parties, Citibank, as Senior Credit Agreement Collateral Agent, Citibank, as Senior Credit Agreement Incremental Collateral Agent, and Citibank, as the Initial Additional First Lien Representative, and the additional Authorized Representatives from time to time party thereto.

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the First Lien Intercreditor Agreement.

B. As a condition to the ability of Borrower to issue Additional First Lien Debt and to secure such First Lien Class Debt with a Lien and to have such First Lien Class Debt guaranteed by the Guarantors on a senior basis, the First Lien Class Debt Representative in respect of such First Lien Class Debt is required to become an Authorized Representative under, and such First Lien Class Debt and the First Lien Class Debt Parties in respect thereof are required to become subject to and bound by, the First Lien Intercreditor Agreement. Section 5.13 of the First Lien Intercreditor Agreement provides that such First Lien Class Debt Representative may become an Authorized Representative under, and such First Lien Class Debt and such First Lien Class Debt Parties may become subject to and bound by, the First Lien Intercreditor Agreement, pursuant to the execution and delivery by the First Lien Class Representative of an instrument in the form of this Joinder and the satisfaction of the other conditions set forth in Section 5.13 of the First Lien Intercreditor Agreement. The undersigned First Lien Class Debt Representative (the “New Representative”) is executing this Joinder in accordance with the requirements of the First Lien Debt Documents.

Accordingly, the Directing Agent and the New Representative agree as follows:

SECTION 1. In accordance with Section 5.13 of the First Lien Intercreditor Agreement, the New Representative by its signature below becomes an Authorized Representative under, and the related First Lien Class Debt and First Lien Class Debt Parties become subject to and bound by, the First Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as an Authorized Representative, and the New Representative, on behalf of itself and such First Lien Class Debt Parties, hereby agrees to all the terms and provisions of the First Lien Intercreditor Agreement applicable to it as a Representative and Authorized Representative and to the First Lien Class Debt Parties that it represents as Additional First Lien Debt Parties. Each reference to a “Representative” or “Authorized Representative” in the First Lien Intercreditor Agreement shall be deemed to include the New Representative. The First Lien Intercreditor Agreement is hereby incorporated herein by reference.

The New Representative hereby irrevocably (i) appoints [Citibank, N.A.] as Directing Agent for purposes of the First Lien Intercreditor Agreement, (ii) authorizes

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the Directing Agent to take such actions on its behalf and to exercise such powers as are delegated to the Directing Agent in the First Lien Intercreditor Agreement, together with such actions and powers as are reasonably incidental thereto, and (iii) authorizes the Directing Agent to execute any Collateral Documents on behalf of all Secured Parties and to take such other actions to maintain and preserve the security interests granted pursuant to any Collateral Documents. The New Representative hereby acknowledges and agrees that the Directing Agent in its capacity as such shall be acting on its behalf and on behalf of all other Secured Parties.

SECTION 2. The New Representative represents and warrants to the Directing Agent and the other Secured Parties that (i) it has full power and authority to enter into this Joinder, in its capacity as [agent] [trustee], (ii) this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms and (iii) the Additional First Lien Debt Documents relating to such First Lien Class Debt provide that, upon the New Representative’s entry into this Joinder, the First Lien Class Debt Parties in respect of such First Lien Class Debt will be subject to and bound by the provisions of the First Lien Intercreditor Agreement as Additional First Lien Debt Parties.

SECTION 3. This Joinder may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder shall become effective when the Directing Agent shall have received a counterpart of this Joinder that bears the signature of the New Representative. Delivery of an executed signature page to this Joinder by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Joinder.

SECTION 4. Except as expressly supplemented hereby, the First Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Joinder should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the First Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

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By acknowledging and agreeing to this Joinder, each of the Grantors party hereto hereby (i) reaffirms the security interests granted pursuant to the Collateral Documents and grants a security interest in all of its right, title and interest in the Collateral, whether now owned or hereafter acquired, to secure the First Lien Obligations and (ii) authorizes the filing of any financing statements describing the Collateral in any manner the Directing Agent chooses, including, without limitation, describing such Collateral as “all assets of debtor, whether now owned or hereafter acquired,” “all personal property of debtor, whether now owned or hereafter acquired” or using words of similar import.

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IN WITNESS WHEREOF, the New Representative and the Directing Agent have duly executed this Joinder to the First Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as [ ] for the holders of [ ],

By
Name:
	Title:	Authorized Signatory

Address for notices:

attention of:

Telecopy:

Acknowledged by:

CITIBANK, N.A., as Directing Agent,

By
Name:
Title:

THE GRANTORS LISTED ON SCHEDULE 1 HERETO,

By
Name:
Title:

Schedule 1 to Annex 1 to the

First Lien Intercreditor Agreement

Grantors